Exhibit 2.1

___________________________________________________________________
STOCK PURCHASE AGREEMENT
BY AND BETWEEN
CNO FINANCIAL GROUP, INC.
AND
WILTON REASSURANCE COMPANY
DATED AS OF MARCH 2, 2014
__________________________________________________________________

SECTION 8.2. Filing of Tax Returns	64
SECTION 8.3. Tax Refunds	65
SECTION 8.4. Cooperation and Exchange of Information	65
SECTION 8.5. Conveyance Taxes	65
SECTION 8.6. Tax Proceedings	66
SECTION 8.7. Product Tax Claims	66
SECTION 8.8. Miscellaneous	68
ARTICLE IX. TERMINATION PRIOR TO CLOSING	69
SECTION 9.1. Termination of Agreement	69
SECTION 9.2. Effect of Termination	69
ARTICLE X. GENERAL PROVISIONS	70
SECTION 10.1. Fees and Expenses	70
SECTION 10.2. Notices	70
SECTION 10.3. Interpretation	71
SECTION 10.4. Entire Agreement; Third Party Beneficiaries	72
SECTION 10.5. Governing Law	72
SECTION 10.6. Assignment	72
SECTION 10.7. Jurisdiction; Enforcement	73
SECTION 10.8. Severability; Amendment; Modification; Waiver	74
SECTION 10.9. Certain Limitations	74
SECTION 10.10. No Offset	75
SECTION 10.11. Counterparts	75

EXHIBIT A-1 - Life Choice Recapture Agreement
EXHIBIT A-2 - Form of WNIC Recapture Agreement
EXHIBIT A-3 - Form of Colonial Penn Recapture Agreement
EXHIBIT A-4 - Form of Bankers Life Recapture Agreement
EXHIBIT B-1 - Form of WNIC Coinsurance Agreement
EXHIBIT B-2 - Form of WNIC Modco Agreement
EXHIBIT C - Form of Special Support Services Agreement
EXHIBIT D - Form of Transition Services Agreement
EXHIBIT E - Form of Termination and Release Agreement

ANNEX A - Accounting Principles

Seller Disclosure Schedule
Buyer Disclosure Schedule

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT, dated as of March 2, 2014 (this “Agreement”), is made by and between CNO Financial Group, Inc., a Delaware corporation (“Seller”), and Wilton Reassurance Company, a Minnesota corporation (“Buyer”).
WHEREAS, Seller owns 100% of the issued and outstanding capital stock of CDOC, Inc., a Delaware corporation (“CDOC”), which directly owns 100% of the issued and outstanding shares of common stock, par value $1.00 per share (the “Shares”), of Conseco Life Insurance Company, an insurance company organized under the laws of the State of Indiana (the “Company”);
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to cause CDOC to sell to Buyer, and Buyer desires to acquire from CDOC, all of the Shares;
WHEREAS, as of the date hereof: (i) the Company reinsures from Washington National Insurance Company, an insurance company organized under the laws of the State of Indiana and an indirect wholly owned subsidiary of Seller (“Washington National”), 49% of Washington National’s individual and group specified disease business pursuant to the Modified Coinsurance Agreement, effective as of December 31, 2001, between Conseco Health Insurance Company, as predecessor in interest to Washington National, as cedent, and the Company, as reinsurer (as amended, the “Washington National Reinsurance Agreement”); (ii) the Company has assumed from Senior Health Insurance Company of Pennsylvania, an insurance company organized under the laws of the Commonwealth of Pennsylvania (“SHIP”), certain transferred assets and liabilities pursuant to the Assignment Agreement, effective November 12, 2008, between SHIP and the Company (the “SHIP Assignment Agreement”); and (iii) the Company cedes to Colonial Penn Life Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania and an indirect wholly owned subsidiary of Seller (“Colonial Penn”), certain individual single premium deferred annuities and flexible premium deferred annuities written by the Company pursuant to an Indemnity Coinsurance Agreement, effective as of December 31, 1997, between Massachusetts General Life Insurance Company, as predecessor in interest to the Company, as cedent, and Colonial Penn, as reinsurer (the “Colonial Penn Ceded Reinsurance Agreement”, and the business ceded thereunder, the “Annuity Business”); and
WHEREAS, (i) the Company previously reinsured from Colonial Penn certain “Life Choice” policies written by Colonial Penn pursuant to the Automatic Reinsurance Agreement, effective as of January 1, 1998, between Colonial Penn, as cedent, and Philadelphia Life Insurance Company, as predecessor in interest to the Company, as reinsurer (the “Colonial Penn Assumed Reinsurance Agreement”); and (ii) prior to the date hereof, Colonial Penn recaptured from the Company all liability for all policies reinsured under the Colonial Penn Assumed Reinsurance Agreement pursuant to, and on the terms set forth in the Termination and Recapture of Automatic Reinsurance Agreement between Colonial Penn and the Company, effective October 1, 2013, which is attached as Exhibit A-1 (the “Life Choice Recapture Agreement”); and

WHEREAS, upon the terms and subject to the conditions in this Agreement, at or prior to the Closing: (i) Seller shall cause (A) the Company and Washington National to enter into a Recapture Agreement substantially in the form attached as Exhibit A-2, pursuant to which, upon the terms and subject to the conditions set forth therein, the business reinsured under the Washington National Reinsurance Agreement will be recaptured by Washington National (the “WNIC Recapture Agreement”), and (B) the Company and Colonial Penn to enter into a Recapture Agreement, substantially in the form attached as Exhibit A-3, pursuant to which, upon the terms and subject to the conditions set forth therein, the business reinsured under the Colonial Penn Ceded Reinsurance Agreement will be recaptured by the Company (the “Colonial Penn Recapture Agreement” and together with the Life Choice Recapture Agreement and the WNIC Recapture Agreement, the “Company Recapture Agreements”); (ii) Washington National shall reinsure all of the Company’s accident and health, specified disease and other health insurance business, pursuant to (A) an Indemnity Reinsurance Agreement substantially in the form attached as Exhibit B-1, under which the Company will cede to Washington National on a 100% coinsurance basis certain accident and health, specified disease and other health insurance liabilities (the “WNIC Coinsurance Agreement”), and (B) a Modified Coinsurance Agreement substantially in the form attached as Exhibit B-2, pursuant to which the Company will cede to Washington National on a 100% modified coinsurance basis certain specified disease, Medicare supplement and other health insurance liabilities (the “WNIC Modco Agreement, and together with the WNIC Coinsurance Agreement, the “WNIC Reinsurance Agreements”); and (iii) the Company shall, prior to the Closing, sell to a third party or transfer to Seller or its Affiliates certain Investment Assets as contemplated by Section 5.11 (the transactions contemplated by the Life Choice Recapture Agreement and by clauses (i), (ii) and (iii) above, collectively, the “Restructuring”); and
WHEREAS, in connection with the purchase and sale of the Shares at the Closing, Seller shall cause Bankers Life and Casualty Company, an insurance company organized under the laws of the State of Illinois and an indirect wholly owned Subsidiary of Seller (“Bankers Life”), and Buyer, in its capacity as reinsurer, shall, enter into a Recapture Agreement substantially in the form attached as Exhibit A-4 (the “Bankers Life Recapture Agreement”) pursuant to which, effective as of July 1, 2014, the life insurance business written by Bankers Life that is reinsured by Buyer, in its capacity as reinsurer, under the Automatic Reinsurance Agreement, effective October 1, 2009, between Bankers Life and Buyer, will be recaptured by Bankers Life.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1     Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Accounting Principles” means the principles, practices and methodologies set forth on Annex A.

“Acquired Business” means the business of the Company as conducted on the date hereof (including, for the avoidance of doubt, the Annuity Business), other than the Excluded Business.
“Action” means (i) any civil, criminal or administrative action, suit, claim, audit, arbitration, litigation or similar proceeding, in each case before a Governmental Entity, or (ii) any investigation, examination or written inquiry by a Governmental Entity other than any examination by a Taxing Authority (including a Tax audit) in each case other than complaint activity by or on behalf of policyholders unless and until any such policyholder complaint activity results in any civil, criminal or administrative action, suit, claim, litigation, investigation, examination, written inquiry or similar proceeding before or by a Governmental Entity, in which case it shall, without duplication, be treated as an Action hereunder.
“Adjusted Initial Amount” means an amount equal to (i) the Base Price plus (if positive) or minus (if negative) the absolute value of (ii) an amount equal to (A) the Estimated Closing Statutory Value minus (B) the Reference Statutory Value.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, and the term “Affiliated” shall have a correlative meaning. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing. For the avoidance of doubt, unless otherwise specified herein, the Company shall be deemed an “Affiliate” of Seller (and not Buyer) prior to the Closing, and shall be deemed an “Affiliate” of Buyer (and not Seller) from and after the Closing.
“Applicable Law” means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity or Taxing Authority applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
“Applicable Rate” means 5%.
“Authorized Control Level RBC” means the Authorized Control Level RBC as calculated in accordance with NAIC’s Risk-Based Capital (RBC) Model Act or the rules and procedures prescribed by the NAIC with respect thereto.
“Base Price” means $201,000,000.00.
“Brady Settlement” means the class action settlement approved by the U.S. District Court for the Northern District of California, on or about November 8, 2013, with respect to the MDL proceeding styled In re: Lifetrend Policies (Brady, et al. v. Conseco Life Insurance Company, et al.), Cause No. 10-MD-02124-SI.

“Burnett Litigation” means the putative class action styled Burnett and Camp v. Conseco Life Insurance Company, et al., Cause No. CV 12-01715, before the U.S. District Court for the Central District of California.
“Business” means the (i) business of the Company as conducted on the date hereof, without regard to the transactions contemplated by the Restructuring Agreements, and (ii) with respect to relevant periods during which the Colonial Penn Assumed Reinsurance Agreement was in effect, the business of the Company recaptured pursuant to the Life Choice Recapture Agreement prior to the date hereof.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in Carmel, Indiana or New York City are required or authorized by Applicable Law to be closed.
“Buyer Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by Buyer to Seller in connection with, and constituting a part of, this Agreement.
“Buyer Party” means Buyer or any Affiliate of Buyer that is a party to any Transaction Agreement.
“Closing Balance Sheets” means, collectively, the Estimated Balance Sheet, the Subject Balance Sheet and the Final Balance Sheet.
“Closing Statutory Value” means an amount equal to: (i) the capital and surplus of the Company as of the Closing Date as would be required to be reflected in line 38, column 1 in the “Liabilities, Surplus and Other Funds” section of the 2012 NAIC Annual Statement Blank; plus (ii) the asset valuation reserve of the Company as of the Closing Date as would be required to be reflected in line 24.1 of such section of the Annual Statement Blank; minus (iii) the admitted net deferred Tax asset of the Company as of the Closing Date as would be required to be reflected in line 18.2 of the Assets section of such Annual Statement Blank; in each case (x) as calculated from amounts set forth on the applicable Closing Balance Sheet prepared in accordance with the Accounting Principles consistent with the methodologies used in the preparation of the Reference Balance Sheet; and (y) reflecting a fixed liability for the Company’s asset adequacy/cash flow testing reserves of $84,000,000.
“COBRA” means Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each Employee Benefit Plan that is sponsored or maintained by the Company solely for the benefit of Company Employees (or their dependents and beneficiaries) or any Seller Benefit Plan that is maintained by Seller or its Affiliates solely for the benefit of Company Employees (or their dependents and beneficiaries).

“Company Employee” means each individual who is or was employed by the Company and any employee of Seller or any of its Affiliates (other than the Company) who is assigned to or primarily provides services to the Company.
“Confidentiality Agreement” means the confidentiality agreement dated October 1, 2011, among Wilton Re Services, Inc., Seller and certain of Seller’s Affiliates.
“Consolidated Returns” means any and all Tax Returns of the Seller Group.
“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code or (iii) under Section 4971 of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans.
“Conversion Completion Date” has the meaning specified in the Transition Services Agreement.
“Employee Benefit Plan” means a written or unwritten plan, policy, program, agreement and arrangement, whether covering a single individual or a group of individuals, that is (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (iii) any other employment, severance, deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit plan, policy, program, agreement or arrangement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excluded Business” means the portion of (i) the Business that was recaptured pursuant to the Life Choice Recapture Agreement, and (ii) the Business that will be divested pursuant to the other Restructuring Agreements.
“Excluded Liabilities” means all damages, losses, liabilities, obligations, costs and expenses of any kind, whether incurred on, before or after the Closing Date, to the extent resulting from or arising out of (i) the accident and health, specified disease, Medicare supplement and other health insurance business written, reinsured or transferred, on an assumed or ceded basis, at any time by the Company or any of its Affiliates or the administration thereof by any Person (whether or not such business is covered by or subject to the WNIC Recapture Agreement or WNIC Reinsurance Agreements, and including, without limitation, any such damages, losses, liabilities, obligations, costs or expenses resulting from or arising out of the WNIC Recapture Agreement, the WNIC Reinsurance Agreements or the SHIP Assignment Agreement or the performance thereof), and (ii) any policies written or reinsured, on an assumed or ceded basis, at any time prior to the Closing by Colonial Penn or the administration thereof by any Person (including, without limitation, the “Life Choice” policies and any other business reinsured under the Colonial Penn Assumed Reinsurance Agreement or recaptured under the Life Choice Recapture Agreement).

“Final Adjustment Amount” means an amount equal to (i) the Final Closing Statutory Value minus (ii) the Estimated Closing Statutory Value.
“GAAP” means generally accepted accounting principles in the United States, as in effect on the date of this Agreement.
“Governmental Entity” means any domestic or foreign court or governmental authority, agency, department or commission, or other federal, provincial, state or local governmental or self-regulatory authority, instrumentality or body having jurisdiction over any party hereto, other than any Taxing Authority.
“Intellectual Property” means: (i) trademarks, service marks, and trade names, and registrations or applications for registration therefor; (ii)  copyrights and applications for copyright registration or registrations therefor; (iii) Internet domain names and registrations therefor; (iv) patents and applications for patents; and (v) all administrative and legal rights arising therefrom and relating thereto.
“Insurance Contracts” means the insurance or annuity policies and contracts and assumed reinsurance treaties, together with all binders, slips, certificates, endorsements and riders thereto issued, entered into or reinsured by the Company prior to the Closing and constituting a part of the Business.
“Insurance Regulator” means, with respect to any jurisdiction, each Governmental Entity charged with the supervision of insurance companies in such jurisdiction.
“Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives or other assets acquired for investment or hedging purposes.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means the actual knowledge, after reasonable inquiry, of (i) with respect to Seller, those Persons listed in Section 1.1(a) of the Seller Disclosure Schedule, and (ii) with respect to Buyer, those Persons listed in Section 1.1(a) of the Buyer Disclosure Schedule.
“Lifetrend RSA” means the Lifetrend Regulatory Settlement Agreement entered into by the Company on or about May 25, 2010 and having an execution date of May 28, 2010, with respect to the multi-state regulatory examination styled In the Matter of Conseco Life Insurance Company, et al Regulatory Settlement Agreement, regarding allegations related to the sale, administration and management of the Company’s Lifetrend life insurance policies.
“Material Adverse Effect” means any fact, circumstance, condition, change or effect that has a material adverse effect on the (a) operations, financial condition or results of operations of the Company and the Acquired Business, taken as a whole, but excluding any such effect to the extent resulting from or arising out of: (i) economic or securities or financial market conditions generally (including changes in interest rates or changes in equity prices and corresponding changes in the value of the Investment Assets of the Company); (ii) any occurrence or condition generally affecting participants in any jurisdiction or geographic area in any segment of the industries or markets in which the Company participates; (iii) any change or proposed change in GAAP, SAP or Applicable Law, or the interpretation or enforcement thereof; (iv) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, this Agreement, the failure to take any action prohibited by this Agreement, or the public announcement of, or consummation of, any of the transactions contemplated hereby; (vi) the identity of or facts related to Buyer or the effect of any action taken by Buyer or its Affiliates, or taken by Seller, the Company or any of their respective Affiliates at the request of Buyer or with Buyer’s prior consent; (vii) any downgrade or threatened downgrade in the rating assigned to the Company by any rating agency (provided, that this clause (vii) shall not preclude the underlying causes of any such downgrade or threatened downgrade from being, or from being considered in determining the occurrence or existence of, a Material Adverse Effect); or (viii) any failure, in and of itself, of the Company to meet any financial projections or targets (provided, that this clause (viii) shall not preclude the underlying causes of any such failure from being, or from being considered in determining the occurrence or existence of, a Material Adverse Effect); provided, however, with respect to clauses (i), (ii), (iii) and (iv), except to the extent that such event, development or change has had a materially disproportionate effect on the Company and the Acquired Business, taken as a whole, relative to other similarly situated participants in the life insurance or annuity businesses in the United States, or (b) the ability of Seller or any of its Affiliates (including the Company prior to the Closing) to perform the material obligations that are required under this Agreement or any other Transaction Agreement.
“NAIC” means the National Association of Insurance Commissioners.
“Non-Guaranteed Elements” means cost of insurance charges, loads and expense charges, credited interest rates, multipliers, discretionary bonus features, variable premium rates and variable paid-up amounts, policyholder dividends, and retrospective bonuses, each as applicable under the Insurance Contracts constituting part of the Acquired Business.
“Onderdonk Settlement” means the global settlement entered into with respect to the case styled Onderdonk, et al. v. Conseco Life Insurance Company, Cause No. 2003-LLL-102-C, filed in the District Court for Cameron County, Texas, along with approximately eighty (80) other distinct civil actions concerning the Company’s ValuLife conversion program.
“Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien arising in the ordinary course of business with respect to amounts not yet due and payable; (ii) Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or one of its Affiliates); (iii) Lien that is disclosed in Section 1.1(b)(iii) of the Seller Disclosure Schedule, provided that each such Lien shall be released at or prior to Closing; (iv) Lien related to borrowings with the Federal Home Loan Bank that is disclosed in Section 1.1(b)(iv) of the Seller Disclosure Schedule; (v) Lien related to deposits required by any Insurance Regulator; (vi) Lien for Taxes, assessments or other governmental charges not yet due and payable or due and payable but being contested in good faith; (vii) Lien arising under a conditional sales contract or equipment lease with a third party; and (viii) Lien that does not materially detract from the current value or materially interfere with the current use of the properties or rights affected thereby.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
“PIQ List” and “PIQ Lists” mean any and all Process and Information Quality lists and reports relating to or resulting from the Company’s Process and Information Quality Process, which (i) identify policy administration and operations issues that require resolution, as initially identified in the Lifetrend RSA, and also as identified thereafter by Seller and the Company; or (ii) identify policy administration and operations issues that have been resolved since May 25, 2010.
“Post-Closing Tax Periods” means any and all Tax periods that begin on or after the day on which the Closing occurs and the portion of any Straddle Period beginning after the day on which the Closing occurs.
“Pre-Closing Tax Periods” means any and all Tax periods that end on or before the day on which the Closing occurs and the portion of any Straddle Period ending on the day on which the Closing occurs.
“Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person responsible for marketing or producing insurance policies, annuity contracts, protection and retirement products, securities or other investments or investment products on behalf of the Company prior to the Closing.
“Qualified United States Financial Institution” means an institution that: (a) is organized or, in the case of a United States office of a foreign banking organization, licensed under the laws of the United States, or any state thereof and has been granted the authority to operate with fiduciary powers; (b) is regulated, supervised, and examined by United States federal or state authorities having regulatory authority over banks and trust companies and (c) as of the most recent quarter end, had aggregate assets determined under GAAP of not less than $10 billion.
“RBC Level” has the meaning set forth in the NAIC’s Risk-Based Capital (RBC) Model Act.
“RBC Ratio” means the ratio, as of the date of determination, of Buyer’s “total adjusted capital” over its “authorized control level risk-based capital” as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the insurance regulatory authorities in Buyer’s state of domicile which are in effect as of such date, calculated as of the end of each calendar quarter, and using reserving methodologies and asset classifications that are in accordance with generally accepted statutory accounting principles and practices prescribed or permitted by the National

Association of Insurance Commissioners and the insurance regulatory authorities in Buyer’s state of domicile, consistently applied throughout the specified period and in the immediately prior comparable period.  When an RBC Ratio is calculated for any period that is not based on data contained in the annual financial statement of Buyer, “premium” (as defined in the instructions for preparing the RBC Ratio as promulgated by the National Association of Insurance Commissioners) for such year-to-date period will be reasonably estimated and annualized wherever required in such calculation.
“R-Factor MDL Litigation” means the MDL class action proceeding styled In Re: Conseco Life Insurance Company Cost of Insurance Litigation, MDL No. 04-1610 AHM (MCX), before the U.S. District Court for the Central District of California.
“R-Factor MDL Settlement” means the class action settlement approved by the U.S. District Court for the Central District of California, on or about June 7, 2007, with respect to the R-Factor MDL Litigation.
“Reference Statutory Value” means $145,877,519.00.
“Representative” means any Person’s Affiliates, or its or its Affiliates’ directors, officers, employees, agents, advisors, attorneys, accountants, consultants and representatives.
“Restructuring Agreements” means the Company Recapture Agreements, the WNIC Reinsurance Agreements and any conveyance document required to effect the sale or transfer of the Investment Assets pursuant to Section 5.11.
“SAP” means statutory accounting practices prescribed or permitted by the Indiana Department of Insurance.
“Seller Benefit Plan” means each Employee Benefit Plan (other than the Company Benefit Plans) that has been maintained, established or contributed to by Seller or any of its Affiliates that provides, has provided or may provide benefits or compensation (assuming any vesting, performance or other benefit requirements are met) in respect of any Company Employee or any of their beneficiaries or dependents.
“Seller Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by Seller to Buyer in connection with, and constituting a part of, this Agreement.
“Seller Group” means (i) the “affiliated group,” as defined in Section 1504(a) of the Code, of which Seller is the common parent, and (ii) with respect to each state, local or foreign jurisdiction in which Seller or any of its current Subsidiaries files a consolidated, combined or unitary Tax Return and in which the Company is or is required to be included, the group with respect to which such Tax Return is filed.
“Seller Party” means Seller, CDOC or any Affiliate of Seller that is a party to any Transaction Agreement.

“Special Support Services Agreement” means the special support services agreement substantially in the form attached as Exhibit C.
“Specified Event” means that Buyer shall have failed during the Limitation Period to maintain (y) an RBC Ratio of at least 200% and (z) total statutory-basis capital and surplus of not less than $75.0 million, each as reported to its domiciliary regulatory authority or, in the case of the RBC Ratio as respects any quarterly reporting period other than calendar year-end, as described in the definition of the term “RBC Ratio.”  A Specified Event shall be deemed cured as and when Buyer shall have satisfied the capital criteria set forth above for two consecutive fiscal quarters.
“SSDMF” means the Social Security Death Master File.
“SSDMF Matters” means any and all matters to the extent arising out of or reflecting (i) the use or non-use of the SSDMF in the administration of insurance policies, annuity contracts or related riders and contracts constituting Insurance Contracts, or (ii) amounts of unclaimed property or escheat liabilities in respect of unclaimed life insurance or annuity benefits, account values or other benefits and amounts payable to beneficiaries or any other Persons under insurance policies, annuity contracts or related riders and contracts constituting Insurance Contracts developed or derived by application of, or discovered by reference to, the SSDMF.
“Straddle Period” means any Tax period that includes, but does not end on, the day on which the Closing occurs.
“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.
“Tax Law” means any Applicable Law relating to Taxes.
“Tax Return” means any report, estimate, extension request, information statement, claim for refund, or return relating to, or required to be filed in connection with, any Tax, including any schedule or attachment thereto, and any amendment thereof.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Taxing Authority” or “Taxing Authorities” means the Internal Revenue Service and any other domestic or foreign Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.

“Termination and Release Agreement” means the release agreement substantially in the form attached as Exhibit E.
“Transaction Agreements” means this Agreement, the Transition Services Agreement, the Restructuring Agreements, the Bankers Life Recapture Agreement, the Release Agreement, the Special Support Services Agreement, the Investment Management Agreement, the Trademark License Agreement, the Trust Agreement and the document(s) contemplated by Section 2.3(a)(i).
“Transaction Expenses” means, without duplication, all liabilities (except for any Taxes, including Conveyance Taxes) incurred by any party hereto for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by this Agreement, including any fees and expenses of investment bankers, attorneys, accountants or other advisors, and any fees payable by such parties to Governmental Entities or other third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement.
“Transition Services Agreement” means the transition services agreement substantially in the form attached as Exhibit D.
“Treasury Regulations” means all temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time.
“Yue Settlement” means the class action settlement approved by the U.S. District Court for the Central District of California, on or about March 4, 2013, with respect to the actions styled Yue v. Conseco Life Insurance Company, Case No. CV 08-1506, and Yue v. Conseco Life Insurance Company, Case No. 11-9506.
In addition, the following terms shall have the respective meanings set forth in the following sections of this Agreement:

Term	Section
Actuarial Reports	3.17
Additional NGE Disclosure Binders	3.22(g)
Adjustment Report	2.5(c)(v)
Agreement	Preamble
Annuity Business	Recitals
Assumed Reinsurance Contracts	3.16(c)
Bankers Life	Recitals
Bankers Life Recapture Agreement	Recitals
Burdensome Condition	5.4(a)
Burnett Policies	3.22(d)
Buyer	Preamble
Buyer Indemnified Persons	7.2(a)
Buyer Statutory Statements	4.8
Cap	7.3(a)
Ceded Reinsurance Contracts	3.16(a)
CDOC	Recitals
Closing	2.2

Term	Section
Closing Date	2.2
Colonial Penn	Recitals
Colonial Penn Assumed Reinsurance Agreement	Recitals
Colonial Penn Ceded Reinsurance Agreement	Recitals
Colonial Penn Recapture Agreement	Recitals
Company	Recitals
Company Recapture Agreements	Recitals
Condition Satisfaction	2.2
Contracts	3.13
Controlling Party	8.6(a)
Conveyance Taxes	8.5
D&O Indemnified Person	5.10
Direct Product Tax Claim	8.7(a)
Dispute Notice	2.5(c)(ii)
Estimated Balance Sheet	2.4
Estimated Closing Statutory Value	2.4
Final Adjustment Statement	2.5(b)(i)
Final Balance Sheet	2.5(c)(viii)
Final Closing Statutory Value	2.5(c)(viii)
Fundamental Representations	7.1(a)
Historical NGE Changes	3.22(c)
Historical NGE Disclosure Binders	3.22(g)
Indemnitee	7.4(a)
Indemnitor	7.4(b)
Indemnifiable Losses	7.4(c)
Indemnification Basket	7.3(a)
Indemnity Payment	7.4(d)
Independent Accounting Firm	2.5(c)(iv)
Investment Guidelines	5.11(c)
Investment Management Agreement	5.18
Level One Negotiations	5.13(c)
Level Two Negotiations	5.13(c)
Level Three Negotiations	5.13(c)
Liens	3.2(b)
Life Choice Recapture Agreement	Recitals
Limitation Period	7.9(a)
Milliman	3.17
Milliman Report	3.17
New York Court	10.7(a)
NGE Disclosure Binders	3.22(g)
NGE Insurance Contracts	3.22(b)
Non-Controlling Party	8.6(a)
Organizational Documents	3.1(b)
Outside Date	9.1(b)
Permits	3.11(b)
Purchase Price	2.1
Reference Balance Sheet	3.6(b)

Term	Section
Reference Balance Sheet Date	3.6(b)
Restructuring	Recitals
Review Period	2.5(c)(i)
Schedule NGE Changes	3.22(c)
Seller	Preamble
Seller Indemnified Persons	7.2(b)
Seller Trademarks	5.7(a)
Separation Plan	5.13(a)
Service Coordinator	5.13(a)
Settlement	3.22(d)
Shares	Recitals
SHIP	Recitals
SHIP Assignment Agreement	Recitals
Solvent	4.10
Specified Litigation Matters	3.22(f)
Specified Tax Attributes	3.10(p)
SSDMF Methodologies	3.26(e)
Statutory Statements	3.6(a)
Subject Balance Sheet	2.5(b)(i)
Tax Proceeding	8.6(a)
Tax Refund	8.3
Third Party Claim	7.4(e)
Third Party Consent	3.5(b)
Threshold Amount	7.3(a)
Trademark License Agreement	5.7(a)
Transition Committee	5.13(a)
Trust Account	7.9(a)
Trust Agreement	7.9(a)
Trust Assets	7.9(a)
Trustee	7.9(a)
Washington National	Recitals
Washington National Reinsurance Agreement	Recitals
WNIC Coinsurance Agreement	Recitals
WNIC Modco Agreement	Recitals
WNIC Recapture Agreement	Recitals
WNIC Reinsurance Agreements	Recitals

ARTICLE II.
PURCHASE OF THE SHARES

SECTION 2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, Seller agrees to cause CDOC to sell to Buyer, and Buyer agrees to purchase from CDOC, all of the Shares for an aggregate purchase price (the “Purchase Price”) in cash equal to the Base Price, as adjusted pursuant to Sections 2.4 and 2.5.

SECTION 2.2. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on (i) the first Business Day of the month immediately following the first month in which all the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) in accordance with this Agreement (the “Condition Satisfaction”) or (ii) if the Condition Satisfaction occurs later than the date that is five (5) Business Days prior to the first Business Day of such month and the parties do not have reasonable advance notice that the Condition Satisfaction will occur during such period, then the Closing shall take place on the first Business Day of the second month immediately following the month in which the Condition Satisfaction occurs, in each case unless another date, time or place is agreed to in writing by the parties hereto. The Closing shall for all purposes under this Agreement be deemed effective as of 12:01 a.m. on the first calendar day of the month in which the Closing occurs and such date and time are referred to herein as the “Closing Date.”

SECTION 2.3. Closing Deliveries.
(a)Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer:
(i)certificates representing the Shares, duly endorsed in blank by CDOC or accompanied by sufficient instruments of transfer;
(ii)a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b);
(iii)counterparts of each Transaction Agreement other than this Agreement and the Trust Agreement to which a Seller Party is a party, duly executed by such Seller Party;
(iv)the written resignations of the directors of the Company, effective as of the Closing;
(v)the certificate described in Section 6.2(d); and
(vi)the certificate described in Section 8.8(e).

(b)Buyer’s Closing Deliveries. At the Closing, Buyer shall make the payment contemplated by Section 2.4 and also deliver to Seller:
(i)a certificate of Buyer duly executed by an authorized officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b);
(ii)counterparts of each Transaction Agreement other than this Agreement and the Trust Agreement to which a Buyer Party is a party, duly executed by such Buyer Party; and
(iii)the certificate described in Section 6.3(c).

SECTION 2.4. Payment at Closing. No later than two Business Days prior to the anticipated Closing Date, Seller shall deliver to Buyer (i) a statement setting forth an estimated balance sheet of the Company as of the Closing Date prepared in accordance with the Accounting Principles after giving effect to the Restructuring and the other transactions contemplated under this Agreement to be effected at or prior to the Closing (the “Estimated Balance Sheet”) and showing Seller’s calculations of the Closing Statutory Value (the “Estimated Closing Statutory Value”) and the Adjusted Initial Amount based thereon, and (ii) a written certificate of the chief accounting officer of the Company certifying that the Estimated Balance Sheet was prepared in accordance with the Accounting Principles, consistently applied with the methodologies used in the preparation of the Reference Balance Sheet. The Estimated Balance Sheet will be in a form consistent with the form of the Reference Balance Sheet. In addition to the deliveries contemplated by Section 2.3, at the Closing, Buyer shall pay to Seller or its designee by wire transfer of immediately available funds to an account designated by Seller an amount equal to the Adjusted Initial Amount.

SECTION 2.5. Post-Closing Payments.

(a)    The Final Adjustment Amount shall be determined as set forth in subsections (b) and (c) of this Section 2.5. If the Final Adjustment Amount is a positive number, then Buyer shall pay such Final Adjustment Amount to Seller or its designee within five Business Days after the final determination thereof. If the Final Adjustment Amount is a negative number, then Seller shall pay the absolute value of such Final Adjustment Amount to Buyer within five Business Days after the final determination thereof. Any payments required to be made by either party pursuant to this Section 2.5(a) shall (i) be made by wire transfer of immediately available funds and (ii) include interest on the amount required to be paid at the Applicable Rate, compounded annually on the basis of a year of 365 days, from (and including) the Closing Date to (but excluding) the date such payment is made.

(b)    No later than 90 days after the Closing Date, Buyer shall deliver to Seller (i) a statement (the “Final Adjustment Statement”) setting forth (A) the balance sheet of the Company as of the Closing Date prepared in accordance with the Accounting Principles, consistently applied, after giving effect to the Restructuring and the other transactions contemplated by this Agreement to be effected at or prior to the Closing (the “Subject Balance Sheet”) and showing Buyer’s calculation of the Closing Statutory Value based thereon, (ii) a written certificate of the chief financial officer of Buyer certifying that the Subject Balance Sheet was prepared in accordance with the Accounting Principles, consistently applied, and setting forth in reasonable detail Buyer’s calculation of the Final Closing Statutory Value and the Final Adjustment Amount based thereon and (iii) supporting documentation with respect to the calculation of the amounts set forth on the Final Adjustment Statement. Between the date hereof and the date on which the Final Adjustment Statement is delivered pursuant to this Section 2.5(b), Seller shall provide Buyer and its Representatives with reasonable access, during normal business hours, upon reasonable advance notice to Seller, to the employees of Seller (including the chief financial officer of Seller) who are primarily responsible for the preparation of the Estimated Balance Sheet and to documentation, records and other information relating thereto to the extent reasonably necessary to facilitate Buyer’s ability to prepare the Final Adjustment Statement after the Closing Date (including reasonable access to all work papers of the accountants who compiled or reviewed the Estimated Balance Sheet, subject to Buyer entering into a reasonable customary undertaking required by Seller’s accountants in connection therewith in form and substance reasonably acceptable to such accountants).
(c)    (i)    Seller shall have 45 days from the date on which the Final Adjustment Statement is delivered to it to review the Final Adjustment Statement, the Subject Balance Sheet and the calculations of Closing Statutory Value and the Final Adjustment Amount based thereon (the “Review Period”). In furtherance of such review, Buyer and the Company shall provide Seller and its Representatives with full access to the employees of Buyer and the Company (including to the Chief Financial Officer of Buyer) and to all documentation, records and other information of Buyer and the Company as Seller or any of its Representatives may reasonably request; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Company.
(ii)    If Seller disagrees with the Final Adjustment Statement (including any amount or computation set forth therein) in any respect and on any basis, Seller may, on or prior to the last day of the Review Period, deliver a notice to Buyer setting forth, in reasonable detail, each disputed item or amount and the basis for Seller’s disagreement therewith (the “Dispute Notice”). The Dispute Notice shall set forth, with respect to each disputed item, Seller’s position as to the correct amount or computation that should have been included in the Final Adjustment Statement and as to the Final Adjustment Amount.
(iii)    If no Dispute Notice is received by Buyer with respect to any item in the Final Adjustment Statement on or prior to the last day of the Review Period, the amount or computation with respect to such item as set forth in the Final Adjustment Statement shall be deemed accepted by Seller, whereupon the amount or computation of such item or items shall be final and binding on the parties.
(iv)    For a period of 10 Business Days beginning on the date that Buyer receives a Dispute Notice, if any, Buyer and Seller shall endeavor in good faith to resolve by mutual agreement all matters identified in the Dispute Notice. In the event that the parties are unable to resolve by mutual agreement any matter in the Dispute Notice within such 10 Business Day period, Buyer or Seller shall engage an accounting firm of national reputation or any other

Person, as mutually agreed by the parties hereto (the “Independent Accounting Firm”), to make a determination in a final and binding arbitration with respect to all matters in dispute.
(v)    Buyer and Seller will direct the Independent Accounting Firm to render a determination within 30 days after its retention (or within such other period as mutually agreed), and Buyer, Seller and their respective employees and agents will cooperate with the Independent Accounting Firm during its engagement. Buyer and Seller shall promptly (and in any event within 10 Business Days) after the Independent Accounting Firm’s engagement, each submit to the Independent Accounting Firm their respective computations of the disputed items identified in the Dispute Notice and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other party. Each party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission to respond to any arguments or positions taken by the other party in such other party’s initial submission, which supplemental information shall be submitted to the Independent Accounting Firm (with a copy thereof to the other party) within five Business Days after the first date on which both parties have submitted their respective initial submissions to the Independent Accounting Firm. The Independent Accounting Firm shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accounting Firm. The Independent Accounting Firm shall determine, based solely on the materials so presented by the parties and upon information received in response to such requests for additional or clarifying information and not by independent review, only those issues in dispute specifically set forth in the Dispute Notice and shall render a written report to Buyer and Seller (the “Adjustment Report”) in which the Independent Accounting Firm shall, after considering all matters set forth in the Dispute Notice, determine what adjustments, if any, should be made to the amounts and computations set forth in the Final Adjustment Statement solely as to the disputed items and shall determine the appropriate Final Adjustment Amount on that basis.
(vi)    The Adjustment Report shall set forth, in reasonable detail, the Independent Accounting Firm’s determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Final Adjustment Statement, together with supporting calculations. In resolving any disputed item, the Independent Accounting Firm (x) shall be bound to the principles of this Section 2.5 and the terms of this Agreement, (y) shall limit its review to matters specifically set forth in the Dispute Notice and (z) shall not assign a value to any item higher than the highest value for such item claimed by either party or less than the lowest value for such item claimed by either party. The Adjustment Report shall have the same force and effect as an arbitration award governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.
(vii)    All fees and expenses relating to the work of the Independent Accounting Firm shall be shared equally by Buyer and Seller. The Adjustment Report, absent fraud, shall be final and binding upon Buyer and Seller, and shall be deemed a final arbitration award that is binding on each of Buyer and Seller, and no party shall seek further recourse to courts, other tribunals or otherwise, other than to confirm and enforce the Adjustment Report pursuant to the jurisdictional provisions of Section 10.7(a).

(viii)    The final form of the balance sheet of the Company as of the Closing Date as finally determined pursuant to this Section 2.5 is referred to herein as the “Final Balance Sheet” and the amount of the Closing Statutory Value calculated therefrom is referred to as the “Final Closing Statutory Value.” The provisions of this Section 2.5 represent the sole and exclusive method for determining the Final Balance Sheet and the Final Closing Statutory Value.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to and as qualified by the matters set forth in the Seller Disclosure Schedule, Seller represents and warrants to Buyer, on the date hereof and, other than with respect to the representations and warranties set forth in Section 3.22 (except for paragraph (g) thereof) and Section 3.26 (except for the last sentence of paragraph (c) thereof), as of the Closing Date, as follows:
SECTION 3.1. Organization, Standing and Corporate Power.
(a)    Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CDOC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of Indiana. Each of the Seller, CDOC and the Company has the requisite corporate power and authority to own, lease or otherwise hold the assets and properties owned, leased or otherwise held by it and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction listed in Section 3.1(a) of the Seller Disclosure Schedule, which jurisdictions constitute all jurisdictions in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing (individually or in the aggregate) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    Seller has made available to Buyer true, complete and correct copies of the articles of incorporation and bylaws (or other organizational documents), each as amended to the date hereof, of the Company (collectively, the “Organizational Documents”).

SECTION 3.2. Capital Structure.
(a)    The authorized capital stock of the Company consists of 5,250,000 shares of common stock, $1.00 par value per share, of which 4,178,222 shares are issued and outstanding and constitute the Shares. All outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and non-assessable, and are not subject to any preemptive rights. There are no restrictions upon the voting or transfer of the Shares pursuant to the Organizational Documents of the Company or any agreement to which Seller, CDOC or the Company is a party. Except as set forth in Section 3.2 of the Seller Disclosure Schedule, there are no securities, options, warrants, rights, commitments or agreements of any kind (other than this Agreement) obligating the Seller to sell or transfer any of the Shares, or obligating the Company to issue, sell or deliver shares of capital stock or other equity interests of the Company.

None of the Shares were issued in violation of the Securities Act of 1933 or any other Applicable Law.
(b)     Except for the Shares, no shares of capital stock or other equity interests (including options, warrants, restricted stock, phantom stock or units, or stock appreciation rights) of the Company are issued, reserved for issuance or outstanding, and the Company has no obligation to issue any such capital stock or other equity interests. CDOC is the record and beneficial owner of all of the Shares, free and clear of all pledges, liens, charges, encumbrances and security interests of any kind (collectively, “Liens”), other than Permitted Liens. At Closing, upon delivery of and payment for the Shares as provided in Section 2.3, Seller shall deliver to Buyer good and valid title to the Shares, free and clear of all Liens, other than any Liens arising from acts of Buyer and Liens applied as respects securities generally under applicable securities laws.

SECTION 3.3.     Subsidiaries. The Company has no Subsidiaries and does not own any shares of the capital stock of, or other voting or equity interest in, any Person, except for Investment Assets held in the ordinary course of business.

SECTION 3.4.     Authority. Each Seller Party has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by each Seller Party of the Transaction Agreements to which it is or will be a party and the consummation by each Seller Party of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of such Seller Party. Each of the Transaction Agreements to which a Seller Party is or will be a party have been or, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be, duly executed and delivered by such Seller Party and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitutes a valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

SECTION 3.5. Noncontravention; Consents.
(a)    Except as disclosed in Section 3.5 of the Seller Disclosure Schedule, the execution and delivery of this Agreement by Seller and the other Transaction Agreements by each Seller Party that is or will be a party thereto, and the consummation of the transactions contemplated hereby and thereby by such Seller Party, do not and will not (i) conflict with any of the provisions of the Organizational Documents of any of the Seller Parties, (ii) subject to the matters referred to subsection (b) below, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to, or result in a right of, acceleration, unilateral amendment or termination under, or result in the creation of any Lien on any property or asset of the Company, Seller or CDOC under, any Contract or (iii) subject to the matters referred to in subsection (b) below, (A) contravene any Applicable Law, (B) violate any order issued by, or any agreement with, or condition imposed by, any Governmental Entity or arbitrator binding upon Seller, the Company or CDOC, or (C) result in a breach or violation of any of the terms or conditions of, constitute a default under, otherwise cause an impairment or revocation of, any Permit of the Company, which in the case of clauses (ii) and (iii) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other Person is required by or with respect to any Seller Party in connection with the execution and delivery of the Transaction Agreements by the Seller Parties, or the consummation by the Seller Parties of the transactions contemplated thereby, except for (i) the approvals, filings and notices required under the insurance laws of the jurisdictions set forth in Section 3.5 of the Seller Disclosure Schedule, (ii) the consents, approvals, authorizations, declarations, filings or notices set forth in Section 3.5 of the Seller Disclosure Schedule (each, a “Third Party Consent”) and (iii) other consents, approvals, authorizations, declarations, filings or notices that, if not obtained or made, would not be material to the consummation of the transactions contemplated by this Agreement or to the operation of the Acquired Business, from and after the Closing.

SECTION 3.6. Financial Statements.
(a)    Seller has previously delivered to Buyer copies of (i) the audited annual statutory financial statements of the Company as of and for the years ended December 31, 2011 and December 31, 2012; (ii) the unaudited interim statutory financial statements of the Company as of and for the nine-month period ended September 30, 2013; and (iii) the annual statement of the Company filed with the Department of Insurance of the State of Indiana for each of the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 (including the supporting memoranda to the actuarial opinions given in connection with such annual statements) (collectively, the “Statutory Statements”). The Statutory Statements were prepared in all material respects in accordance with SAP, applied on a consistent basis for the periods presented, and, except as set forth in Section 3.6(a) of the Seller Disclosure Schedule, fairly present, in all material respects, the admitted assets, liabilities and capital and surplus of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated, subject, in the case of the financial statements referenced in clause (ii) above, to normal year-end adjustments. The Company did not utilize any permitted practices in the preparation of the Statutory Statements other than those set forth on Section 3.6(a) of the Seller Disclosure Schedule.
(b)    Seller has previously delivered to Buyer a copy of (i) the unaudited balance sheet of the Company as of December 31, 2013 (the “Reference Balance Sheet Date”), prepared after giving pro forma effect to the Restructuring (the “Reference Balance Sheet”), and (ii) a schedule reconciling the adjustments made to the Company balance sheet dated as of the Reference Balance Sheet Date in order to prepare the Reference Balance Sheet. The Reference Balance Sheet was prepared (x) in accordance with the Accounting Principles, and (y) by using the amounts set forth in the Statutory Statements as of the Reference Balance Sheet Date as the “actual” column, and making pro forma and other adjustments to such amounts as provided in the Accounting Principles.

SECTION 3.7. No Undisclosed Liabilities. The Company does not have any liabilities that would be required to be reflected in financial statements dated as of the date hereof, and will not have any liabilities that would be required to be reflected in financial statements dated as of the Closing Date, in each case prepared in accordance with the Accounting Principles, except for (i) those liabilities disclosed or reserved against in the Statutory Statements or liabilities specifically described or disclosed in the notes thereto, (ii) liabilities disclosed in Section 3.7 of the Seller Disclosure Schedule, (iii) liabilities incurred in the ordinary course of business since December 31, 2013, (iv) liabilities incurred in connection with the transactions contemplated by the Transaction Agreements, (v) Tax liabilities and (vi) any other liabilities that would not reasonably be expected to exceed $100,000 individually or $1,000,000 in the aggregate.

SECTION 3.8. Absence of Certain Changes or Events. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, since December 31, 2012, each of the Company and Colonial Penn (with respect to the Annuity Business) has conducted its business in the ordinary course consistent with past practice, and there has not been any event or change that constitutes, or that would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, from June 30, 2013 through the date hereof, the Company has not, except as set forth in Section 3.8 of the Seller Disclosure Schedule, taken any action that would have resulted in a breach of, or required the consent of Buyer under, Section 5.1(a) (other than subsections (a)(ii)(B), (a)(vi), (a)(vii), (a)(xv) and, only with respect to the foregoing subsections of Section 5.1(a), (a)(xviii)) had such Section been in effect since such date.

SECTION 3.9. Employees and Benefit Plans.
(a)    No Employee Benefit Plan is a Company Benefit Plan, and, to the Knowledge of the Seller, no circumstances exist that could reasonably be expected to result in the Company incurring any material Controlled Group Liability following the Closing. Following the Closing, the Company will have no liability with respect to any Employee Benefit Plan maintained, sponsored or contributed to by Seller, any Seller Party or any of their Affiliates, including the Company prior to the Closing.
(b)    None of the Company Employees is a member of, represented by or otherwise subject to any (i) labor union, works council or similar organization or (ii) collective bargaining agreement, in each case with respect to such Company Employee’s employment by Seller and its Affiliates. Seller and its Affiliates, with respect to the Company Employees, is in compliance in all material respects with all Applicable Laws with respect to employment, labor and wage and hour matters. There is no unfair labor practice charge or complaint against Seller or any of its Affiliates pending or threatened in writing before the National Labor Relations Board or any other Governmental Entity with respect to any Company Employees. There is no labor dispute or strike pending or threatened in writing against Seller or any of its Affiliates with respect to any Company Employees.
(c)    There are no Company Employees who are currently employed by the Company.

SECTION 3.10. Taxes. Except as disclosed in Section 3.10 of the Seller Disclosure Schedule:
(a)    (i) All material Tax Returns required to be filed by or filed on behalf of the Company have been properly prepared and duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) with the appropriate Taxing Authorities in all jurisdictions in which such Tax Returns are required to be filed and (ii) all material Taxes shown on such Tax Returns have been timely paid.
(b)    The Company has withheld and timely paid to the appropriate Taxing Authority all material Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, foreign person, customer, policyholder or other third party.
(c)    No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to the income or assets of the Company. No agreement, waiver or other document or arrangement is currently in effect extending the period for assessment or collection of Taxes (including any applicable statute of limitation) by or on behalf of the Company other than any agreement, waiver or other document or arrangement relating to Consolidated Returns.
(d)    The Company is not a party to any agreement dealing primarily with Tax sharing, allocation, indemnity or distribution pursuant to which it will have any obligation to make any payments after the Closing.
(e)    The Company does not have any liability for the Taxes of any Person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign law, as a successor or by contract (other than contracts entered into in the ordinary course of business or pursuant to commercial lending arrangements).
(f)    There are no material Liens for Taxes as a result of any unpaid Taxes upon the assets of the Company except for Taxes not yet due and payable.
(g)    Since December 31, 2011, the Company has not been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
(h)    The Company has complied in all material respects with all Tax reporting and disclosure requirements, including all Tax reporting and disclosure requirements applicable to any Insurance Contracts.

(i)    No material elections for Tax purposes have been made with respect to the Company that are in force and by which it will be bound after the Closing Date.
(j)    There are no closing agreements or similar arrangements (including any Form 870-AD or successor form) with any Taxing Authority with regard to the determination of the Tax liabilities of the Company that would have continuing effect on Tax periods (or portions thereof) ending after the Closing Date, and the Company has not received or applied for a Tax ruling that would have effect on Tax periods (or portions thereof) ending after the Closing Date.
(k)    The Company is not and has not been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) or to any “transaction of interest” as defined in Treasury Regulations Section 1.6011-4(b)(6).
(l)    The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a Tax period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local, or foreign law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) election pursuant to Section 108(i) of the Code (or any similar provision of state, local, or foreign law) made on or before the Closing Date, or (v) change in the basis for determining any item referred to in Section 807(c) of the Code with respect to any Tax period.
(m)    The amounts of each of the policyholders surplus account and the shareholders surplus account (as defined in Section 815 of the Code) of the Company as of the date hereof were $0 and $0, respectively.
(n)    The life insurance reserves (within the meaning of Section 807(c) of the Code) of the Company have been determined and maintained in all material respects in the manner required by Sections 801-848 of the Code and other applicable Tax law and were complete and correct in all material respects as of December 31, 2012 (and as determined provisionally for purposes of the Reference Balance Sheet as of December 31, 2013).
(o)    None of the Tax attributes included in the calculation of Final Closing Statutory Value will be subject to any limitation under Section 382, 383, or 384 of the Code other than by reason of the transactions contemplated by this Agreement.
(p)    Immediately following the Closing Date, taking into account the effects of the Restructuring and the acquisition of the Shares, for federal income Tax purposes the Company will have at least the amounts of net operating loss carryforwards and low-income housing credit carryovers (the “Specified Tax Attributes”) that are set forth on the Final Balance Sheet. The information set forth in Section 3.10(p) of the Seller Disclosure Schedule with respect to the Specified Tax Attributes is accurate and complete in all material respects.

SECTION 3.11. Compliance with Applicable Laws.
(a)    Except as disclosed in Section 3.11(a) of the Seller Disclosure Schedule, each of the Company and Colonial Penn (with respect to the operation of the Annuity Business) is in compliance in all material respects with all Applicable Laws. Except as disclosed in Section 3.11(a) of the Seller Disclosure Schedule, neither the Company nor Colonial Penn (with respect to the operation of the Annuity Business) (i) has committed any breach or violation of Applicable Law that has, since December 31, 2010, resulted in, or would reasonably be expected in the future to result in, any penalty, fine, assessment damages, suspension or loss of any material Permit, or any other adverse remedial action with respect to the Company or the Acquired Business, (ii) has at any time since December 31, 2010 received any written notice or other written communication from any Governmental Entity regarding any actual or alleged violation of, or failure on its part to comply with, any Applicable Laws, or (iii) to the Knowledge of Seller, is under investigation, examination or audit with respect to any violation of any Applicable Law (including, for the avoidance of doubt, Applicable Law relating to unclaimed property or escheat requirements), in each case other than any such item that has been cured or otherwise resolved to the satisfaction of such Governmental Entity, or that is no longer being pursued by such Governmental Entity following a response by the Company or Colonial Penn, as applicable, or that would not, individually or in the aggregate, reasonably be expected to be material to the Company. Seller has provided Buyer with true and correct copies of the Company’s written compliance programs currently maintained to ensure compliance with Applicable Laws regarding money laundering, privacy and similar laws and regulations, including without limitation the USA Patriot Act, the Gramm-Leach-Bliley Act, and the rules and regulations of the Office of Foreign Assets Control, in each case to the extent such programs are currently maintained.
(b)    Except as disclosed in Section 3.11(b) of the Seller Disclosure Schedule, the Company owns, holds or possesses all permits, licenses, approvals, authorizations, consents and registrations that are necessary to entitle it to own or lease, operate and use its assets or properties and to carry on and conduct the Business (collectively, “Permits”). The Company is, and since December 31, 2010, has been, in material compliance with all of the terms and requirements of each such Permit. The Company has not at any time since December 31, 2012 received any written notice from any Governmental Entity regarding any actual or proposed revocation, suspension or termination of, or material modification to, any such Permit, in each case other than any such item that has been cured or otherwise resolved to the satisfaction of such Governmental Entity, that is no longer being pursued by such Governmental Entity following a response by the Company or that would not, individually or in the aggregate, reasonably be expected to be material to the Company. Except as set forth in Section 3.11(b) of the Seller Disclosure Schedule, (i) all such material Permits are valid and in full force and effect and (ii) the Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any such material Permit.
(c)    Without in any way limiting the foregoing (a) or (b), the Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 3.12. Litigation.
(a)    Except as disclosed in Section 3.12(a) of the Seller Disclosure Schedule and excluding those Actions arising in the ordinary course of business relating to claims for payment under the terms of Insurance Contracts, (i) there is no Action pending against the Company and (ii) no Person has, in a writing that was received by Seller’s legal department from any source since August 31, 2012, threatened to commence any Action against the Company, other than any Action that would not reasonably be expected to have a material and detrimental effect on the Company or would not reasonably be expected to have the effect of preventing or materially delaying any of the transactions contemplated by any Transaction Agreement. For the avoidance of doubt, extra-contractual “bad faith” and similar claims for punitive, consequential and other similar damages that arise out of the failure to pay a claim on a timely basis shall be considered to be ordinary course of business claims for payment under the terms of Insurance Contracts. Except as disclosed in Section 3.12(ii) of the Seller Disclosure Schedule, (x) there is no Action pending for which class action status has been sought or granted against the Company from the applicable Governmental Entity before which such Action has been brought, and (y) since August 31, 2012, Seller’s legal department has not received from any source any writing threatening the commencement of a putative class action lawsuit against the Company from any law firm.
(b)    There are no orders, decrees, injunctions, judgments, or settlement agreements of or with any or Governmental Entity outstanding against the Company which may restrict the ownership or operation of the Company in any material respect.

SECTION 3.13. Contracts.
(a)    Section 3.13(a) of the Seller Disclosure Schedule lists each of the following contracts to which (x) Seller or an Affiliate of Seller is a party and that is material to the operation of the Acquired Business, (y) the Company is a party or by which its properties or assets are bound, or (z) Colonial Penn is a party and that is material to the operation of the Acquired Business or by which its properties or assets are bound (collectively, the “Contracts”), but excluding in all cases any Insurance Contract or a contract pursuant to which the Company has ceded or assumed reinsurance:
(i)    contracts limiting in any material respect the ability of the Company to conduct the Acquired Business, or which contain any covenant or provisions to not engage in any line of business, to not compete with any Person or not to do business in any geographic area, or to not solicit for employment or hire, specified individuals or groups of individuals, or which obligate Buyer to conduct any business on an exclusive basis with any third party, in each case except for contracts or agreements that limit the ability of the Company to solicit the employment of or hire individuals employed by other Persons that would not be applicable to the Company after the Closing;
(ii)    mortgages, indentures, loan or credit agreements, security agreements and any other agreements and instruments relating to the borrowing of money or extension of credit to the Company or the direct or indirect guarantee by the Company of any obligation for borrowed money of any Person or any other liability of the Company in respect of indebtedness for borrowed money of any Person;
(iii)    agency, broker, selling, marketing or similar contracts between the Company and any Producer of the Company under which the Company is obligated to pay annual commissions or other consideration in excess of $100,000;
(iv)    contracts under which (A) the Company is licensor or licensee of Intellectual Property utilized in the conduct of the Business, or (B) Seller or any Affiliate of Seller is licensor or licensee of Intellectual Property that is material to the conduct of the Acquired Business (excluding licenses for commercially available “off-the-shelf” software licensed to Seller or its Affiliates);
(v)    any contract (other than any Seller Benefit Plan or Company Benefit Plan) between the Company, on the one hand, and any director or officer (or any Affiliate of a director or officer (other than the Company)), on the other hand;
(vi)    any joint venture, partnership, limited liability company, joint marketing or strategic alliance contract binding on the Company, in each case except for Investment Assets;
(vii)    any contract under which the Company may become obligated to pay any brokerage or finder’s or similar fees or expenses in connection with the transactions contemplated hereby;
(viii)    any collective bargaining agreement or Company Benefit Plan;
(ix)    contracts (other than Investment Assets) under which the Company has loaned money to any Person in excess of $200,000;
(x)    contracts between the Company, on one hand, and the Seller or any of Seller’s Affiliates, on the other hand;
(xi)    any indemnification agreement or guarantee other than in a personal property lease;
(xii)    contracts relating to the future disposition (including without limitation, restrictions on transfer or rights of first refusal) of any assets of the Company or for the grant to any Person of any preferential rights to purchase or use any such assets;
(xiii)    contracts pursuant to which any Lien, other than a Permitted Lien, is placed or imposed on any material asset of the Company;
(xiv)    any investment advisory agreements or any other contracts relating to investment management, investment advisory or subadvisory services with respect to the Company’s Investment Assets;
(xv)    any lease for real property;

(xvi)    any agreement relating to the acquisition or disposition by the Company of any business, operations, capital stock or assets of any Person or any real estate as to which the Company has any material ongoing obligations (including without limitation any continuing indemnification obligations or obligations to pay an earn-out or other contingent payment);
(xvii)    any agreement, contract or arrangement under which the Company administers business on behalf of another company, or another company administers business on behalf of the Company, in each case other than any insurance or annuities business reinsured by such other company or by the Company pursuant to an existing reinsurance arrangement;
(xviii)    any agreement, contract, stipulation, order or other arrangement under which the Company has settled, resolved, compromised or discharged obligations or potential obligations arising under or relating to any Action that (A) was entered into or first became effective on or after January 1, 2002 or (B) imposes any material ongoing restriction on the Company, in each case other than any such agreement, contract, stipulation, order or other arrangement that was entered into in the ordinary course of business relating to claims for payment under the terms of Insurance Contracts;
(xix)    any outstanding proxies (other than routine proxies in connection with annual meetings or guarantee associations), powers of attorney or similar delegations of authority of the Company that are currently in effect; and
(xx)    any other contract of the Company providing for the provision of goods or services involving consideration in excess of $200,000 annually or $1,000,000 in the aggregate over the term of the contract and that is not terminable on notice of 90 or fewer calendar days without penalty or premium.
(b)    Each of the Contracts required to be disclosed in Section 3.13(a) of the Seller Disclosure Schedule constitutes a valid and binding obligation of the Company and, to the Knowledge of Seller, each other party thereto, enforceable against the Company and, to the Knowledge of Seller, each other party thereto in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and is in full force and effect. The Company has not received written or, to the Knowledge of Seller, oral notice of cancellation of any Contract. There exists no material breach or event of default with respect to any Contract on the part of the Company or, to the Knowledge of Seller, any other party thereto. Seller has made available to Buyer a true and correct copy of each Contract as in effect on the date of this Agreement.

SECTION 3.14. Insurance Regulatory Matters. Seller has made available to Buyer (i) copies of all material reports and registrations (including registrations and filings as a member of an insurance holding company system) that are routinely required under Applicable Laws that are generally applicable to similarly situated insurance companies in the industry in which the Company operates and any supplements or amendments thereto filed since December

31, 2010 by the Company with any Insurance Regulator and (ii) copies of all financial examination and market conduct examination reports of all Insurance Regulators with respect to the Company issued since December 31, 2010. Except as set forth in Section 3.14 of the Seller Disclosure Schedule, the Company is not, as of the date hereof, subject to any pending financial or market conduct examination by an Insurance Regulator.

SECTION 3.15. Insurance Contracts. To the extent required under Applicable Law, all Insurance Contracts relating to the Acquired Business issued by the Company, and all endorsements, riders, applications and certificates pertaining thereto, were issued on policy forms approved by the applicable Insurance Regulator or which were filed and not objected to by such Insurance Regulator within the period provided for objection, in each case except as would not reasonably be expected to result in a material violation of Applicable Law by, or a material fine on, the Company. No material deficiencies have been asserted by any Governmental Entity with respect to any such filings which have not been cured or otherwise resolved. To the Knowledge of Seller, all benefits claimed by any Person, and all cash values, charges and other amounts required to be calculated, under any insurance policy or annuity contract included in the Acquired Business have in all material respects since January 1, 2012 been paid (or provision for payment thereof has been made) or calculated, as the case may be, in accordance with the terms of the policies or contracts under which they arose, any such payments were not materially delinquent and were paid (or will be paid) without fines or penalties, except for any such claim for benefits for which the Company reasonably believes or believed that there is a reasonable basis to contest payment and is taking such action and except for any such claim for benefits the payment of which has been denied or contested in the ordinary course of business. None of the marketing, issuance, underwriting or terms of any of the Insurance Contracts violate in any material respect Applicable Law with respect to discrimination against any policyholder or applicant on the basis of race, color or national origin.

SECTION 3.16. Reinsurance Ceded and Assumed.
(a)    Section 3.16(a) of the Seller Disclosure Schedule lists each reinsurance agreement to which the Company was a party under which the Company is the cedent or retrocedent as of December 31, 2013 (the “Ceded Reinsurance Contracts”).
(b)    Each of the Ceded Reinsurance Contracts constitutes a valid and binding obligation of the Company and, to the Knowledge of Seller, each other party thereto, enforceable against the Company and, to the Knowledge of Seller, each other party thereto in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and is in full force and effect. Except as set forth in Section 3.16(b) of the Seller Disclosure Schedule or as contemplated by the Restructuring Agreements, the Company has not given notice, or received notice from a reinsurer under any such contract, of termination, recapture, rescission, acceleration or breach (provisional or otherwise) in respect of such Ceded Reinsurance Contract. There exists no material breach or event of default with respect to any Ceded Reinsurance Contract on the part of the Company or, to the Knowledge of Seller, any other party thereto. The Company is entitled to take full credit in its Statutory Statements pursuant to Applicable Law for all the Ceded Reinsurance Agreements. Since December 31, 2012, the Company has not received a written denial of a claim from the reinsurer under any of the Ceded Reinsurance Agreements with respect to the Acquired Business involving claimed recoverables in excess of $500,000. Except as set forth in Section 3.16(b) of the Seller Disclosure Schedule, no Ceded Reinsurance Agreement contains any provision providing that the reinsurer may terminate, recapture, rescind, accelerate or declare the ceding company in breach under such agreement by reason of the transactions contemplated by this Agreement or the other Transaction Agreements.
(c)Section 3.16(c) of the Seller Disclosure Schedule lists each reinsurance agreement to which the Company was a party under which the Company is the assuming reinsurer or retrocessionaire as of December 31, 2013 (the “Assumed Reinsurance Contracts”). Except as set forth in Section 3.16(c) of the Seller Disclosure Schedule, the Company has not assumed as reinsurer or retrocessionaire from insurers that are Affiliates of the Company.
(d)Each of the Assumed Reinsurance Contracts constitutes a valid and binding obligation of the Company and, to the Knowledge of Seller, each other party thereto, enforceable against the Company and, to the Knowledge of Seller, each other party thereto in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and is in full force and effect. The Company has not given notice, or received written notice from a cedent under any such contract, of termination, recapture, rescission, acceleration or breach (provisional or otherwise) in respect of such Assumed Reinsurance Contract. There exists no material breach or event of default with respect to any Assumed Reinsurance Contract on the part of the Company or, to the Knowledge of Seller, any other party thereto. Since December 31, 2012, the Company has not provided a written denial of claim to the cedent under any of the Assumed Reinsurance Contracts with respect to the Acquired Business involving claimed payments in excess of $500,000. Except as set forth in Section 3.16(d) of the Seller Disclosure Schedule, no Assumed Reinsurance Contract contains any provision providing that the cedent may terminate, recapture, rescind, accelerate or declare the reinsurer or retrocessionaire in breach under such agreement by reason of the transactions contemplated by this Agreement or the other Transaction Agreements.
(e)Colonial Penn is not a party to any retrocession agreement pursuant to which it cedes or transfers risk arising under or in connection with the Annuity Business.
(f)Seller has delivered to Buyer true and complete copies of (i) each Ceded Reinsurance Contract that had $25,000,000 or more of gross ceded reserve as of June 30, 2013, and (ii) each Assumed Reinsurance Contract that had $25,000,000 or more of ceded amounts in force as of June 30, 2013.
(g)Except as set forth in Section 3.16(g) of the Seller Disclosure Schedule, since December 31, 2010, there has not been any Action pending or threatened in writing against the

Company by or before any Governmental Entity, arbitration panel or arbitrator with respect to any dispute (x) with any reinsurer of the Company, or (y) with any reinsured relating to the Business.

SECTION 3.17. Actuarial Reports. Seller has delivered to Buyer true, complete and correct copies of the actuarial report, dated as of December 13, 2013 and revised as of December 14, 2013, prepared by Milliman, Inc. (“Milliman”), and all attachments, addenda, supplements, errata and modifications thereto (the “Milliman Report”) and the actuarial reports, dated as of December 31, 2012, December 31, 2011 and December 31, 2010 prepared by the Company’s appointed actuary with respect to the Company’s business (collectively with the Milliman Report, and together with any exhibits and appendices thereto, the “Actuarial Reports”). The data furnished to Milliman in connection with its preparation of the Actuarial Reports were (a) obtained from the books and records of the Company, (b) generated from the same underlying sources and systems that were utilized by the Company to prepare their statutory financial statements for the relevant periods, and (c) to the Knowledge of Seller, accurate in all material respects as of the date provided to Milliman.

SECTION 3.18. Brokers. Seller is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement or any of the Transaction Agreements based upon arrangements made by or on behalf of Seller or any Affiliate.

SECTION 3.19. Assets. Except as set forth on Section 3.19 of the Seller Disclosure Schedule, as of the Closing, the assets, properties and rights of the Company, and the assets, rights, properties and services provided to Buyer or the Company pursuant to this Agreement, the Transition Services Agreement or any other Transaction Document (and the assets used to provide such services), including in each case Intellectual Property, will comprise all of the assets, properties and rights necessary to permit Buyer to conduct and administer the Acquired Business immediately following the Closing Date in substantially the same manner that the Acquired Business is being conducted and administered as of the date hereof. This Section 3.19 does not address employee matters.

SECTION 3.20. Reserves. The reserves and other actuarial liability amounts established or reflected on lines 1, 3 or 4.1 of the “Liabilities, Surplus and Other Funds” page of the Statutory Statement for the year ended December 31, 2013, as of such date, (i) were prepared in accordance with U.S. generally accepted actuarial standards applied on a consistent basis for the periods presented, (ii) were based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, (iii) reflected each policy, contract and claim in the books and records of the Company that should, in accordance with U.S. generally accepted actuarial standards applied on a consistent basis for the periods presented, have had a reserve or other liability reflected in such statutory statements, and (iv) were in compliance in all material respects with the requirements of the insurance laws, rules and regulations of the State of Indiana. The representations and warranties in this Section 3.20 are made subject to the terms of Section 10.9(b).

SECTION 3.21. Investment Assets. As of the Closing Date, the Company will own, free and clear of all Liens other than Permitted Liens, all of the Investment Assets reflected as being owned by the Company on the Estimated Balance Sheet. All such Investment Assets of the Company will as of the Closing Date comply with all Applicable Laws governing admittance of assets for insurance companies. The Company is, as of the date hereof, in material compliance with all policies or plans relating to investments approved by its boards of directors or committees thereof and in effect as of the date hereof.

SECTION 3.22. Certain Litigation and Related Matters.
(a)    Notwithstanding anything to the contrary contained elsewhere in this Agreement, the representations and warranties contained in this Section 3.22 shall be the sole and exclusive representations and warranties regarding the proposal, establishment, implementation, change or administration of the Non-Guaranteed Elements, the Specified Litigation Matters and the other matters set forth in this Section 3.22 (but only to the extent that such other matters relate to the proposal, establishment, implementation, change or administration of the Non-Guaranteed Elements, including the legality of same). For the avoidance of doubt, no other representations and warranties made in this Agreement by Seller (including the representations and warranties set forth in Sections 3.11 (Compliance with Applicable Law), 3.12 (Litigation) or 3.15 (Insurance Contracts)) shall be breached to the extent that such breach relates to the proposal, establishment, implementation, change or administration of the Non-Guaranteed Elements, the Specified Litigation Matters or the other matters set forth in this Section 3.22 (but only to the extent that such other matters relate to the proposal, establishment, implementation, change or administration of the Non-Guaranteed Elements, including the legality of same).
(b)    The Insurance Contracts of the policy types listed on Section 3.22(b) of the Seller Disclosure Schedule that provide for the establishment and administration of Non-Guaranteed Elements are collectively referred to herein as the “NGE Insurance Contracts.” To the Knowledge of Seller, other than the NGE Insurance Contracts, there are, as of the date hereof, no Insurance Contracts that provide for the establishment or administration of Non-Guaranteed Elements.
(c)    Section 3.22(c)(i) of the Seller Disclosure Schedule sets forth all changes (other than, for the avoidance of doubt adjustments to credited interest rates and changes to policyholder dividends) that were made by the Company to the Non-Guaranteed Elements of the Insurance Contracts between January 1, 2005 and the date hereof with respect to "cost of insurance" factors, variables and calculations (including the R-Factor or use thereof), interest bonus changes, expense load changes and returns of loads (such changes, collectively, the “Historical NGE Changes”). Section 3.22(c)(ii) of the Seller Disclosure Schedule identifies certain changes with respect to the “Lifetime 2 7/97,” “Lifetime 2 9/98 NJ,” “Lifestyle 2 7/97,” and “Lifetime 3 7/97” policies and Towers I and II interest bonuses (such changes, other than any such changes that are adjustments to credited interest rates or expense charges, the “Schedule NGE Changes”). For the avoidance of doubt, notwithstanding anything herein to the contrary, Seller makes no recommendation with respect to the proposal, establishment, change, implementation or administration of the Schedule NGE Changes, and will not be subject to any liability that arises out of or relates to any Third Party Claim relating to the proposal, establishment, change, implementation or administration of the Schedule NGE Changes from and after the Closing. Seller has provided Buyer with all written analyses relating to Non-Guaranteed Elements that were material to the determination of whether to implement the Historical NGE Changes or otherwise prepared by or on behalf of the Company with respect to the Schedule NGE Changes (other than any such analyses with respect to the Schedule NGE Changes that are subject to any attorney-client or other legal privilege). Except as set forth on Section 3.22(c)(iii) of the Seller Disclosure Schedule or delivered in connection with the Specified Litigation Matters, the Company has not, as of the date hereof, received (A) any written correspondence from any Governmental Entity commencing or threatening to commence any Action with respect to any of the Historical NGE Changes, (B) any written correspondence from any policyholder, group of policyholders (or their respective Representatives) or any other Person commencing any Action (other than any investigation) with respect to any of the Historical NGE Changes, or (C) any written correspondence from any policyholder, group of policyholders (or their respective Representatives) or any other Person threatening to commence any Action (other than any investigation) with respect to any of the Historical NGE Changes that was received by Seller's legal department from any source during the period between August 31, 2012 and the date hereof.
(d)    The Yue Settlement and Brady Settlement (each, a “Settlement”) were reviewed by the Indiana Department of Insurance, and the Indiana Department of Insurance has not, on or prior to the date hereof, objected to the terms of the Settlements. Section 3.22(d) of the Seller Disclosure Schedule sets forth a true and complete list, as of the date hereof, of: (i) the policies excluded from the definition of each Settlement; (ii) policyholders who have elected to opt out of each Settlement; (iii) policyholders who have, to the Knowledge of Seller, taken all required steps necessary to initially reinstate previously lapsed or surrendered Insurance Contracts of the type covered by each Settlement; (iv) policyholders whose class notice in respect of a Settlement was returned as undeliverable; (v) policyholders who owned “Surrendered Policies” and policies terminated by “Overloans,” as those categories are contemplated by the Brady Settlement, excluded from the class definition of the Brady Settlement; (vi) all holders of in-force or lapsed policies subject to the Brady Settlement, whether or not such policyholder signed a release in connection with the Brady Settlement, and the option or benefit applicable to such holder in respect of the Brady Settlement Agreement; (vii) the following matters with respect to the Burnett Litigation: (1) the number of LifeTrend policies that were excluded from the scope of the Brady Settlement (“Burnett Policies”); (2) the percentage of Burnett Policies (determined by face amount and policy count) that were surrendered before the subject cost of insurance charges were reinstated or otherwise effective; and (3) the percentage of Burnett Policies (determined by face amount and policy count) as to which policyholders were party to the specific settlement agreement executed in connection with the LifeTrend RSA; and (viii) in the case of each of the foregoing (i) though (vii), a true and accurate list of the face amount of the relevant policy and, to the Knowledge of Seller, the age and state of residence of the policyholder.
(e)    To the Knowledge of Seller, as of the Closing Date, there will be no material expenses expected to be incurred with respect to the implementation or administration of the Yue Settlement, the Brady Settlement, the R-Factor MDL Litigation or R-Factor MDL Settlement, or the Onderdonk Settlement on or after the Closing Date, other than those with respect to which a reserve has been established on the Estimated Balance Sheet, and then only to the extent of such reserve.
(f)    Seller has made available to Buyer true and correct copies of the following: (i) all written correspondence received by the Company or any of its Affiliates from any Governmental Entity regarding implementation of the Lifetrend RSA; (ii) all written correspondence received by the Company or any of its Affiliates from, or sent by the Company or any of its Affiliates to, any Governmental Entity since January 1, 2005 regarding any pending or threatened Actions relating to changes made to the Non-Guaranteed Elements of the NGE Insurance Contracts, the Yue Settlement, the Brady Settlement, the Burnett Litigation, the Onderdonk Settlement or the R-Factor MDL Litigation (collectively, the “Specified Litigation Matters”); (iii) a schedule of the balance sheet accruals made and maintained by the Company at and as of December 31, 2013, with respect to the Specified Litigation Matters; (iv) the PIQ List of the Company in effect as of the date hereof; and (v) all items on the PIQ Lists for the Company that have been closed since December 31, 2010.
(g)    Seller has made available to Buyer true and correct copies of disclosure binders prepared by the Company regarding (i) the Historical NGE Changes (the “Historical NGE Disclosure Binders”) and (ii) the Schedule NGE Changes (the “Additional NGE Disclosure Binders” and, together with the Historical NGE Disclosure Binders, the “NGE Disclosure Binders”). Each of the NGE Disclosure Binders includes all of the information of the type described on Section 3.22(g) of the Seller Disclosure Schedule with respect to the Non-Guaranteed Element changes covered thereby, except that the Additional NGE Disclosure Binders do not include any such information that is subject to any attorney-client or other legal privilege. The information set forth in the Historical NGE Disclosure Binders is true, correct and, to the Knowledge of Seller, contains all written analyses relating to Non-Guaranteed Elements that were material to the determination of whether to implement the Historical NGE Changes. The information set forth in the Additional NGE Disclosure Binders is true and correct and, to the Knowledge of Seller, the Additional NGE Disclosure Binders contain all written marketing materials in the Company’s possession with respect to the NGE Insurance Contracts with respect to which the Schedule NGE Changes may be implemented. The information set forth in the NGE Disclosure Binders (i) is based on the books and records of the Company and consistent with information utilized in the ordinary course of business by the Company in connection with the administration of the pertinent Insurance Contracts and (ii) is consistent with the requirements of the Lifetrend RSA. To the Knowledge of Seller, no information contained in the NGE Disclosure Binders is incorrect in any material respect. No information contained in the NGE Disclosure Binders has been superseded by more recent information, calculations or analyses compiled or developed by the Company. Seller has provided Buyer with all mortality studies prepared by the Company relating to all past cost-of-insurance rate and expense charge increases for the ValuLife, ValueLife, ValueTerm and Lifetrend product lines effected since January 1, 2005.
(h)Seller has made available to Buyer all material written communications between the Company and the Minnesota Department of Insurance since January 1, 2008 relating to any examination, investigation, inquiry, complaint and requests for information. Section 3.22(h) of the Seller Disclosure Schedule also lists, as of the date hereof, all policies subject to the contemplated Minnesota remediation agreement, together with a true and accurate list of the face amount of each such policy, the cash value thereof as of a relevant date with respect to such policy and, to the Knowledge of Seller, the age and state of residence of the holders of such policies.
(i)Seller has made available to Buyer all material written communications between the Company and the Missouri Department of Insurance since January 1, 2008 relating to any examination, investigation, inquiry, complaint and requests for information with respect to any APL (automatic premium loan) or NFO (non-forfeiture option) matters. To the Knowledge of Seller, as of the date hereof there are no open or ongoing investigations of the Company by the Missouri Department of Insurance.
(j)Except as disclosed in Section 3.22(j) of the Seller Disclosure Schedule, as of the date hereof there are no orders, decrees, injunctions, judgments, or settlement agreements issued by, entered before, or agreed to with any arbitrator or Governmental Entity outstanding against the Company or any of its assets, properties or businesses relating to any adjustments or changes made by the Company with respect to the Non-Guaranteed Elements applicable to the NGE Insurance Contracts (including, without limitation, adjustments or changes to “cost of insurance” and expense charge factors and calculations).

SECTION 3.23. Books and Records. The books and records of the Company and Colonial Penn (as they relate to the Annuity Business) have been maintained in accordance with Applicable Law and the Company’s business practices and at Closing all such books and records relating to the Acquired Business will be in the physical possession of and owned by the Company.

SECTION 3.24. Claims By or Against Officers or Directors. Since January 1, 2008, no claim has been made (i) for indemnification from the Company or any Company Affiliate by an officer or director of the Company in connection with any Action against the Company and/or against such officer or director with respect to such officer’s or director’s capacity as such, or (ii) against any officer or director of the Company in connection with such officer’s or director’s capacity as such.

SECTION 3.25. Tax Treatment of Insurance Contracts.
(a)    All Insurance Contracts that constitute part of the Acquired Business that are subject to Section 101(f) of the Code satisfy, in all material respects, the requirements of that provision and otherwise qualify as life insurance contracts for purposes of the Code, and all other Insurance Contracts that constitute part of the Acquired Business (other than long-term care insurance contracts or annuity contracts) satisfy in all material respects, the requirements of Section 7702 of the Code and otherwise qualify as life insurance contracts for purposes of the Code. All Insurance Contracts that constitute part of the Acquired Business that are annuity contracts satisfy, in all material respects, all applicable requirements of Sections 72 and 817 of the Code and otherwise qualify as annuity contracts for purposes of the Code.
(b)    None of the Insurance Contracts that constitute part of the Acquired Business are “modified endowment contracts” within the meaning of Section 7702A of the Code, except for those Insurance Contracts that are being administered in accordance with Tax Law as modified endowment contracts.
(c)    With respect to all relevant Tax periods, Seller, the Company and their respective Affiliates have materially complied with all reporting, withholding, and disclosure requirements under the Code that are applicable to the Insurance Contracts that constitute part of the Acquired Business and, in particular, but without limitation, have reported distributions under such Insurance Contracts in compliance in all material respects with all applicable requirements of the Code, Treasury Regulations and forms issued by the IRS.
(d)    Except as set forth on Section 3.25(d) of the Seller Disclosure Schedule, as of the date hereof, none of Seller, the Company or any of their respective Affiliates has entered into any agreement or is involved in any discussions or negotiations with the IRS or any other Taxing Authority regarding the failure of any Insurance Contracts that constitute part of the Acquired Business to meet the requirements of Section 72, 101, 817, 7702, 7702A or 7702B of the Code or other applicable Tax Law, as applicable to such Insurance Contracts. In addition, none of Seller, the Company or any of their respective Affiliates is a party to or has received written notice of any federal, state, local or foreign audits or other administrative or judicial Actions with regard to the Tax treatment of any Insurance Contracts that constitute part of the Acquired Business, or of any claims by the purchasers of the Insurance Contracts that constitute part of the Acquired Business regarding the Tax treatment of such Insurance Contracts or the plan or arrangement in connection with which such Insurance Contracts were purchased.
(e)    The Tax treatment of each Insurance Contract that constitutes part of the Acquired Business is not, and since the time of issuance has not been, materially less favorable to the purchaser, holder or intended beneficiaries thereof than the Tax treatment under the Code (i) that was purported by the Company to apply to such Insurance Contract in written materials provided by the Company to such purchaser, holder or intended beneficiary at the time such Insurance Contract was initially sold or issued or subsequently modified or (ii) for which policies, products or contracts of that type were designed by the Company to qualify at such time or were reasonably expected, based on written materials provided by the Company to such purchaser, holder or intended beneficiary at the time such Insurance Contract was initially sold or issued or subsequently modified, to qualify at such time, except for changes resulting from changes to the Code after the time of such sale, issuance or modification.
(f)    With respect to each Insurance Contract that constitutes a part of the Acquired Business and that is used to fund an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) for which the Company serves as the “administrator” (as defined in Section 3(16)(a) of ERISA), there has been no breach by the Company of its contractual obligations under such Insurance Contract that could reasonably be expected to result in a material adverse effect on the Tax treatment of such Insurance Contract or its treatment pursuant to ERISA.

SECTION 3.26. SSDMF Matters.
(a)    Notwithstanding anything to the contrary contained elsewhere in this Agreement, the representations and warranties contained in this Section 3.26 shall be the sole and exclusive representations and warranties regarding the SSDMF Matters and other matters set forth in this Section 3.26 (but only to the extent that such other matters relate to the SSDMF Matters). For the avoidance of doubt, no other representations and warranties made in this Agreement by Seller (including the representations and warranties set forth in Sections 3.11 (Compliance with Applicable Law), 3.12 (Litigation) or 3.20 (Reserves)) shall be breached to the extent that such breach arises out of SSDMF Matters or the other matters set forth in this Section 3.26 (but only to the extent that such other matters relate to the SSDMF Matters).
(b)    Except as set forth on Section 3.26(b) of the Seller Disclosure Schedule, the Company has not, on or prior to the date hereof, received (i) any written correspondence from any Governmental Entity, commencing or threatening to commence any Action with respect to any SSDMF Matter, (ii) any written correspondence from any policyholder, group of policyholders (or their respective Representatives) or any other Person commencing any Action with respect to any SSDMF Matter, or (iii) any written correspondence from any policyholder, group of policyholders (or their respective Representatives) or any other Person threatening to commence any Action with respect to any SSDMF Matter that was received by Seller’s legal department from any source during the period between August 31, 2012 and the date hereof.
(c)    Seller has made available to Buyer true and correct copies of the following: (i) all written correspondence received by the Company or any of its Affiliates from any Governmental Entity or Verus Financial LLC regarding the SSDMF Matters; (ii) all written correspondence received by the Company or any of its Affiliates from, or sent by the Company or any of its Affiliates to, any Governmental Entity or Verus Financial LLC since January 1, 2005 regarding any pending or threatened Actions relating to the SSDMF Matters; and (iii) a schedule of the balance sheet accruals made and maintained by the Company at and as of December 31, 2013, with respect to the SSDMF Matters. To the Knowledge of Seller, any written response, analyses, data or other information or document provided to any Governmental Entity or Verus Financial LLC in connection with SSDMF matters was, as of the date so provided, true, accurate and complete in all material respects.
(d)    Except as disclosed in Section 3.26(d) of the Seller Disclosure Schedule, as of the date hereof there are no orders, decrees, injunctions, judgments, or settlement agreements issued by, entered before, or agreed to with any arbitrator or Governmental Entity outstanding against the Company or any of its assets, properties or businesses relating to any of the SSDMF Matters.
(e)    Seller has previously made available to Buyer the Company’s SSDMF-related state protocols (the “SSDMF Methodologies”) and their effective dates, which the Company uses to determine the payment of life insurance benefits, annuity benefits or account values or other benefits and amounts under the Insurance Contracts to any Person. The Company administers the Insurance Contracts in accordance with these protocols.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Subject to and as qualified by the matters set forth in the Buyer Disclosure Schedule, Buyer represents and warrants to Seller, on the date hereof and as of the Closing Date, as follows:
SECTION 4.1. Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Minnesota.

SECTION 4.2. Authority. Each Buyer Party has the requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by each Buyer Party of the Transaction Agreements to which it is or will be a party and the consummation by each Buyer Party of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be, duly authorized by all necessary corporate action on the part of such Buyer Party. Each of the Transaction Agreements to which a Buyer Party is or will be a party have been duly executed and delivered by such Buyer Party and, assuming such Transaction Agreements constitute the valid and binding agreement of the other parties thereto, constitutes a valid and binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

SECTION 4.3. Noncontravention; Consents.
(a)    Except as disclosed in Section 4.3 of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer and the other Transaction Agreements by each Buyer Party that is or will be a party thereto and the consummation of the transactions contemplated hereby and thereby by such Buyer Party do not and will not (i) conflict with any of the provisions of the Organizational Documents of any Buyer Party, (ii) subject to the matters referred to in subsection (b) below, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of, acceleration, unilateral amendment or termination under, or result in the creation of any Lien on any property or asset of Buyer or any of its Subsidiaries under, any agreement, permit, license or instrument to which Buyer or any of its Subsidiaries is a party or (iii) subject to the matters referred to in subsection (b) below, (A) contravene any Applicable Law or (B) violate any order issued by, or any or any agreement with, or condition imposed by, any Governmental Entity or arbitrator binding upon Buyer which, in the case of clauses (ii) and (iii) above, would, individually or in the aggregate, materially impair the ability of Buyer to consummate any of the transactions contemplated hereby.
(b)    No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other Person is required by or with respect to any Buyer

Party in connection with the execution and delivery of the Transaction Agreements by the Buyer Parties or the consummation by the Buyer Parties of any of the transactions contemplated thereby, except for (i) the approvals, filings and notices required under the insurance laws of the jurisdictions set forth in Section 4.3 of the Buyer Disclosure Schedule and (ii) the consents, approvals, authorizations, declarations, filings or notices set forth in Section 4.3 of the Buyer Disclosure Schedule. To the Knowledge of Buyer, no fact or circumstance relating to Buyer or its Affiliates (including their plans for funding the purchase of the Shares or financing or operating the Company after the Closing) exists that would render Buyer or its Affiliates, as applicable, unable promptly to obtain any approval, authorization or consent of any Governmental Entity required to be obtained to consummate the transactions contemplated by the Transaction Agreements.

SECTION 4.4. Compliance with Applicable Laws. Except as disclosed in Section 4.4 of the Buyer Disclosure Schedule, Buyer is and, to the Knowledge of Buyer, has been in compliance with all Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to impair materially the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Except as disclosed in Section 4.4 of the Buyer Disclosure Schedule, Buyer (i) has not received any written notice or other written communication from any Governmental Entity regarding any actual or alleged violation of, or failure on the part of Buyer to comply with, any Applicable Laws, and (ii) to the Knowledge of Buyer, is not under investigation, examination or audit with respect to any violation of any Applicable Law, in each case other than any such item that would not, individually or in the aggregate, reasonably be expected to impair materially the ability of Buyer to consummate any of the transactions contemplated by this Agreement.

SECTION 4.5. Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer will not resell, transfer, assign, pledge or otherwise dispose of any Shares, except in compliance with the registration requirements of the Securities Act of 1933, as amended and any applicable state securities laws, or pursuant to an available exemption therefrom.

SECTION 4.6. Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened in writing against or affecting Buyer or any Affiliate of Buyer that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to have the effect of preventing or materially delaying any of the transactions contemplated by any Transaction Agreement or to impair materially the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Neither Buyer nor any of its Affiliates nor, to the Knowledge of Buyer, any officer, director or employee of Buyer or any of its Affiliates has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the business conducted by the Company or otherwise that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Buyer Party to consummate any of the transactions contemplated by any Transaction Agreement.

SECTION 4.7. Financial Ability. Buyer has and on the Closing Date will have sufficient funds available to purchase the Shares on the terms and conditions contemplated by this Agreement, to consummate the other transactions contemplated by this Agreement and to pay all associated costs and expenses required to be paid by Buyer.

SECTION 4.8. Financial Statements. Buyer has previously delivered to Seller copies of (i) the audited annual statutory financial statements of the Company as of and for the years ended December 31, 2011 and December 31, 2012; (ii) the unaudited interim statutory financial statements of the Company as of and for the nine-month period ended September 30, 2013; and (iii) the annual statement of the Company filed with the Minnesota Department of Commerce for each of the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 (including the supporting memoranda to the actuarial opinions given in connection with such annual statements) (collectively, the “Buyer Statutory Statements”).  The Buyer Statutory Statements were prepared in all material respects in accordance with statutory accounting principles prescribed or permitted by the Minnesota Department of Commerce, applied on a consistent basis for the periods presented. Except as set forth in Section 4.8 of the Buyer Disclosure Schedule, the Buyer Statutory Statements fairly present, in all material respects, the admitted assets, liabilities and capital and surplus of Buyer at their respective dates and the results of operations, changes in surplus and cash flows of Buyer at and for the periods indicated, subject, in the case of the financial statements referenced in clause (ii) above, to normal year-end adjustments.  Buyer did not utilize any permitted practices in the preparation of the Buyer Statutory Statements other than those set forth on Section 4.8 of the Buyer Disclosure Schedule.

SECTION 4.9. No Undisclosed Liabilities.  Buyer does not have any liabilities that would be required to be reflected in financial statements dated as of the date hereof, and will not have any liabilities that would be required to be reflected in financial statements dated as of the Closing Date, in each case prepared in accordance with statutory accounting principles prescribed or permitted by the Minnesota Department of Commerce, except for (i) those liabilities disclosed or reserved against in the Buyer Statutory Statements or liabilities specifically described or disclosed in the notes thereto, (ii) liabilities disclosed in Section 4.8 of the Buyer Disclosure Schedule, (iii) liabilities incurred in the ordinary course of business since December 31, 2013, (iv) liabilities incurred in connection with the transactions contemplated by the Transaction Agreements, (v) Tax liabilities and (vi) any other liabilities that would not reasonably be expected to exceed $100,000 individually or $1,000,000 in the aggregate.

SECTION 4.10. Solvency. Immediately following the Closing and after giving effect to the transactions contemplated by the Transaction Agreements, including the payment of the Adjusted Initial Amount as contemplated by Section 2.4 and the payment of all other amounts required to be paid by the Company or by Buyer or any of its Affiliates in connection with the transactions contemplated by the Transaction Agreements and all related fees and expenses, each of Buyer and, to the Knowledge of Buyer and assuming the accuracy of the representations, warranties, covenants, certifications or deliveries of Seller set forth in or made pursuant to this Agreement, the Company, will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Transaction Agreements with the intent of Buyer to hinder, delay or defraud either present or future creditors of Buyer or any of its Affiliates, or of the Company.  For the purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (x) the value of all “liabilities of such Person, including a reasonable estimate of contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Law governing determinations of the insolvency of debtors, and (y) the amount that will be required to pay the probable liabilities of such Person with respect to its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature.  For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities” means that such Person will be able to generate enough cash to meet its obligations as they become due.

SECTION 4.11. Brokers. Buyer is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any Affiliate.
ARTICLE V.
COVENANTS

SECTION 5.1. Conduct of Business of the Company.
(a)    Except as contemplated or permitted by this Agreement, as required by Applicable Law, as set forth in Section 5.1(a) of the Seller Disclosure Schedule or as Buyer otherwise consents in writing in advance of the relevant action, from the date of this Agreement to the Closing Date, Seller shall cause the Company, and Colonial Penn with respect to the Annuity Business, to operate in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization and its relationships with third parties (including insureds and others having business dealings with the Company). Without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, except as contemplated or permitted by this Agreement, as required by Applicable Law or as set forth in Section 5.1(a) of the Seller Disclosure Schedule, Seller shall cause the Company not to, without the prior consent of Buyer:
(i)enter into, amend in any material respect or, other than pursuant to its current terms, extend or terminate any Contract, Ceded Reinsurance Contract or Assumed Reinsurance Contract, or enter into any reinsurance agreement or contract, commitment or arrangement that would be a Contract, Ceded Reinsurance Contract or Assumed Reinsurance Contract if in effect on the date hereof, in each case outside the ordinary course of business consistent with past practice;

(ii)(A) acquire, dispose of, transfer, issue, sell, pledge or encumber any material asset of the Company, or (B) reallocate any material assets currently owned by the Company to any other line of business, unit or division of Seller or any Affiliate of Seller, in each case other than (x) dispositions or transfers of Investment Assets in accordance with Section 5.11 hereof, (y) acquisitions, dispositions, transfers or reallocations in the ordinary course of business consistent with past practice, and (z) dispositions or transfers of Investment Assets in a manner consistent with the Investment Guidelines;
(iii)(A) split, combine or reclassify any of the Company’s outstanding capital stock or equity securities or issue or authorize the issuance of any other stock or securities in respect of, in lieu of or in substitution for shares or other interests representing any of the Company’s outstanding capital stock or equity securities, (B) authorize, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, the outstanding capital stock of the Company, (C) whether directly or indirectly, purchase, redeem or otherwise acquire any shares or other interests representing outstanding capital stock or equity securities of the Company or any rights, warrants or options to acquire any such shares or interests or (D) amend the Organizational Documents of the Company, or adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, of the Company;
(iv)transfer, dispose of, issue, sell, grant, pledge or otherwise encumber any shares or other interests representing the capital stock of or equity interests in the Company, any other voting securities or any securities convertible into or exchangeable for any such shares or interests, or issue, sell, grant or enter into any subscription, warrant, option, conversion or other right, agreement, commitment, arrangement or understanding of any kind, contingent or otherwise, to purchase or otherwise acquire, any such shares or interests, or any securities convertible into or exchangeable for any such shares or interests;
(v)acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other Person or substantially all the assets of any other Person;
(vi)promise, grant or agree to increase materially the compensation or benefits of any Company Employee that is an officer or director of the Company, other than in the ordinary course of business or as required by any Employee Benefit Plan in-force as of the date hereof;
(vii)hire any new senior officer except in the ordinary course of business or to replace a senior officer whose employment has been terminated;
(viii)make any material reduction to its reserves other than in the ordinary course of business consistent with past practice or make any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration or financial guidelines, policies, practices or principles in respect of the Company or the Acquired Business, except as may be required by Applicable Law, GAAP or SAP;
(ix)make or authorize any capital expenditures that are, in the aggregate, in excess of $2,000,000;

(x)incur, assume or guarantee any indebtedness for borrowed money or guarantee or otherwise become responsible for the obligations of another Person;
(xi)other than in connection with the management of Investment Assets in the ordinary course of business consistent with the Investment Guidelines, make any loans, advances or capital contributions to, or investments in, any other Person, other than loans and advances to Producers and Company Employees in the ordinary course of business;
(xii)pay, settle or compromise any Action or threatened Action except for (A) claims under policies and certificates of insurance within applicable policy limits and in the ordinary course of business consistent with past practice, and (B) any settlement or compromise that involves solely monetary damages; provided that Seller shall consult with Buyer prior to entering into any settlement with respect to the Burnett Litigation;
(xiii)make, change or revoke any material election related to Taxes, settle or compromise any material Tax liability (other than Tax liabilities arising in the ordinary course of business), enter into any closing agreement related to Tax (other than in the ordinary course of business), consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or change any taxable period or any Tax accounting method, in each case if any such election, change, revocation, settlement, compromise, consent, waiver or other action would have the effect of materially increasing the Tax liability of the Company for any period ending after the Closing Date;
(xiv)abandon, modify, waive or terminate any material Permit related to the Business;
(xv)permit the Company to acquire any real property or any direct or indirect interest in any real property;
(xvi)forgive or cancel any debts or claims, or waive or release any rights in respect of the Acquired Business other than, in each case, any debts, claims or rights relating solely to monetary amounts forgiven, cancelled, waived or released in the ordinary course of business;
(xvii)change the Non-Guaranteed Elements of the NGE Insurance Contracts or the management thereof (other than, for the avoidance of doubt, changes to credited interest rates or policyholder dividends) with respect to “cost of insurance” factors, variables and calculations (including the R-Factor or use thereof); interest bonus changes; expense load changes and returns of loads; or
(xviii)enter into a binding agreement or otherwise agree or commit to take any of the foregoing actions.
(b)    Except as contemplated or permitted by this Agreement, as required by Applicable Law or as set forth in Section 5.1(b) of the Seller Disclosure Schedule, Seller shall cause Colonial Penn (but only with respect to the Annuity Business) not to, without the prior consent of Buyer:

(i)    enter into any agreement pursuant to which any portion of the Annuity Business will be reinsured by a third party;
(ii)    transfer, dispose of or sell any portion of the Annuity Business to a third party;
(iii)    make any material change in the accounting, actuarial, investment, reserving, underwriting or administration or financial guidelines, policies, practices or principles in respect of the Annuity Business, except as may be required by Applicable Law, GAAP or SAP; or
(iv)    enter into a binding agreement or otherwise agree or commit to take any of the foregoing actions.

SECTION 5.2. Access to Information; Confidentiality. After the date hereof and continuing to the Closing Date, Seller shall cause the Company to afford to Buyer and its Representatives reasonable access upon reasonable notice at reasonable times during normal business hours to all Company Employees and all of the properties, books, contracts and records of the Company and Colonial Penn (with respect to the Annuity Business), and, during such period, Seller shall cause the Company to furnish to Buyer such information to the extent that it relates to senior Company Employees or the business, properties, financial condition and operations of the Company and Colonial Penn (with respect to the Annuity Business) or as may be necessary or appropriate to effectuate the timely and efficient completion of the transactions contemplated by this Agreement including, without limitation, for the purposes described in Section 2.5(b) and Section 5.13 herein, as Buyer may from time to time reasonably request, other than any such properties, books, contracts, records and information that (i) are subject to an attorney-client or other legal privilege that might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality. All requests for access or information pursuant to this Section 5.2 shall be directed to such Person or Persons as Seller shall designate. Without limiting the terms thereof, the Confidentiality Agreement shall govern the obligations of Buyer and its Representatives with respect to all information of any type furnished or made available to them pursuant to this Section 5.2.

SECTION 5.3. Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Agreements, including, without limitation, as respects Seller and its Affiliates, the transactions constituting the Restructuring, and including the transactions contemplated by the Bankers Life Recapture Agreement.

SECTION 5.4. Consents, Approvals and Filings.
(a)    Seller and Buyer shall each use its commercially reasonable efforts, and shall cooperate fully with each other (i) to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by the Transaction

Agreements and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all other third parties necessary in connection with the consummation of the transactions contemplated by the Transaction Agreements (including those set forth in Section 3.5 of the Seller Disclosure Schedule or Section 4.3 of the Buyer Disclosure Schedule and those approvals, authorizations and consents required to provide the services under the Transition Services Agreement); provided, that Buyer and Seller shall share equally the costs (including any license or other fees and expenses) associated with obtaining any such consents or waivers from such other third parties or the replacement of the rights to which any such consents or waivers relate. In connection therewith, Seller and Buyer shall, and shall cause their respective Affiliates to (v) make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Transaction Agreements; provided that no such filing by Buyer shall include a request for approval of a dividend or distribution by the Company in connection with the consummation of the transactions contemplated by the Transaction Agreements; (w) except as may be limited by Applicable Law, provide such information and communications to Governmental Entities as such Governmental Entities may request; (x) take all steps that are necessary, proper or advisable to avoid any Action by any Governmental Entity with respect to the transactions contemplated by the Transaction Agreements; (y) defend or contest in good faith any Action by any third party (including any Governmental Entity), whether judicial or administrative, challenging any of the Transaction Agreements or the transactions contemplated thereby, or that could otherwise prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated thereby, including by using its commercially reasonable efforts to have vacated or reversed any stay or temporary restraining order entered with respect to the transactions contemplated by any of the Transaction Agreements by any Governmental Entity; and (z) consent to and comply with any condition imposed by any Governmental Entity on its grant of any such permit, order, consent, approval or authorization, other than any such condition that, in the case of Buyer, (A) would have a Material Adverse Effect, (B) results in a material impairment of the aggregate economic benefits, taken as a whole, that, as of the date hereof, the Buyer Parties, taken as a whole, reasonably expects to obtain from the transactions contemplated by this Agreement and the other Transaction Agreements, or (C) results in a material impairment on the ability of the Company after the Closing, pursuant to the Lifetrend RSA, to implement, in all material respects, the Schedule NGE Changes, or, in the case of Seller, (X) would require Seller to provide any guarantee or incur any liability with respect to the Company before or after the Closing Date, increase the reserves of the Company prior to the Closing or restrict the ability of Seller or any of its Affiliates to conduct their respective businesses, or (Y) results in a material impairment of the aggregate economic benefits, taken as a whole, that, as of the date hereof, the Seller Parties, taken as a whole, reasonably expect to obtain from the transaction contemplated by this Agreement and the other Transaction Agreements (each, a “Burdensome Condition”). Each of the parties shall provide to the other party copies of all applications or other communications to Governmental Entities in connection with this Agreement in advance of the filing or submission thereof. Notwithstanding anything in this Section 5.4(a) to the contrary, neither party shall be required to provide the other with any information or materials that (i) are commercially sensitive, (ii) contain personal information (including personal financial information) about an officer, director or control person of such party, or (iii) are legally privileged.

(b)    Without limiting the generality of the foregoing, (i) Buyer shall use its commercially reasonable efforts to file with the Indiana Department of Insurance, not later than 5:00 p.m., Central Standard Time on the tenth (10th) Business Day following the date hereof, requests for approval of the transactions contemplated by the Transaction Agreements and (ii) Seller shall use its commercially reasonable efforts to cause the Company to file with applicable Insurance Regulators, not later than 5:00 p.m., Central Standard Time on the tenth (10th) Business Day following the date hereof, requests for approval of the Restructuring Transactions, which requests shall include all required exhibits. A reasonable time prior to furnishing any written materials to any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements (x) with respect to clause (i) of the preceding sentence, Buyer shall furnish Seller with a copy thereof, and Seller shall have a reasonable opportunity to provide comments thereon and (y) with respect to clause (ii) of the preceding sentence, Seller shall furnish Buyer with a copy thereof, and Buyer shall have a reasonable opportunity to provide comments thereon. Each party shall give to the other party prompt written notice if it receives any notice or other communication from any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, and, in the case of any such notice or communication which is in writing, shall promptly furnish the other party with a copy thereof. If any Insurance Regulator requires that a hearing be held in connection with any such approval, each party shall use its commercially reasonable efforts to arrange for such hearing to be held promptly after the notice that such hearing is required has been received by such party. Each party shall give to the other party reasonable prior written notice of the time and place when any meetings, telephone calls or other conferences may be held by it with any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, and, to the extent permitted by Applicable Law and such Insurance Regulator, the other party shall have the right to have a representative or representatives attend or otherwise participate in any such meeting, telephone call or other conference.
(c)    Seller acknowledges and agrees that Buyer’s filings, applications and other documents filed or submitted to Governmental Entities in connection with the transactions contemplated by the Transaction Agreements may include a request for approval of a merger of the Company with and into Buyer to be effected concurrently with or promptly following the Closing. Neither the ability to effect such merger transaction nor the receipt of any consent or approval of a Governmental Entity or other third party required in order to effect such merger transaction shall be a condition to the consummation of either party’s obligations under this Agreement. In the event that it becomes reasonably apparent that any applicable Governmental Entity will not grant its approval to the transactions contemplated by the Transaction Agreements in whole or in part due to any facts related to such merger transaction, then Buyer shall, upon the written request of Seller, abandon such merger transaction, promptly submit any new or amended filings, applications or other documents with the applicable Governmental Entities to exclude such merger transaction from the applications and other filings it previously submitted to such Governmental Entities in connection with the transactions contemplated by the Transaction Agreements and use its commercially reasonable efforts to consummate as promptly as practicable the transactions contemplated by the Transaction Agreements. Buyer’s filings, applications and other documents filed or submitted to Governmental Entities in connection with the transactions contemplated by the Transaction Agreements may not include a request for approval of any other ancillary transaction that is reasonably likely to not be approved or to materially delay or impede consummation of the transactions contemplated by this Agreement.

SECTION 5.5. Public Announcements. Each of Buyer and Seller, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by the Transaction Agreements (including regarding its plans relating to employees, Producers or other third parties or with respect to the funding or operation of the business of the Company) and shall not issue any such press release or make any such public statement with respect to such matters without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by Applicable Law or by the requirements of any securities exchange; provided, that, in the event that any party is required under Applicable Law or the requirements of any securities exchange to issue any such press release or make any public statement and it is not feasible to obtain the advance approval of the other party hereto as required by this Section 5.5, the party that issues such press release or makes such statement shall provide the other party with notice and a copy of such press release or statement as soon as reasonably practicable.

SECTION 5.6. Related Party Agreements. Except as set forth in Section 5.6 of the Seller Disclosure Schedule, (a) all of the intercompany arrangements between Seller and its Affiliates (other than the Company), on the one hand, and the Company, on the other hand, will be terminated immediately prior to the Closing without any further obligations of the parties thereto following termination, including by terminating the Company’s participation in all agreements between more than one of the Company’s Affiliates, on the one hand, and the Company, on the other hand, and (b) Seller and its relevant Affiliate, as applicable, will execute a Termination and Release Agreement substantially in the form attached hereto as Exhibit E, which includes a release of all such liabilities and obligations of the Company, and (c) Seller shall cause all intercompany balances between Seller and its respective Affiliates (other than the Company), on the one hand, and the Company, on the other hand, to be paid in full and settled immediately prior to the Closing or accrued and settled in accordance with the adjustment mechanism contemplated by Section 2.5.

SECTION 5.7. Use of Names.
(a)    Prior to or at the Closing, Seller shall cause the Company to transfer any and all right, title or interest, including all associated goodwill, which it may have in or to the names, trademarks and service marks set forth in Section 5.7 of the Seller Disclosure Schedule or any name, trademark, service mark, acronym or logo based on or incorporating the distinctive portions of any of such names, trademarks or service marks (collectively, the “Seller Trademarks”), or any Internet domain name containing all or a portion of a Seller Trademark or set forth in Section 5.7 of the Seller Disclosure Schedule, to Seller or as Seller may direct. Prior to the Closing, Seller and Buyer shall cooperate and act in good faith to negotiate a royalty-free limited license agreement on mutually acceptable and commercially customary terms (the “Trademark License Agreement”) which shall, from and after the Closing, permit the Company to use the “Conseco” name and related Intellectual Property in connection with the operation of the Acquired Business for twelve months following the Closing, but shall not include any license to use such name and such related Intellectual Property in connection with writing any new business. Buyer shall, prior to the date that is twelve months after the Closing Date, change the name of the Company to a name that does not include any reference to “Conseco” or any confusingly similar name or derivative thereof.
(b)    Except as otherwise contemplated by the Trademark License Agreement in accordance with the terms thereof, (i) following the Closing Date, Buyer shall cause the Company promptly to cease and discontinue any and all uses of the Seller Trademarks, whether or not in combination with other words, symbols or other distinctive or non-distinctive elements, and all trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names, brand names and other name or source identifiers that are derivations, translations, adaptations, combinations or variations of the Seller Trademarks or embodying any of the foregoing whether or not in combination with other words, symbols or other distinctive or non-distinctive elements and (ii) Buyer, for itself and its Affiliates, agrees that any and all rights of the Company to the Seller Trademarks, including any such rights licensed to the Company pursuant to any other agreements or arrangements, whether written or oral, with Seller or its Affiliates, shall terminate on the Closing Date without recourse by Buyer or the Company. Neither Buyer nor any of its Affiliates shall seek to register in any jurisdiction any trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier that is a derivation, translation, adaptation, combination or variation of the distinctive portions of the Seller Trademarks.

SECTION 5.8. Further Assurances. Seller and Buyer shall (i) execute and deliver, or shall cause to be executed and delivered, such documents, certificates, agreements and other writings and shall take, or shall cause to be taken, such further actions as may be reasonably required or requested by any party to carry out the provisions of the Transaction Agreements and consummate or implement expeditiously the transactions contemplated by the Transaction Agreements and (ii) shall refrain from taking any actions that could reasonably be expected to materially impair, delay or impede the Closing.

SECTION 5.9. Access to Books and Records.
(a)    Until the seventh anniversary of the Closing (after which anniversary Buyer may destroy such records in its discretion, provided that Buyer shall give 30 days’ notice to Seller prior to destroying any records to permit Seller, at its expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Seller and its Representatives reasonable access to the books and records of the Company for periods ended prior to or as of the Closing Date, and provide information with respect to the Company in a readily accessible form (including financial information in a form consistent with the Company’s historical practice for the preparation of such financial information), to the extent reasonably required by Seller for any lawful business purpose, including litigation and disputes (other than litigation and disputes between or among the parties hereto and their Affiliates), compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory, Tax and accounting matters (including for any such matters related to the Transition Services Agreement), and Buyer shall reasonably cooperate with Seller and its Representatives to furnish such books and records and information and make available officers and employees of the Company for such purposes; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Company. For the avoidance of doubt, neither Seller nor any of its Affiliates shall have any right to examine the books and records of the Company for any periods that begin on or after the Closing Date. Notwithstanding the foregoing, access to records relating to Taxes shall be governed exclusively by Section 8.4.
(b)    Until the seventh anniversary of the Closing (after which anniversary Seller may destroy such records in their discretion, provided that Seller shall give 30 days’ notice to Buyer prior to destroying any records to permit Buyer, at its expense, to examine and duplicate such books and records), Seller shall afford promptly to Buyer and its Representatives reasonable access to the books and records retained by Seller or any of its Affiliates relating to (i) for periods ended prior to or as of the Closing Date, the Business or the affairs of the Company, and (ii) for periods ended on or after the Closing Date, the Acquired Business or the affairs of the Company, and provide information with respect to the Business or Acquired Business (as applicable) and the affairs of the Company in a readily accessible form, to the extent not transferred to Buyer at Closing (either directly or through its ownership and control of the Company) and reasonably required by Buyer for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory, Tax and accounting matters, and Seller shall reasonably cooperate with Buyer and its Representatives to furnish such books and records and information and make available officers and employees of the Seller and its Affiliates for such purposes; provided, that such access does not unreasonably interfere with the conduct of the business of Seller or its Affiliates. Notwithstanding the foregoing, access to records relating to Taxes shall be governed exclusively by Section 8.4.
(c)    Between the date hereof and the Closing, Seller and Buyer shall cooperate to determine the format, timing of, and the electronic systems or other means of delivery of, the books and records of the Company in the possession of Seller or its Affiliates (other than the Company).

SECTION 5.10. D&O Liabilities. From and after the Closing Date, Buyer shall not, and shall cause the Company not to, take any steps that would reasonably be expected to affect adversely the rights of any individual who served as a director or officer of the Company at any time prior to the Closing Date (each, a “D&O Indemnified Person”) to be indemnified, either under Applicable Law or the Organizational Documents of the Company as they existed prior to the Closing Date, against any costs or expenses (including attorneys’ fees and expenses of investigation, defense and ongoing monitoring), judgments, penalties, fines, losses, charges, demands, actions, suits, proceedings, settlements, assessments, deficiencies, Taxes, interest, obligations, damages, liabilities or amounts paid in settlement incurred in connection with any claim, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date and relating to the fact that the D&O Indemnified Person was a director or officer of the Company, whether asserted or claimed prior to, at or after the Closing Date. Seller, on its own behalf and on behalf of its Affiliates, hereby expressly releases, surrenders, forgives and waives any and all rights or claims it has or may in the future have against any director or officer of the Company, solely in their capacities as such, with respect to any matter arising or existing at any time period ending on or prior to the Closing Date.

SECTION 5.11. Investment Assets.
(a)    The Company shall use its commercially reasonable efforts to sell to a third party or transfer to Seller or its Affiliates at or prior to the Closing each of the Investment Assets set forth in Section 5.11(a) of the Seller Disclosure Schedule, in each case at a purchase price (payable in cash or securities that would otherwise comply with the Investment Guidelines as defined below) equal to the fair market value with respect to such Investment Assets.
(b)    Between the date hereof and April 1, 2014, the parties shall cooperate and work together in good faith to review the mortgage loans included in the Company’s investment portfolio to determine and mutually agree whether any such mortgage loans will be transferred in accordance with Section 5.11(a) or otherwise in connection with the Restructuring.
(c)    After the date hereof and through the Closing Date, except as set forth in Section 5.11(a) or Section 5.11(b), Seller shall cause the Company’s Investment Assets to be managed in accordance with the investment guidelines attached as Section 5.11(c) of the Seller Disclosure Schedule hereto (the “Investment Guidelines”).

SECTION 5.12. Non-Solicitation of Employees. For a period of 24 months following the Closing Date, without the prior written consent of Seller, neither Buyer nor any of its Affiliates shall, whether directly or indirectly, solicit for employment, employ or contract for the services of any Person who is employed by or engaged in the business of Seller or any of its Affiliates in a senior management position (being a Director or more senior); provided, that nothing in this Section 5.12(b) shall prohibit Buyer or any of its Affiliates (including the Company) from engaging in general solicitations not directed at such Persons, or from soliciting, employing or contracting for the services of any such Person whose employment with or engagement by Seller and its Affiliates has been terminated by Seller or its applicable Affiliate or who has otherwise ceased to be employed or engaged by Seller or any of its Affiliates for a period of at least six months prior to the first contact by Buyer or any of its Affiliates with such Person.

SECTION 5.13. Transition Planning.
(a)Subject to compliance with Applicable Law (including applicable antitrust laws and regulatory restrictions), Seller and Buyer shall, on or as promptly as practicable after the date hereof, establish a joint migration and transition committee (the “Transition Committee”) comprising an equal number of representatives appointed by each party having the requisite skills, knowledge and experience to oversee and manage the implementation of Transition Services (as such term is defined in the Transition Services Agreement), including (i) delivering detailed timetables and plans as to the steps each party shall take in relation to the Transition Services in order to (A) maintain the status quo with respect to the Acquired Business as much as reasonably possible and ensure continuity and lack of disruption in servicing the Acquired Business and (B) support the timely migration of the Acquired Business to the Buyer in a state such that Buyer will, no later than the time at which the obligation to provide any particular service under the Transition Services Agreement is terminated, be capable of operating and managing such Acquired Business in a competent and functional manner without the benefit of receiving such service under the Transition Services Agreement (the “Separation Plan”), and (ii) overseeing the performance of obligations under the Transition Services Agreement from and after the Closing (including performance charging and any extension or termination of Transition Services thereunder); provided, that, notwithstanding the foregoing or anything to the contrary herein, nothing herein shall require Seller or any of its Affiliates to provide Excluded Services (as defined in the Transition Services Agreement) to Buyer, the Company or any of their Affiliates from and after the Closing. The Transition Committee shall be co-chaired by a representative of Seller and a representative of Buyer (each such co-chair, a “Service Coordinator”), and shall meet in person at a mutually agreed-upon location (which may vary depending on the number and nature of the meetings), or through any other medium through which all participants in the meeting can hear each other, as frequently as the Transition Committee may reasonably determine. Seller and Buyer shall each bear their own costs associated with the establishment and operation of the Transition Committee. Any decision made by the Transition Committee shall require the approval of at least one appointee of Seller and one appointee of Buyer.
(b)Buyer and Seller shall ensure that the Transition Committee shall use its commercially reasonable efforts to establish the Separation Plan as promptly as practicable and, in any event, within 90 days after the date hereof. The Separation Plan shall include timetables and plans relating to the following (and in each case subject to, and in accordance with, the terms of this Agreement, the Transition Services Agreement and the other Transaction Documents):
(i)the conversion and transfer to Buyer of data and databases primarily related to the Acquired Business;
(ii)the replacement by Buyer of any service provided by or on behalf of Seller or any of its Affiliates to the Company or the Acquired Business between January 1, 2013 and the date hereof;
(iii)milestones and associated criteria for “go/no go” decisions, including appropriate data migration testing and associated acceptance criteria;
(iv)the implementation of safeguards to ensure minimal disruption to the parties’ ongoing businesses while services are being provided under the Transition Services Agreement;
(v)ensuring appropriate levels of core and dedicated resources required to support the services to be provided under the Transition Services Agreement;
(vi)any other activities required to enable the parties to comply with their respective obligations under the Transition Services Agreement; and
(vii)testing and acceptance of services to be provided under the Transition Services Agreement.

(c)    Unless otherwise agreed upon by the parties, the parties shall direct all initial communications relating to the Separation Plan and the Transition Services Agreement to the Service Coordinators. Either party may replace its Service Coordinator at any time by providing written notice of such replacement to the other party. In the event a dispute arises with respect to the Transition Services Agreement or the Separation Plan or its implementation, the parties will conduct face to face or telephonic negotiations between the parties’ respective internal subject matter experts who serve on the Transition Committee, which negotiations shall be conducted within five Business Days following a written request from either party (“Level One Negotiations”). The parties shall ensure that their respective members on the Transition Committee use their commercially reasonable efforts and work together in good faith to resolve any such disagreements or disputes as expeditiously as possible. If the Transition Committee is unable to resolve the dispute within five Business Days after the parties have commenced Level One Negotiations, then either party may request face to face negotiations between the parties’ respective Service Coordinators, which negotiations shall be conducted within five Business Days of any such request (“Level Two Negotiations”). If the Service Coordinators are unable to resolve the dispute within five Business Days after the parties have commenced Level Two Negotiations, either party may request face to face or telephonic negotiations between a senior executive of Seller and a senior executive of Buyer, which negotiations shall be conducted within five Business days after such request (“Level Three Negotiations”). If such executives are unable to resolve the dispute within five Business Days after the parties have commenced Level Three Negotiations, any unresolved dispute arising out of the interpretation, performance, or breach of the provisions of this Agreement relating to the Transition Services Agreement or the Separation Plan may be resolved pursuant to Section 10.7 of this Agreement or Section 12.05 of the Transition Services Agreement.
(d)    Notwithstanding anything to the contrary contained in this Section 5.13, from and after the date hereof the Seller shall and shall cause the Company to consult and cooperate with, and use commercially reasonable efforts to effect the requests of, Buyer to undertake the preparatory work and planning necessary or appropriate to ensure the continuity or transition of key functional areas affecting the Company or the Acquired Business after the Closing Date including, without limitation (i) conversion of specific transition services identified by the Buyer, (ii) preparation of the Company’s quarterly financial and actuarial statements and reports, (iii) current and prospective management of the Non-Guaranteed Elements, and (iv) current and prospective management of the Investment Assets.

SECTION 5.14. Delivery of Reports. After the date hereof and through the Closing Date, Seller shall furnish promptly to Buyer (a) a copy of each annual statement and quarterly statement filed with the Indiana Department of Insurance by the Company, and (b) any management financial reports prepared with respect to the Company; provided, however, that nothing in clause (a) or (b) of this Section 5.14 shall require Seller or any of its Affiliates to prepare or furnish any report or other information that has not otherwise been prepared in the ordinary course of business. In the event any annual or quarterly statement prepared between the date hereof and the Closing Date reflects the application of any statutory accounting practice permitted (as opposed to prescribed) by the applicable Insurance Regulator, Seller shall, contemporaneously with delivery of such report to Buyer, deliver to Buyer a report setting forth a description of such permitted accounting practice.

SECTION 5.15. Litigation Support. In the event and for so long as any party actively is contesting or defending against any claim, demand, action, proceeding, suit or appeal in connection with the transactions contemplated by this Agreement (in each case other than any such claim, demand, action, proceeding, suit or appeal between or among the parties hereto or their Affiliates), each of the other parties shall reasonably cooperate with it and its counsel in the defense or contest, make reasonably available their personnel, and provide such testimony and reasonable access to their books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under the provisions of this Agreement).

SECTION 5.16. Due Diligence Materials. Notwithstanding any other provision of this Agreement, following the Closing, each of Buyer and Seller may retain one copy of all materials provided or made available by Seller to Buyer during the due diligence review of the Business by Buyer. Seller will deliver to Buyer, as soon as reasonably practicable following the date hereof, a compact disc containing the contents of the “electronic” data room maintained by Seller in connection with the sale of the Business to Buyer; provided that, for the avoidance of doubt, such compact disc need not include any documents or information not made available to Buyer prior to the date hereof.

SECTION 5.17. No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article IX, Seller will not, and will cause the Company and Colonial Penn (with respect to the Annuity Business) and each of their Representatives not to, directly or indirectly solicit, initiate, or intentionally encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets the Company or Colonial Penn (as it relates to the Annuity Business), or any of the capital stock of the Company, or any merger, consolidation, business combination, reinsurance transaction or similar transaction involving the Company.

SECTION 5.18. Investment Management Agreement.  At the Closing, Buyer shall, and Seller shall cause 40|86 Advisors, Inc., a Delaware corporation and a wholly owned Subsidiary of Seller, to, enter into an investment management agreement having the terms set forth on Section 5.18 of the Seller Disclosure Schedule and such other terms as are commercially customary and mutually acceptable to Buyer and Seller (the “Investment Management Agreement”).

ARTICLE VI.
CONDITIONS PRECEDENT

SECTION 6.1. Conditions to Each Party’s Obligations. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:
(a)    Approvals. All consents, approvals or authorizations of, declarations or filings with, or notices to, any Governmental Entity in connection with the transactions contemplated hereby that are set forth in Section 3.5 of the Seller Disclosure Schedule or Section 4.3 of the Buyer Disclosure Schedule shall have been obtained or made and shall be in full force and effect, and all waiting periods required under Applicable Law with respect thereto shall have expired or been terminated, in each case without the imposition of a Burdensome Condition with respect to the party seeking to invoke this condition.
(b)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of the purchase and sale of the Shares or any other material transaction contemplated by the Transaction Agreements shall be in effect; provided, that the party seeking to invoke this condition shall have used its commercially reasonable efforts to have any such order or injunction vacated.

SECTION 6.2. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect, other than as set forth in the first sentence of Section 3.8) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Performance of Obligations of Seller. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)    Closing Deliveries. Seller shall have delivered or caused to be delivered to Buyer each of the documents required to be delivered pursuant to Section 2.3. Without in any way limiting the foregoing, each transaction contemplated by the Restructuring Agreements shall have been, or shall contemporaneously with the Closing be, effected.
(d)    Secretaries’ Certificates. Seller shall have delivered to Buyer a certificate of the secretary or assistant secretary of Seller and CDOC, dated as of the Closing Date, as to (i) the resolutions of the board of directors (or other similar governing body) of Seller and CDOC authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is or will be a party, (ii) the status and signature of each of its officers who executed and delivered this Agreement and such other Transaction Agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, and (iii) its due incorporation, existence and good standing.
(e)    Material Adverse Effect. Since the date hereof, there shall not have been any change, event or circumstance with respect to the Company or the Acquired Business which constitutes, or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.
(f)    Risk-Based Capital. The Company’s RBC Level shall not be less than its Authorized Control Level RBC as of the Closing Date based on information reflected on the Estimated Balance Sheet.
SECTION 6.3. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct (without giving effect to any limitation set forth therein as to materiality) would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by this Agreement.
(b)    Performance of Obligations of Buyer. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)    Secretaries’ Certificates. Buyer shall have delivered to Seller a certificate of the secretary or assistant secretary of Buyer, dated as of the Closing Date, as to (i) the resolutions of the board of directors (or other similar governing body) of such party authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is or will be a party, (ii) the status and signature of each of its officers who executed and delivered this Agreement and such other Transaction Agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, and (iii) its due incorporation, existence and good standing.
(d)    Closing Deliveries. Buyer shall have delivered or caused to have delivered to Seller each of the documents required to be delivered pursuant to Section 2.3.

ARTICLE VII.
INDEMNIFICATION

SECTION 7.1. Survival of Representations, Warranties and Covenants.
(a)    The representations and warranties of Seller and Buyer contained in this Agreement, and in any certificate furnished under Section 2.3(a)(ii) or Section 2.3(b)(i) of this Agreement, shall survive the Closing solely for purposes of this Article VII and shall terminate and expire at the end of the calendar day by which a claim for indemnification with respect to such matter must be made, as provided herein. Neither Seller nor Buyer shall have any obligation to indemnify the Buyer Indemnified Persons or Seller Indemnified Persons, as

applicable, under this Article VII for any breach of any representation or breach of warranty, or for any misrepresentation in any certificate furnished under Section 2.3(a)(ii) or Section 2.3(b)(i) of this Agreement, unless on or before the date that is 15 months after the Closing Date, the party seeking indemnification notifies the other party of a claim specifying the factual basis for the claim in reasonable detail to the extent then known by the party seeking indemnification; provided that, notwithstanding the foregoing limitations, (i) claims for indemnification based on a breach of the representations and warranties made in Sections 3.1, 3.2(a), 3.3, 3.4, 3.18 and paragraphs (d), (f), (j), (l), (m), (n), (o) and (p) of Section 3.10, and Sections 4.1, 4.2, 4.5, 4.10 and 4.11 (collectively, the “Fundamental Representations”) shall survive the Closing until the expiration of their applicable statutes of limitations and may be made at any time prior to such expiration, (ii) claims for indemnification based on a breach of the representations and warranties made in Section 3.2(b) shall survive the Closing indefinitely, (iii) claims for indemnification based on a breach of the representations and warranties made in Section 3.6(b) or in Section 3.10 (other than paragraphs (d), (f), (j), (l), (m), (n), (o) and (p) thereof) shall not survive the Closing Date, (iv) claims for indemnification based on a breach of the representations and warranties made in Sections 3.13, 3.15, 3.16 and 3.25 shall survive the Closing Date until the earlier of (A) the date that is 22 months after the Closing Date and (B) the date that is one hundred eighty (180) days after the Conversion Completion Date and (v) claims for indemnification based on a breach of the representations and warranties made in Section 3.22 shall survive the Closing Date for a period of twelve (12) months.
(b)    To the extent that any covenant in this Agreement is to be performed solely prior to Closing, such covenant will survive and remain in effect in accordance with its terms until, and a claim for a breach of such covenant may be made any time prior to, the date that is 15 months after the Closing Date, after which no claim for indemnification with respect thereto may be brought hereunder. To the extent that any covenant in this Agreement is to be performed after the Closing, each such covenant in this Agreement will survive and remain in effect until, and a claim for a breach of such covenant may be made any time prior to, the date on which such covenant expires in accordance with its terms, plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder.
(c)    A claim for an Indemnifiable Loss pursuant to Section 7.2(a)(iv) may be made at any time and will be validly made if the relevant Buyer Indemnified Person notifies Seller of a claim specifying the factual basis for the claim in reasonable detail to the extent then known by such Buyer Indemnified Person; provided, however, that, notwithstanding the foregoing or anything to the contrary in this Agreement, no claim for indemnification in respect of an Indemnifiable Loss pursuant to Section 7.2(a)(iv) that results from or arises out of any Excluded Liability that is reinsured under, subject to or covered by the WNIC Reinsurance Agreements, may be made unless and until the applicable Buyer Indemnified Person has obtained in its favor a judgment or arbitral award, as applicable,  under the applicable provisions of such agreement and the amount thereof is not paid by the applicable counterparty (including any assignee thereof) within five (5) Business Days after presentation of a written demand therefor; provided, however, that in the event that such counterparty (and/or assignee) is, at the time any payment or other obligation becomes due and payable in accordance with the terms of such agreement, subject to insolvency, bankruptcy, rehabilitation, conservation or a comparable proceeding under Applicable Law, Seller shall upon written demand promptly pay the amount of such obligation to the applicable Buyer Indemnified Person; provided, further,  that  upon such payment Seller shall be subrogated to all rights and interests of the applicable Buyer Indemnified Person and shall succeed to such rights and interests of such Buyer Indemnified Person as may exist under the terms of such agreement with respect to such Indemnifiable Loss, including the right to assert any defenses available to the Buyer Indemnified Person with respect to any matter relating thereto.
(d)    A claim for an Indemnifiable Loss pursuant to Section 7.2(b)(iii) may be made at any time and will be validly made if the relevant Seller Indemnified Person notifies Buyer of a claim specifying the factual basis for the claim in reasonable detail to the extent then known by such Seller Indemnified Person; provided, however, that the availability of indemnification in respect of any Indemnifiable Loss pursuant to Section 7.2(b)(iii) shall not in any way limit or affect any right of any Seller Indemnified Person under any other Transaction Agreement (including the Special Support Services Agreement), nor shall any recovery by any Seller Indemnified Person under any such Transaction Agreement limit or affect any right of any Seller Indemnified Person under Section 7.2(b)(iii). The foregoing shall be subject to the last sentence of Section 7.8.
(e)    Any claim for indemnification in respect of an Indemnifiable Loss that is not asserted by notice prior to the expiration of the specified period in which such claim may be made shall not be valid and any right to indemnification with respect to the matter in question is hereby irrevocably waived after the expiration of such period; provided that any claim properly made for an Indemnifiable Loss asserted prior to the expiration of the specified period in which such claim may be made will be timely made for all purposes hereof and such claim shall continue until fully and finally resolved.

SECTION 7.2. Indemnification.
(a)    Seller shall indemnify and hold harmless Buyer and its Affiliates (including, on and after the Closing Date, the Company) (collectively, the “Buyer Indemnified Persons”) from and against any and all Indemnifiable Losses to the extent resulting from or arising out of:
(i)    any breach of any representation or warranty of Seller made in this Agreement (other than those set forth in Section 3.10 or Section 3.25, which are addressed in Article VIII, and in Section 3.22, which are addressed in Section 7.2(a)(iii) below), and any misrepresentation in any certificate furnished to Buyer by Seller under Section 2.3(a)(ii) of this Agreement;
(ii)    any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement (other than those set forth in Article VIII, which are addressed therein);
(iii)    any breach of any representation or warranty of Seller made in Section 3.22; or
(iv)    the Excluded Liabilities.

(b)    Buyer shall indemnify and hold harmless Seller and its Affiliates (collectively, the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses to the extent resulting from or arising out of:
(i)    any breach of any representation or warranty of Buyer made in this Agreement and any misrepresentation in any certificate furnished to Seller by Buyer under Section 2.3(b)(i) of this Agreement;
(ii)    any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement (other than those set forth in Article VIII, which are addressed therein); or
(iii)    any change to Non-Guaranteed Elements effected by the Company from and after the Closing.
(c)    For purposes of determining whether any breach of any representation or warranty made in this Agreement has occurred, and for purposes of determining the amount of an Indemnifiable Loss resulting from such breach, each such representation and warranty (other than the first sentence of Section 3.8, the first paragraph of Section 3.13(a), Section 3.13(a)(i), (iv), (xiii), (xvi) and (xviii) and Section 3.22, and other than is inherent in the methods, procedures and practices that constitute SAP or generally accepted actuarial standards for purposes of Section 3.6 and Section 3.20), shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein (including, for the avoidance of doubt, without regard to any materiality qualifier in the text of Section 3.6 and Section 3.20).

SECTION 7.3. Certain Limitations.
(a)    Except as provided below, no party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 7.2(a)(i) or Section 7.2(a)(iii) (in the case of Seller) or Section 7.2(b)(i) (in the case of Buyer) (i) with respect to any claim, unless such claim involves Indemnifiable Losses in excess of $100,000 (the “Threshold Amount”) (nor shall any claim that does not exceed the Threshold Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Indemnitor is responsible under clause (ii) below), and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 7.2(a)(i) and Section 7.2(a)(iii), or under such Section 7.2(b)(i), as the case may be, exceeds 2.0% of the Purchase Price for all Indemnifiable Losses (the “Indemnification Basket”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 7.2(a)(i) and Section 7.2(a)(iii), or under such Section 7.2(b)(i), as the case may be, that is in excess of the Indemnification Basket, but subject to the limitations set forth in this Article VII.  The maximum aggregate liability of Seller, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses arising under Sections 7.2(a)(i) or Section 7.2(a)(iii) (which shall also be subject to the limitations set forth in clause (z) of the next sentence), in the case of Seller, or Section 7.2(b)(i), in the case of Buyer, shall be 20% of the Purchase Price (the “Cap”).  Notwithstanding the foregoing, (w) in no event shall the limitations set forth in the foregoing provisions of this Section 7.3(a) apply with respect to claims for breaches of the Fundamental Representations, (x) for the avoidance of doubt, in no event shall the limitations set forth in the foregoing provisions of this Section 7.3(a) apply with respect to Sections 7.2(a)(ii) or Section 7.2(a)(iv) or Section 7.2(b)(ii) or Section 7.2(b)(iii); (y) the maximum aggregate liability of Buyer for any and all Indemnifiable Losses arising under Section 7.2(b)(iii) shall not exceed $1,000,000; and (z) the maximum aggregate liability of Seller to the Buyer Indemnified Persons for any and all Indemnifiable Losses arising out of the Company’s proposal, establishment, implementation, change or administration of Non-Guaranteed Elements (including any Indemnifiable Losses related to any Actions or regulatory proceedings with respect thereto and all Indemnifiable Losses arising under Section 7.2(a)(iii), but excluding any Indemnifiable Losses arising under Section 7.2(a)(ii) (solely with respect to breaches of Section 5.1)) shall be 10% of the Purchase Price. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Seller to all Buyer Indemnified Persons for all Indemnifiable Losses under this Agreement (other than those arising under Section 7.2(a)(ii) (solely with respect to breaches of Section 5.1), Section 7.2(a)(iv) or Section 8.1(a)(ii), or from claims for fraud with a specific intent to deceive) shall not exceed the Purchase Price.
(b)    If any Buyer Indemnified Person actually recognizes a Tax benefit in respect of an Indemnifiable Loss subsequent to an Indemnity Payment made by an Indemnitor to an Indemnitee with respect to such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such Tax benefit recognized by such Buyer Indemnified Person up to the amount of such Indemnity Payment received by the Indemnitee, net of any expenses incurred by such Buyer Indemnified Person in pursuing such Tax benefit, within 15 days after the Buyer Indemnified Person recognizes such Tax benefit in the form of cash actually received or reduction in cash Taxes actually paid. If any Tax benefit (or portion thereof) in respect of an Indemnifiable Loss that either (i) reduces the Indemnity Payments made by an Indemnitor prior to the time such payment is made or (ii) obligates an Indemnitee to make payments to the Indemnitor under the immediately preceding sentence of this Section 7.3(b), is disallowed as a result of an audit or otherwise, the applicable Indemnitor shall promptly pay to the applicable Indemnitee the amount of such disallowed Tax benefit within 30 days after the Indemnitee notifies the Indemnitor that the adjustment with respect to such disallowance has been paid or otherwise taken into account.
(c)    The right to indemnification, payment of Indemnifiable Losses, or other remedy based on representations, warranties, covenants, and obligations under this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or based on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Indemnifiable Losses, or other remedy based on such representations, warranties, covenants, and obligations.
(d)    Each Indemnitee shall use commercially reasonable efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder, including by using commercially reasonable efforts to collect the maximum amount recoverable with respect thereto under any insurance or reinsurance coverage or other applicable source of recovery.

SECTION 7.4. Definitions. As used in this Agreement:
(a)    “Indemnitee” means any Person entitled to indemnification under this Agreement;
(b)    “Indemnitor” means any Person required to provide indemnification under this Agreement;
(c)    “Indemnifiable Losses” means (subject to the third sentence of this Section 7.4(c)) any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses) other than amounts constituting consequential, indirect, special or punitive damages, including loss of future revenue, income or profits, or any diminution of value or multiple of earnings damages relating to the breach or alleged breach of this Agreement (except as provided below or to the extent awarded and paid to a third party in connection with a Third Party Claim); provided, that Indemnifiable Losses may include damages for (or calculated on the basis of) lost profits or diminution of value to the extent that such lost profits or diminution of value are within the reasonable contemplation of the parties and are the direct and reasonably foreseeable consequence of the breach or alleged breach giving rise to the claim on which such Indemnifiable Losses are based and can be proven with reasonable certainty; and provided further, that lost profits or diminution of value with respect to the reduction or elimination of any profits contemplated by the Milliman Report shall be determined by application of the actuarial methodologies and approaches employed by Milliman and reflected in the Milliman Report, discounted using a 12% discount rate, in each case as of the date of the loss giving rise to the related claim. Any such damages, losses, liabilities, obligations, costs and expenses shall be net of any (i) amounts recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement less any costs incurred in recovering such amount, (ii) amounts reserved for on the Final Balance Sheet or otherwise included in the calculation of the Final Closing Statutory Value, and (iii) Tax benefit deduction computed pursuant to Section 7.3(b) (it being understood that no Indemnity Payment to be made hereunder may be withheld or otherwise delayed due to the fact that an expected Tax benefit has not actually been recognized by the applicable Indemnitee). Notwithstanding the foregoing, for purposes of this Agreement, as respects any breach of the terms of, or misrepresentation with respect to, Section 3.26 hereof (SSDMF Matters), “Indemnifiable Losses” will comprise only fines, penalties, forfeitures, sanctions or other losses, liabilities or obligations paid to Governmental Entities (including, for the avoidance of doubt, any related costs or expenses (including reasonable attorneys’ fees and the fees of other consultants)) to the extent resulting from or arising out of any such breach or misrepresentation but excluding, for the avoidance of doubt, policy benefits directly or indirectly required to be paid by virtue of SSDMF matching protocols to policyholders or beneficiaries with respect to the Insurance Contracts or, alternatively, directly or indirectly under the terms of applicable escheat or similar requirements to any Governmental Entity including, without limitation, related amounts of interest, whether determined in accordance with the terms of the Insurance Contracts or otherwise under Applicable Law;

(d)    “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and
(e)    “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement, (including, for the avoidance of doubt, any Taxing Authority).

SECTION 7.5. Procedures for Third Party Claims.
(a)    If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice thereof (but in no event later than 30 days after becoming aware) and such notice shall include a reasonable description of the claim and any documents relating to the claim and, if reasonably practicable, an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay. Thereafter, the Indemnitee shall deliver to the Indemnitor, within five calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b)    The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for legal expenses incurred by the Indemnitee in connection with the defense thereof subsequent to the date such defense is assumed. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period after the 10th Business Day after the Indemnitee provides notice of a Third Party Claim to the Indemnitor during which the Indemnitor has not assumed the defense thereof unless it is ultimately determined that the Indemnitee is not entitled to indemnification hereunder. If the Indemnitor chooses to defend any Third Party Claim, all of the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnitor has not assumed the defense of a Third Party Claim within 10 Business Days after receipt by the Indemnitor of notice thereof pursuant to Section 7.5(a), the Indemnitee shall be entitled, in its reasonable discretion, to admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim; provided, however, that if the Indemnitor assumes the defense of any such Third Party Claim (including any such assumption that includes a reservation by the Indemnitor of any or all of its rights under this Agreement and otherwise with respect to such Third Party Claim, including its right to contest the obligation to provide any indemnification under this Agreement with respect to such Third Party Claim), the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.
(c)    Section 8.6, and not this Section 7.5, shall apply in the case of any Third Party Claim, Tax Proceeding, or other proceeding relating to Taxes or a liability for Taxes.

SECTION 7.6. Direct Claims. The Indemnitor will have a period of fifteen (15) days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such fifteen (15) day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.

SECTION 7.7. Sole Remedy. The parties hereto acknowledge and agree that, except as set forth in Section 2.5 (Post Closing Payments) and Section 10.7(b) (Specific Performance), if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims arising out of this Agreement shall be pursuant to the provisions set forth in this Article VII (Indemnification) or Article VIII (Tax Matters); provided that, nothing contained in this Article VII (Indemnification) or in Article VIII (Tax Matters) shall alter or limit the rights and remedies of the parties under the other Transaction Agreements, all of which rights and remedies shall be as set forth in such other Transaction Agreements (but in no event may a party pursue or recover duplicative losses under this Agreement and the relevant Transaction Agreement); and provided further that nothing contained in this Article VII (Indemnification) or in Article VIII (Taxes) shall alter or limit the rights and remedies of the parties to pursue a common law claim for fraud with specific intent to deceive.

SECTION 7.8. Certain Other Matters. Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated to all rights of Indemnitee against any third Person (other than any Taxing Authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights. For the avoidance of doubt, Seller shall not be required to indemnify any Buyer Indemnified Person under this Agreement or any other Transaction Agreement for any liability to the extent such liability, or the amount thereof, was the subject of a Dispute Notice and resolved in accordance with the dispute resolution procedures set forth in Section 2.5. In no event shall any Indemnitee (i) be entitled to duplicate losses under two or more Transaction Agreements attributable to the same underlying event giving rise to such loss or losses, or (ii) initiate duplicate proceedings under two or more Transaction Agreements seeking recovery for the same loss or losses.

SECTION 7.9. Certain Assurances.
(a)    In the event that a Specified Event occurs at any time prior to the fifth anniversary of the Closing Date (the “Limitation Period”), in order to secure the payment and indemnification obligations of Buyer hereunder and under the other Transaction Agreements, Buyer shall promptly (i) establish and maintain a trust account (the “Trust Account”) in force on commercially usual and customary terms with a Qualified United States Financial Institution (the “Trustee”), for the benefit of Seller and its Affiliates and at Buyer’s sole cost and expense and otherwise consistent with the provisions of this Section 7.9 and (ii) shall fund the Trust Account with Investment Assets having a then-current statutory book value of not less than $37.5 million (the “Trust Assets”). Buyer acknowledges and agrees that the Trust Assets shall be subject to a first priority security interest in favor of Seller and its Affiliates and shall not be pledged, subjected to a Lien or otherwise hypothecated to or for the benefit of any other Person.
(b)    The Trust Assets will be managed by Buyer in accordance with the Investment Guidelines.
(c)    The Parties agree to work in good faith prior to the Closing to agree upon the terms of the trust agreement governing the Trust Account and the Trust Assets (the “Trust Agreement”).
(d)    Buyer and Seller agree that the assets maintained in the Trust Account may be withdrawn by Seller only after a default by Buyer in the performance of its monetary obligations hereunder and under the other Transaction Agreements, and only if such default has not been cured by Buyer within ten (10) Business Days following its receipt of a specific written notice thereof delivered by Seller, and solely to the extent required to cure such default and, notwithstanding any other provision of this Agreement, shall be utilized and applied by Seller and its Affiliates or any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, without diminution because of insolvency on the part of Seller or Buyer, only to pay amounts then due to Seller and its Affiliates under this Agreement and the other Transaction Agreements.  The amount of any such withdrawal in excess of amounts then due hereunder and thereunder shall be deemed maintained in an equitable or constructive trust for the benefit of Buyer and promptly returned thereto.

(e)    Buyer will provide Seller with a written notice of the occurrence of any Specified Event within five (5) days after the earliest of (i) the date on which Buyer becomes aware of such Specified Event, (ii) the date on which Buyer files a statutory financial statement with its domiciliary regulator that reflects that a Specified Event has occurred or (iii) the date that is 45 days after the end of any calendar quarter in which a Specified Event occurs

ARTICLE VIII.
TAX MATTERS

SECTION 8.1. Indemnification for Taxes.
(a)    Seller shall indemnify and hold harmless the Buyer Indemnified Persons from any and all Indemnifiable Losses to the extent arising out of the following:
(i)    any Taxes with respect to the Company for all Pre-Closing Tax Periods (including all Taxes attributable to the Restructuring), except:
a.to the extent any such Tax is attributable to an adjustment that results in an increase in the taxable income of the Company for any Pre-Closing Tax Period and an equal or greater decrease in the taxable income of the Company in a Post-Closing Tax Period; and
b.to the extent of any accrued liability for Taxes taken into account in the calculation of the Final Adjustment Amount;
(ii)    any Tax Liability of any member of the Seller Group other than the Company pursuant to any provision of joint and several liability under Treasury Regulation Section 1.1502-6 (and any corresponding provision of state, local, or foreign law;
(iii)    any liability for Taxes, or any liability attributable to any Tax, for which the Company may be liable, imposed on or attributable to any Person other than the Company for or with respect to any Pre-Closing Tax Period or portion thereof , as a transferee or successor or by contract (other than contracts entered into in the ordinary course of business or pursuant to commercial lending arrangements));
(iv)    any breach of any representation or warranty set forth in Section 3.10(d), (f), (j), (l), (m), (n), (o) or (p) or Section 3.25 (without regard to any materiality or Material Adverse Effect qualifier contained therein);
(v)    any breach or nonfulfillment of any agreement or covenant set forth in this Article VIII; or
(vi)    Seller’s share of any Conveyance Taxes under Section 8.5.
(b)    Buyer agrees to indemnify and hold harmless the Seller Indemnified Persons from and against (i) any and all liabilities for Taxes with respect to the Company for all Post-Closing Tax Periods and (ii) Buyer’s share of any Conveyance Taxes under Section 8.5.

(c)    For purposes of this Agreement, Taxes for a Straddle Period shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in the following manner:
(i)    in the case of Taxes based on or measured by income, gain, or receipts, or related to the actual or deemed sale or transfer of property, or which are withholding Taxes, such Taxes shall be allocated based on an interim closing of the books as of the day on which the Closing occurs (except that exemptions, allowances, deductions or similar amounts that are calculated on an annual basis, such as the deduction for depreciation, shall be ratably apportioned on a per diem basis); and
(ii)    in the case of Taxes calculated on a periodic basis, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

SECTION 8.2. Filing of Tax Returns.
(a)    (i) Seller shall prepare and timely file, or cause to be prepared and timely filed, all Consolidated Returns that include the Company, regardless of when such Tax Returns are required to be filed.
(ii)    Seller shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns for the Company for taxable periods that end on or before the Closing Date and that are required to be filed prior to the Closing Date (taking into account any extensions) other than Tax Returns described in Section 8.2(a)(i) and shall provide Buyer with copies of such Tax Returns.
(iii)    From and after the Closing, Buyer shall cause the Company to provide Seller and its Affiliates in a timely fashion in accordance with past practice all filing information relating to the Company necessary for the preparation and filing of the Consolidated Returns.
(b)    Buyer shall prepare and timely file, or cause to be prepared and timely filed, Tax Returns for the Company for taxable periods that end on or before the Closing Date that are not described in Section 8.2(a) and for any Straddle Period. Such Tax Returns shall be prepared in a manner consistent with the positions taken, and with accounting methods used, on the Tax Returns filed by or with respect to the Company prior to the day on which the Closing occurs, unless otherwise required by Applicable Law or agreed by Seller and Buyer. Buyer shall deliver any such Tax Return to Seller for Seller’s review at least 30 days (or, in the case of premium Tax Returns, 10 days) prior to the date such Tax Return is required to be filed and shall (i) accept all comments of Seller in respect of such Tax Returns for taxable periods that end on or before the Closing Date and (ii) consider in good faith all comments of Seller in respect of Tax Returns for Straddle Periods.
(c)    Buyer shall prepare and timely file, or cause the Company to prepare and timely file, all Tax Returns required to be filed by or with respect to the Company for any Tax period beginning after the Closing Date.

(d)    Except to the extent otherwise required by Applicable Law, Buyer shall not, and shall not permit any of its Affiliates to, without the prior written consent of Seller, which consent may not be unreasonably withheld, conditioned or delayed, amend any Tax Returns of the Company relating in whole or in part to a Pre-Closing Tax Period.

SECTION 8.3. Tax Refunds. Any Tax refund, credit, or similar benefit (including any interest paid or credited with respect thereto) (a “Tax Refund”) relating to the Company for Taxes paid for any Pre-Closing Tax Period shall be the property of Seller except to the extent such Tax Refund was taken into account in calculating the Final Adjustment Amount. If received by Buyer or the Company, Buyer shall, or shall cause the Company to, pay such Tax Refund promptly to Seller, net of any Tax cost to Buyer or any of its Affiliates attributable to the receipt of such refund. In the event that any such Tax Refund is subsequently contested by any Tax authority, such contest shall be handled in accordance with the procedures in Section 8.6. Any additional Taxes resulting from the contest shall be indemnified in accordance with Section 8.1.

SECTION 8.4. Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them or their respective Affiliates may reasonably request of the other in filing any Tax Return, amended Tax Return or claim for Tax Refund, determining a liability for Taxes or a right to a Tax Refund, or participating in or conducting any contest in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each party and its Affiliates shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for each Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the statute of limitations of the Tax period to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective Tax periods, or (ii) three years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.4 shall be kept confidential except as otherwise may be necessary in connection with the filing of Tax Returns or claims for Tax Refunds or in conducting a contest or as otherwise may be required by Applicable Law or the rules of any stock exchange.

SECTION 8.5. Conveyance Taxes. Buyer or Seller, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes (“Conveyance Taxes”) which become payable in connection with the purchase of Shares by Buyer and shall file such applications and documents as shall permit any Conveyance Taxes to be assessed and paid. Any Conveyance Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be shared equally by Seller and Buyer.

SECTION 8.6. Tax Proceedings.
(a)    Each party hereto shall provide the other with prompt notice of any Tax adjustment proposed by a Taxing Authority or other claim that could give rise to a claim for indemnification under this Article VIII (a “Tax Proceeding”); provided, that the failure to provide such notice shall not affect any right to indemnification under this Article VIII except to the extent that the party not receiving notice is prejudiced thereby. If the resolution of any Tax Proceeding would be grounds for indemnification under this Article VIII by the party not in control of the conduct of such Tax Proceeding pursuant to this Section 8.6 (the “Non-Controlling Party”), (A) the party in control of such Tax Proceeding (the “Controlling Party”) shall keep the Non-Controlling Party fully informed of any proceedings, events and developments relating to or in connection with such Tax Proceeding; (B) the Non-Controlling Party shall be entitled to receive copies of all correspondence and documents relating to such Tax Proceeding; and (C) at its own cost and expense, the Non-Controlling Party shall have the right to participate in (but not control) the conduct of such Tax Proceeding. Notwithstanding any such control (i) Buyer shall not, and shall not permit the Company to, enter into any settlement or admit any fault or liability with respect to any Tax Proceeding that could give rise to a claim for indemnification hereunder without the Seller’s express written prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) Seller shall not enter into any settlement or admit any fault or liability that is or purports to be binding on the Company for any Tax period that could have any adverse effect on the liability of the Buyer or the Company for Taxes for any period (or portion thereof) beginning after the Closing Date, without Buyer’s express written prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    Seller shall have the sole right to control any Tax Proceeding relating to taxable years or periods of the Company ending on or before the Closing Date.
(c)    With respect to Straddle Periods, the parties shall jointly control any Tax Proceedings, and neither party shall admit any fault or liability, or settle or compromise any matter without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)    Buyer shall have the sole right to control any Tax Proceeding relating to taxable years or periods of the Company beginning on or after the Closing Date.

SECTION 8.7. Product Tax Claims.
(a)    The Buyer Indemnified Persons may, within the applicable time period specified in Section 7.1(a), but subject to Section 8.7(b)(ii), bring a claim pursuant to Section 8.1(a)(iii) that relates to a breach of a representation or warranty under Section 3.25 even if no related Third Party Claim has first been asserted or made against Buyer or the Company with respect thereto (a “Direct Product Tax Claim”); provided, however, that any Direct Product Tax Claim must be based on the good faith determination by Buyer that a breach of a representation or warranty under Section 3.25 has occurred. If any Buyer Indemnified Person brings a Direct Product Tax Claim, Seller and Buyer shall cooperate in good faith to determine whether any breach of a representation or warranty under Section 3.25 has occurred and, if necessary, to develop corrective measures that are appropriate, reasonable, cost-efficient and effective, taking into account all of the relevant facts and circumstances then applicable.
(b)    Notwithstanding anything to the contrary in this Agreement, with respect to any breach of a representation or warranty under Section 3.25:
(i)    Seller shall only be required to indemnify the Buyer Indemnified Persons for 80% of any Indemnifiable Loss resulting from or arising out of a breach of any representation or warranty set forth in Section 3.25;
(ii)    Seller shall have no liability except to the extent that the relevant representation or warranty was breached based on the facts that existed and the Applicable Law (and interpretations thereof) as in effect as of or before the Closing Date; and
(iii)    Seller shall have no liability with respect to any insurance or annuity policy or contract issued after the Closing Date.
(c)    If, with respect to a Direct Product Tax Claim, Seller and Buyer cannot agree as to whether a breach of a representation or warranty under Section 3.25 has occurred, then (i) if Seller promptly (and in any event within 30 Business Days) after receiving a written notice with respect to such Direct Product Tax Claim delivers or causes to be delivered to Buyer an opinion addressed to Buyer and issued by a reputable nationally recognized law firm, accounting firm or actuarial firm that is familiar with analyzing matters of the type covered by the representations and warranties set forth in Section 3.25 and that is reasonably acceptable to Buyer to the effect that it is more likely than not that no such breach has occurred with respect to the Direct Product Tax Claim then in dispute, then Seller shall not be required to indemnify Buyer with respect to such disputed Direct Product Tax Claim unless and until either a Third Party Claim with respect thereto subsequently arises, such opinion is subsequently withdrawn or qualified, the parties otherwise agree that such opinion is no longer controlling or such opinion is not subsequently reaffirmed or re-issued promptly upon the reasonable request of Buyer (other than as a result of a change in Applicable Law) in which case (A) Seller shall, as provided in Section 8.1(a)(iii) but subject to any applicable limitations set forth in this Agreement (other than as specified below), indemnify Buyer for any Indemnifiable Loss attributable to a breach of a representation or warranty under Section 3.25 (including any penalties or fees imposed by the IRS) resulting from or arising out of the matters set forth in such disputed Direct Product Tax Claim, regardless of whether the representations and warranties set forth in Section 3.25 shall have otherwise expired pursuant to Section 7.1(a), and (ii) if Seller does not deliver or cause to be delivered to Buyer any such opinion within such 30-Business Day period, then such breach of a representation or warranty set forth in Section 3.25 that is alleged by Buyer shall be deemed conclusively to have been established with respect to such Direct Product Tax Claim. If Seller and Buyer cannot agree with respect to the appropriate, reasonable, cost efficient and effective corrective measures, the disagreement shall be resolved by a recognized law firm, accounting firm or actuarial firm selected by mutual agreement of Buyer and Seller, and any such determination by such law firm, accounting firm or actuarial firm shall be final. The parties shall use their commercially reasonable efforts to cause such law firm, accounting firm or actuarial firm to render a determination within 60 days after the referral of such matter for resolution. The fees and expenses of such accounting firm, law firm or actuarial firm shall be borne equally by Buyer and Seller.
(d)    In the event that the corrective measures described in this Section 8.7 include making any request to the IRS for relief with respect to such failure, Buyer and Seller shall jointly participate in all discussions or other proceedings with the IRS, including attendance at meetings and joint approval of all written submissions. Buyer shall control the decision of whether or not to enter into a closing agreement or other arrangement with the IRS in connection with such discussions or other proceedings; provided that if the closing agreement or other arrangement involves any admission that would reasonably be expected to form the basis of a claim against Seller under this Agreement, then Buyer may not enter into any such closing agreement or other arrangement without the consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. Buyer shall control the implementation of the corrective measures described in this Section 8.7.

SECTION 8.8. Miscellaneous.
(a)    Seller and Buyer agree to treat all payments (other than interest on a payment) made by either of them to or for the benefit of the other or the other’s Affiliates or the Company under this Article VIII and under other indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof to the extent permissible under Applicable Law.
(b)    Notwithstanding any provision in this Agreement to the contrary, the obligations of Seller to indemnify and hold harmless the Buyer Indemnified Persons, as well as the obligations of Buyer to indemnify and hold harmless the Seller Indemnified Persons, pursuant to this Article VIII shall terminate on the later of 90 days after the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) with respect to the Tax liabilities in question or 90 days after the final administrative or judicial determination of such Tax liabilities, except for any indemnity obligations as to which a claim has been made before the expiration of the applicable 90-day period.
(c)    Except for Sections 7.1(a), 7.3(b), 7.4 and 7.7, indemnification under this Agreement for or with respect to any Taxes of the Company shall be provided exclusively in this Article VIII and the provisions of Article VII shall not apply.
(d)    Should it be necessary, equitable adjustments will be made to prevent duplicate recovery for indemnification with respect to the same item.
(e)    Buyer shall not withhold any amounts pursuant to any Tax Law, provided, that Seller has delivered or caused to be delivered to Buyer at or prior to the Closing a certificate, in compliance with Treasury Regulations Section 1.1445-2(b)(2), certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.
(f)    Seller shall cause all existing Tax Sharing Agreements to which the Company is a party or by which the Company is bound to be terminated at and as of the Closing Date with regard to the Company in such a manner that the Company thereafter will have no obligation to any Person under or with respect to such Tax Sharing Agreements.
(g)    Seller shall make, or cause to be made, a valid and timely election pursuant to Treasury Regulations Sections 1.1502-36(d)(6)(i)(A) and 1.1502-36(e)(5) to reduce the basis in the Shares to the maximum extent required to prevent the Company from experiencing a reduction of Tax attributes as described in Treasury Regulation § 1.1502-36(d)(4) and (5). Seller shall provide Buyer with a copy of such election within 30 days after the filing of such election.

ARTICLE IX.
TERMINATION PRIOR TO CLOSING

SECTION 9.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)    by Seller or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity that prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(a) shall have performed in all material respects its obligations under this Agreement, acted in good faith and, if binding on such party, used commercially reasonable efforts to prevent the entry of, and to remove, such order, injunction or decree in accordance with its obligations under this Agreement;
(b)    by Seller or Buyer in writing, if the Closing has not occurred on or prior to September 2, 2014 (as it may be extended, the “Outside Date”), unless the failure of the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, that if on the Outside Date either of the conditions set forth in Section 6.1(a) or Section 6.1(b) has not been satisfied then, upon the written notice of Seller to Buyer, or Buyer to Seller, the Outside Date shall be extended to a date and time that is not later than 5:00 p.m., New York City time, on November 3, 2014;
(c)    by either Seller or Buyer (but only so long as Seller or Buyer, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not capable of being cured or is not cured within 20 calendar days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 9.1(c); or
(d)    by mutual written consent of Seller and Buyer.

SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that in the event that this Agreement is terminated by either party pursuant to Section 9.1(c), the non-breaching party shall be entitled to recover from the breaching party reimbursement for up to $2,000,000 of its reasonable and documented out-of-pocket expenses incurred in connection with the negotiation of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby; provided, further, that, notwithstanding the foregoing or anything else to the contrary in this Agreement, no termination of this Agreement shall relieve any party from any liability for any intentional breach of this Agreement that occurs prior to such termination, in which event the limitations on liability set forth in the foregoing proviso will not apply. Notwithstanding the foregoing, Section 1.1, Section 5.5, this Section 9.2 and Article X shall survive termination hereof pursuant to Section 9.1. If this Agreement is terminated pursuant to Section 9.1, (i) Buyer shall promptly return or destroy (with such destruction to be promptly confirmed in writing to Seller) all documents received from Seller, its Affiliates and its Representatives relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Seller (except as provided in the Confidentiality Agreement), and (ii) all confidential information received by Buyer with respect to the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

ARTICLE X.
GENERAL PROVISIONS

SECTION 10.1. Fees and Expenses. Whether or not the purchase and sale of the Shares is consummated, each party hereto shall, except as otherwise provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby.

SECTION 10.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to Buyer:
Wilton Reassurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer

187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas
40th Floor
New York, New York 10036
Attention: James R. Dwyer
Douglas J. Leary
(b)    if to Seller:
CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032
Attention: Matthew J. Zimpfer

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: John M. Schwolsky
Rajab S. Abbassi

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.
SECTION 10.3. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. Any fact or item disclosed in any section of each of the Buyer Disclosure Schedule and Seller Disclosure Schedule shall be deemed disclosed in all other relevant sections of such Disclosure Schedule to the extent the applicability of such fact or item to such other section of such Disclosure Schedule is reasonably apparent on the face of such disclosure. Disclosure of any item in the Buyer Disclosure Schedule or Seller Disclosure Schedule, as the case may be, shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.

SECTION 10.4. Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as set forth in (i) Section 5.10 with respect to the directors and officers referred to therein and (ii) Articles VII and VIII with respect to the Buyer Indemnified Persons and the Seller Indemnified Persons, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 10.5. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 10.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than following the Closing by operation of law in a merger), by either party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void; provided, that Buyer shall be permitted to assign its rights under this Agreement to acquire the Shares to any Affiliate of Buyer; provided, further, that no such assignment shall relieve Buyer of any obligation hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 10.7. Jurisdiction; Enforcement.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 10.2, constitute good, proper and sufficient service thereof.
(b)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

SECTION 10.8. Severability; Amendment; Modification; Waiver.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such provision or portion thereof shall be stricken from this Agreement and such invalidity, illegality or unenforceability will not affect any other provision or portion of any such provision so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 10.8, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.
(b)    This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of Buyer and Seller.
(c)    No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

SECTION 10.9. Certain Limitations.
(a)    Notwithstanding anything to the contrary contained herein or in the other Transaction Agreements, the Seller Disclosure Schedule or any of the Schedules or Exhibits hereto or thereto, Buyer acknowledges and agrees that neither Seller nor any of its Affiliates (including the Company), nor any Representative of any of them, makes or has made, and Buyer has not relied on, any inducement or promise to Buyer except as specifically made in this Agreement or any representation or warranty to Buyer, oral or written, express or implied, other than as expressly set forth in this Agreement. With respect to any estimation, valuation, appraisal, projection or forecast (including the Actuarial Reports or any other communication by or on behalf of Milliman), Buyer acknowledges that: (i) there are uncertainties inherent in attempting to make such estimations, valuations, appraisals, projections and forecasts; (ii) it is familiar with such uncertainties; (iii) such estimations, valuations, appraisals, projections and forecasts are not themselves and shall not be deemed to be representations or warranties of Seller or any of its Affiliates; and (iv) except as expressly set forth in this Agreement, it shall have no claim against any Person with respect to any such valuation, appraisal, projection or forecast.
(b)    Notwithstanding anything to the contrary in this Agreement, Seller makes no express or implied representation or warranty hereby or otherwise under this Agreement as to the future experience, success or profitability of the Company’s business, whether or not conducted in a manner similar to the manner in which such business was conducted prior to the Closing, that the reserves held by or on behalf of the Company or the assets supporting such reserves, including to the extent any asset, liability, equity amount or other line item set forth on any financial statement would be affected thereby, have been or will be adequate or sufficient for the purposes for which they were established.
(c)    Buyer further acknowledges and agrees that it has made its own inquiry and investigation into and, based thereon, has formed an independent judgment concerning the Company.

SECTION 10.10. No Offset. No party to this Agreement may offset any amount due to the other party hereto or any of such other party’s Affiliates against any amount owed or alleged to be owed from such other party or its Affiliates under any other Transaction Agreement without the written consent of such other party.

SECTION 10.11. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Each party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

CNO FINANCIAL GROUP, INC.

By:	/s/ Timothy S. Bischof
Name:	Timothy S. Bischof
Title:	Senior Vice President

WILTON REASSURANCE COMPANY

By:	/s/ Michael L. Greer
Name:	Michael L. Greer
Title:	SVP

Exhibit A-1

TERMINATION AND RECAPTURE OF AUTOMATIC REINSURANCE AGREEMENT

THIS TERMINATION AND RECAPTURE OF AUTOMATIC REINSURANCE AGREEMENT (the “Termination Agreement”) is entered into as of the date last signed by Colonial Penn Life Insurance Company (the “Company”) and Conseco Life Insurance Company (the “Reinsurer”).

WHEREAS, Philadelphia Life Insurance Company (“PLI”) and Colonial Penn Life Insurance Company (“Colonial Penn”) executed an Automatic Reinsurance Agreement (the “Reinsurance Agreement”) effective January 1, 1998; and

WHEREAS, PLI merged with and into Conseco Life Insurance Company on December 31, 1998.

WHEREAS, Reinsurer and Company have mutually agreed, as provided in the recapture provision of the Reinsurance Agreement, to terminate the Reinsurance Agreement, and have Company recapture all liability for the policies reinsured.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.
As of October 1, 2013, (the “Effective Date”) Company will recapture all liability for all of the policies reinsured under the Reinsurance Agreement and the Reinsurance Agreement will immediately terminate.

2.	Upon recapture by Company, Reinsurer will pay to the Company
$ 2,458,426, which equals $4,798,753, the amount of the Reinsured Reserves on the Reinsured Policies, as defined in the Reinsurance Agreement, minus $2,458,426, which equals the future value of the business recaptured, as agreed to by the Company and Reinsurer (see Exhibit 1). The Reinsurer will also pay the Company interest, on the amount payable to the Company under this section, from the Effective Date until the date of such payment, at an annual rate of 3.8%.

3.	Reinsurer will not be entitled to any reinsurance premiums applicable after the Recapture Date.

4.
With the transfer of the Reinsured Reserves by Reinsurer to Company, and the recapture by Company, Reinsurer will be relieved of any and all liability under the terms of the Reinsurance Agreement. The parties acknowledge that the Reinsurance Agreement between Company and Reinsurer will be terminated.

6.	Reinsurer hereby releases and discharges the Company and its respective predecessors, agents, officers, directors, shareholders, affiliates, successors and assigns from any and all present and future payments obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever, all whether known or unknown, which Reinsurer, its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or in equity, in contract or sounding in tort, by reason of any matter whatsoever arising out of the Reinsurance Agreement.

7.
Except for Reinsurer’s obligation to make the payment pursuant to Section 2 hereof, the Company, hereby releases and discharges Reinsurer, and its respective predecessors, agents, officers, directors, shareholders, affiliates, successors and assignees from any and all present and future payment obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, promises, damages, judgments, claims demands, liabilities and/or losses whatsoever, all whether known or unknown, which the Company, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or sounding in tort, by reason of any matter whatsoever arising out of or related in any matter to the Reinsurance Agreement.

8. The obligation of the parties to consummate the transactions contemplated by this agreement is contingent upon receipt of regulatory approvals from the domiciliary state of both parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be executed in their corporate names as of the dates shown below.

CONSECO LIFE INSURANCE COMPANY

By:	/s/ Jill A. Kirk
Name:	Jill A. Kirk
Title:	Reinsurance Officer
Date:	December 9, 2013

COLONIAL PENN LIFE INSURANCE COMPANY

By:	/s/ Mark E. Billingsley
Name:	Mark E. Billingsley
Title:	Senior Vice President
Date:	December 9, 2013

AMENDMENT TO TERMINATION AND RECAPTURE OF AUTOMATIC
REINSURANCE AGREEMENT

This Amendment (“Amendment”) to a Termination and Recapture of Automatic Reinsurance Agreement (the “Recapture Agreement”), between COLONIAL PENN LIFE INSURANCE COMPANY (“Company”), a Pennsylvania company, and CONSECO LIFE INSURANCE COMPANY, (“Reinsurer”), a Indiana company, is made and entered into by and between Company and Reinsurer, effective as of October 1, 2013.

In consideration of the mutual promises and representations of the parties and subject to the terms and conditions hereinafter set forth, Company and Reinsurer hereby agree to amend the Recapture Agreement as follows:

Section 2 of the Recapture Agreement is amended in its entirety to read as follows:

“Upon recapture by Company, Reinsurer will pay to the Company
$ 2,593,327, which equals $5,051,753, the amount of the Reinsured Reserves on the Reinsured Policies (including IBNR), as defined in the Reinsurance Agreement, minus $2,458,426, which equals the future value of the business recaptured, as agreed to by the Company and Reinsurer (see Exhibit 1). The Reinsurer will also pay the Company interest, on the amount payable to the Company under this section, from the Effective Date until the date of such payment, at an annual rate of 3.8%.”

IN WITNESS WHEREOF, Reinsurer and Company have caused this Amendment to be executed by their duly authorized officers. This amendment shall be contingent upon receipt of any required regulatory approvals of the Amendment or Recapture Agreement.

By:	/s/ Jill A. Kirk	By:	/s/ Mark E. Billingsley
Name:	Jill A. Kirk	Name:	Mark E. Billingsley
Title:	Reinsurance Officer	Title:	Senior Vice President
Date:	January 21, 2014	Date:	January 21, 2014

EXHIBIT A-2

FORM OF
TERMINATION AND RECAPTURE OF MODIFIED COINSURANCE AGREEMENT

THIS TERMINATION AND RECAPTURE OF MODIFIED COINSURANCE AGREEMENT (this “Recapture Agreement”) is entered into on _____, 2014 by and between Washington National Insurance Company, an Indiana domiciled life insurance company (“Ceding Company”), and Conseco Life Insurance Company, an Indiana domiciled life insurance company (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Conseco Health Insurance Company (“Conseco Health”) entered into that certain Modified Coinsurance Agreement (the “Reinsurance Agreement”) with Reinsurer, effective December 31, 2001, pursuant to which Conseco Health ceded to Reinsurer on a modified coinsurance basis twenty-eight and 22/100 percent (28.22%), such reinsurance amount amended effective January 1, 2003 to cover forty-nine percent (49%), of the risk under its group and individual specified disease insurance policies as set forth on Schedule A to the Reinsurance Agreement (the “Reinsured Policies”).
B.Conseco Health has been merged with and into Ceding Company with Ceding Company as the surviving company in the subject merger.
C.Ceding Company and Reinsurer are wholly owned subsidiaries of CNO Financial Group, Inc., a Delaware corporation (“CNO”).
D.Reinsurer is the subject of a certain Stock Purchase Agreement, dated as of [•], 2014 (the “SPA”), by and between CNO and Wilton Reassurance Company, a Minnesota domiciled life insurance company (“Buyer”), pursuant to which CNO has agreed to cause to be sold to Buyer one hundred percent (100%) of the issued and outstanding shares of common stock of Reinsurer on the terms and subject to the conditions set forth in the SPA.
E.A condition to the closing of the transactions contemplated by the SPA (the “SPA Closing”) is the recapture by Ceding Company of the Reinsured Policies at or prior to the SPA Closing.
F.Ceding Company and Reinsurer mutually desire that Ceding Company recapture from Reinsurer all of the Reinsured Policies and assume from Reinsurer 100% of the rights, liabilities, obligations and risks ceded to Reinsurer under the Reinsurance Agreement (the “Reinsured Business”).
G.Except for the obligations, liabilities and risks expressly retained by Ceding Company and Reinsurer under this Recapture Agreement, Ceding Company and Reinsurer desire a full and final settlement, discharge and release of any and all of each of their respective liabilities, duties and obligations with respect to the Reinsurance Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:
Article I
Recapture, Consideration and Releases

Section 1.1    Recapture.
(a)Effective as of 12:01 AM Eastern Time on [April 1]1, 2014 (the “Recapture Effective Time”), Ceding Company hereby recaptures from Reinsurer the Reinsured Business, and Reinsurer hereby agrees to such recapture and waives any notice requirement under the Reinsurance Agreement in connection with such recapture (the “Recaptured Business”).
(b)Effective as of the Recapture Effective Time, the Reinsurance Agreement is terminated and all rights, duties and obligations of the Parties under the Reinsurance Agreement relating to the Recaptured Business shall terminate, unless otherwise specifically set forth herein.
(c)The completion of the recapture and the effectiveness of the releases provided hereunder (the “Recapture Closing”) is contingent upon (i) the SPA Closing and (ii) the prior receipt by Ceding Company of regulatory approval, or non-disapproval as applicable, of this Recapture Agreement from the Indiana Department of Insurance.

Section 1.2    Payments due at Recapture Closing. Consistent with the requirements of this Section 1.2 and Schedule 1.2 hereto, at and in conjunction with the Recapture Closing, the Parties shall effect a final settlement of all amounts due and owing under the terms of the Reinsurance Agreement through the Recapture Effective Time as well as a recapture settlement as provided herein:
(a)Not fewer than ten (10) Business Days prior to the date of the SPA Closing, Ceding Company shall prepare and deliver to Reinsurer a final settlement report in accordance with the applicable terms of the Reinsurance Agreement for the calendar quarter ending immediately prior to the Recapture Effective Time. At the Recapture Closing, the applicable Party shall pay any amounts due and owing by such Party on such final settlement report. In lieu of investment earnings with respect to any such amounts due and owing from one Party to the other Party from the Recapture Effective Time until the date of the Recapture Closing, such owing Party will pay the owed Party interest at an annual rate, compounded monthly, equal to 5% for such period.
(b)In lieu of a reserve transfer in connection with the recapture effected hereunder, as of the Recapture Closing, the Ceding Company shall be entitled to retain the amount of Reinsured Reserves retained thereby on a modified coinsurance basis under the terms of the Reinsurance Agreement. For the sake of clarity, no other or additional reserve transfer or

__________________________
(1) NTD: Recapture Effective Time to be the first day of the calendar quarter in which the SPA Closing occurs.

2

payment will be required to be made by Reinsurer with respect to the recapture contemplated hereby.
(c)At the Recapture Closing, as an additional recapture fee, Ceding Company shall pay to Reinsurer an amount equal to $[19.3] million in cash or value of securities mutually agreed upon by the Parties.

Section 1.3    Ceding Company Release of Reinsurer. In consideration of the recapture and final settlement hereunder, and the release provided in Section 1.4, as of the Recapture Closing but effective as of the Recapture Effective Time, Ceding Company hereby forever releases and discharges Reinsurer, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Ceding Company now has, at any time had or may after the execution of this Recapture Agreement have against Reinsurer, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Reinsurer’s current and future liabilities to Ceding Company under and in connection with the Reinsurance Agreement; provided, however, that this release does not release or discharge any rights, duties or obligations of Reinsurer that have been granted to or imposed on Reinsurer by the terms of this Recapture Agreement.

Section 1.4    Reinsurer Release of Ceding Company. In consideration of the recapture and final settlement hereunder and the release provided in Section 1.3, as of the Recapture Closing but effective as of the Recapture Effective Time, Reinsurer hereby forever releases and discharges Ceding Company, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Reinsurer now has, at any time had or may after the execution of this Recapture Agreement have against Ceding Company, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Ceding Company’s current and future liabilities to Reinsurer under and in connection with the Reinsurance Agreement; provided, however, that this release does not release or discharge any rights, duties or obligations of Ceding Company that have been granted to or imposed on Ceding Company by the terms of this Recapture Agreement.

Article II
Representations and Warranties of Ceding Company

Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article II are true and correct as of the date hereof and as of the Recapture Effective Time and the Recapture Closing:
Section 2.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.

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Section 2.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Ceding Company, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Ceding Company shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) violate any statute, law or regulation of any jurisdiction applicable to Ceding Company.

Article III
Representations and Warranties of Reinsurer
Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article III are true and correct as of the date hereof and as of the Recapture Effective Time and the Recapture Closing:
Section 3.1    Organization and Standing of Reinsurer. Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.
Section 3.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 3.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Reinsurer shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.

Article IV
Miscellaneous Provisions

Section 4.1    Construction. The headings of Articles and Sections in this Recapture Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Recapture Agreement. All words used in this Recapture Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
Section 4.2    Counterparts. This Recapture Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Recapture Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Recapture Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Recapture Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.
Section 4.3    Entire Agreement. This Recapture Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Recapture Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Recapture Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Recapture Agreement executed by the Parties.
Section 4.4    Governing Law. This Recapture Agreement shall be construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.
Section 4.5    Interpretations. No uncertainty or ambiguity in this Recapture Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Recapture Agreement shall be considered the draftsman. The Parties acknowledge and agree this Recapture Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

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Section 4.6    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Recapture Agreement.
Section 4.7    Severability. If any provision of this Recapture Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Recapture Agreement shall remain in full force and effect. Any provision of this Recapture Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.
Section 4.8    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Recapture Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.
Section 4.9    Survival of Representations. The representations and warranties of Reinsurer set forth in this Recapture Agreement shall expire as of the Recapture Closing. The representations and warranties of Ceding Company set forth in this Recapture Agreement shall survive the Recapture Closing for a period of fifteen (15) calendar months.

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IN WITNESS WHEREOF, the Parties have caused this Recapture Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.
REINSURER:
CONSECO LIFE INSURANCE COMPANY

By:		Date:

[Name, Title]

CEDING COMPANY:
WASHINGTON NATIONAL INSURANCE COMPANY

By:		Date:

[Name, Title]

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EXHIBIT A-3

FORM OF
TERMINATION AND RECAPTURE OF INDEMNITY COINSURANCE AGREEMENT

THIS TERMINATION AND RECAPTURE OF INDEMNITY COINSURANCE AGREEMENT (this “Recapture Agreement”) is entered into on _______, 2014 by and between Conseco Life Insurance Company, an Indiana domiciled life insurance company (“Ceding Company”), and Colonial Penn Life Insurance Company, a Pennsylvania domiciled life insurance company (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Ceding Company entered into that certain Indemnity Coinsurance Agreement (the “Reinsurance Agreement”) with Reinsurer (prior to November 25, 1997, Ceding Company was known as Massachusetts General Life Insurance Company), effective December 31, 1997, pursuant to which Ceding Company ceded to Reinsurer on a full indemnity coinsurance basis one hundred percent (100%) of the risks arising under or related to its individual single premium deferred annuities and flexible premium deferred annuities as set forth on Schedule A to the Reinsurance Agreement (the “Reinsured Policies”).
B.Ceding Company and Reinsurer are wholly owned subsidiaries of CNO Financial Group, Inc., a Delaware corporation (“CNO”).
C.Ceding Company is the subject of a certain Stock Purchase Agreement, dated as of [•], 2014 (the “SPA”), by and between CNO and Wilton Reassurance Company, a Minnesota domiciled life insurance company (“Buyer”), pursuant to which CNO has agreed to cause to be sold to Buyer one hundred percent (100%) of the issued and outstanding shares of common stock of Ceding Company on the terms and subject to the conditions set forth in the SPA.
D.A condition to the closing of the transactions contemplated by the SPA (the “SPA Closing”) is the recapture by Ceding Company of the Reinsured Policies at or prior to the SPA Closing.
E.Ceding Company and Reinsurer mutually desire that Ceding Company recapture from Reinsurer all of the Reinsured Policies and assume from Reinsurer 100% of the rights, obligations and risks ceded to Reinsurer under the Reinsurance Agreement (the “Reinsured Business”).
F.Except for the obligations, liabilities and risks expressly retained by Ceding Company and Reinsurer under this Recapture Agreement, Ceding Company and Reinsurer desire a full and final settlement, discharge and release of any and all of each of their respective liabilities, duties and obligations with respect to the Reinsurance Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:

Article I
Recapture, Consideration and Releases
Section 1.1    Recapture.
(a)Effective as of 12:01 AM Eastern Time [April 1]1, 2014 (the “Recapture Effective Time”), Ceding Company hereby recaptures from Reinsurer the Reinsured Business, and Reinsurer hereby agrees to such recapture and waives any notice requirement under the Reinsurance Agreement in connection with such recapture (the “Recaptured Business”).
(b)Effective as of the Recapture Effective Time, the Reinsurance Agreement is terminated and all rights, duties and obligations of the Parties under the Reinsurance Agreement relating to the Recaptured Business shall terminate, unless otherwise specifically set forth herein.
(c)The completion of the recapture and the effectiveness of the releases provided hereunder (together, the “Recapture Closing”) is contingent upon (i) the SPA Closing and (ii) the prior receipt by Ceding Company and Reinsurer of regulatory approval, or non-disapproval as applicable, of this Recapture Agreement from the Indiana Department of Insurance and the Pennsylvania Department of Insurance, as the case may be.

Section 1.2    Payments due at Recapture Closing. Consistent with the requirements of this Section 1.2 and Schedule 1.2 hereto, at and in conjunction with the Recapture Closing, the Parties shall effect a final settlement of all amounts due and owing under the terms of the Reinsurance Agreement through the Recapture Effective Time as well as a recapture settlement as provided herein:
(a)Not fewer than ten (10) Business Days prior to the date of the SPA Closing, Ceding Company shall prepare and deliver to Reinsurer a final settlement report in accordance with the applicable terms of the Reinsurance Agreement for the calendar quarter ending immediately prior to the Recapture Effective Time. At the Recapture Closing, the applicable Party shall pay any amounts due and owing by such Party on such final settlement report. In lieu of investment earnings with respect to any such amounts due and owing from one Party to the other Party from the Recapture Effective Time until the date of the Recapture Closing, such owing Party will pay the owed Party interest at an annual rate, compounded monthly, equal to 5% for such period.
(b)At the Recapture Closing, Reinsurer shall transfer to Ceding Company cash and investment assets determined mutually and approved in advance by Buyer having an aggregate fair market value as of the close of business on the Business Day immediately preceding the Recapture Closing equal to 100% of the Ceded Reserves determined by the Ceding Company in accordance with statutory accounting principles consistently applied as of the date of termination and in a manner consistent with the Reinsurance Agreement (the “Reinsurer Termination Payment") and less a recapture allowance equal to $[1.0] million. For purposes of the foregoing, the term (i) “Ceded Reserves” means 100% of the following balances, each measured as of the Recapture Effective Time unless otherwise provided: (x) Statutory-Basis Reserves maintained by Reinsurer with respect to the Recaptured Business, net of effects

__________________________
(1) NTD: Recapture Effective Time to be the first day of the calendar quarter in which the SPA Closing occurs.

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of ceded reinsurance minus (y) any related policy loans outstanding, net of any related unearned policy loan interest on such loans but including related amounts of interest due and accrued; and (ii) “Statutory-Basis Reserves” means reserves required to be held for the Recaptured Business consistent with statutory accounting principles prescribed for use by the Department of Insurance of the State of Indiana applied on a consistent basis (“SAP”). In lieu of investment earnings with respect to the Reinsurer Termination Payment from the Recapture Effective Time until the date of the Recapture Closing, Ceding Company will pay Reinsurer interest at an annual rate, compounded monthly, equal to 5% for such period.

Section 1.3    Ceding Company Release of Reinsurer. In consideration of the recapture and final settlement hereunder and the release provided in Section 1.4, as of the date the Reinsurer Termination Payment is received by Ceding Company but effective as of the Recapture Effective Time, Ceding Company hereby forever releases and discharges Reinsurer, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Ceding Company now has, at any time had or may after the execution of this Recapture Agreement have against Reinsurer, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Reinsurer’s current and future liabilities to Ceding Company under and in connection with the Reinsurance Agreement; provided, however, that this release does not release or discharge any rights, duties, or obligations of Reinsurer that have been granted to or imposed on Reinsurer by the terms of this Recapture Agreement.

Section 1.4    Reinsurer Release of Ceding Company. In consideration of the recapture and final settlement hereunder, and the release provided in Section 1.3, as of the date the Reinsurer Termination Payment is received by Ceding Company but effective as of the Recapture Effective Time, Reinsurer hereby forever releases and discharges Ceding Company, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Reinsurer now has, at any time had or may after the execution of this Recapture Agreement have against Ceding Company, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Ceding Company’s current and future liabilities to Reinsurer under and in connection with the Reinsurance Agreement; provided, however, that this release does not release or discharge any rights, duties, or obligations of Ceding Company that have been granted to or imposed on Ceding Company by the terms of this Recapture Agreement.
Article II
Representations and Warranties of Ceding Company
Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article II are true and correct as of the date hereof and as of the Recapture Effective Time and the Recapture Closing:

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Section 2.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.

Section 2.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Ceding Company, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Ceding Company shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) violate any statute, law or regulation of any jurisdiction applicable to Ceding Company.

Article III
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article III are true and correct as of the date hereof and as of the Recapture Effective Time and the Recapture Closing:
Section 3.1    Organization and Standing of Reinsurer. Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.

Section 3.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and

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regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Reinsurer shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.
Article IV
Miscellaneous Provisions

Section 4.1    Construction. The headings of Articles and Sections in this Recapture Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Recapture Agreement. All words used in this Recapture Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 4.2    Counterparts. This Recapture Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Recapture Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Recapture Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Recapture Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 4.3    Entire Agreement. This Recapture Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Recapture Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Recapture Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Recapture Agreement executed by the Parties.
Section 4.4    Governing Law. This Recapture Agreement shall be construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

Section 4.5    Interpretations. No uncertainty or ambiguity in this Recapture Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Recapture Agreement shall be considered the draftsman. The Parties acknowledge and agree this Recapture Agreement has been negotiated,

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reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

Section 4.6    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Recapture Agreement.

Section 4.7    Severability. If any provision of this Recapture Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Recapture Agreement shall remain in full force and effect. Any provision of this Recapture Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.8    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Recapture Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.
Section 4.9    Survival of Representations. The representations and warranties of Ceding Company set forth in this Recapture Agreement shall expire as of the Recapture Closing. The representations and warranties of Reinsurer set forth in this Recapture Agreement shall survive the Recapture Closing for a period of fifteen (15) calendar months.

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IN WITNESS WHEREOF, the Parties have caused this Recapture Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.
REINSURER:
COLONIAL PENN LIFE INSURANCE COMPANY

By:		Date:

[Name, Title]

CEDING COMPANY:
CONSECO LIFE INSURANCE COMPANY

By:		Date:

[Name, Title]

EXHIBIT A-4

FORM OF
TERMINATION AND RECAPTURE OF AUTOMATIC REINSURANCE AGREEMENT

THIS TERMINATION AND RECAPTURE OF AUTOMATIC REINSURANCE AGREEMENT (this “Recapture Agreement”) is entered into effective as of the Recapture Effective Time (as defined below) by and between Bankers Life and Casualty Company, an Illinois domiciled life insurance company (“Ceding Company”), and Wilton Reassurance Company, a Minnesota domiciled life insurance company (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Ceding Company entered into that certain Automatic Reinsurance Agreement (the “Reinsurance Agreement”) with Reinsurer, effective October 1, 2009 (the “Reinsurance Effective Date”), as amended, pursuant to which Ceding Company ceded to Reinsurer on a coinsurance basis fifty percent (50%) of Ceding Company’s rights, obligations, liabilities and risks written and retained by Ceding Company on or before the Reinsurance Effective Date under the terms of the traditional individual life policies or plans of insurance set forth in Schedule A of the Reinsurance Agreement as in effect on the Reinsurance Effective Date (the “Reinsured Policies”), net of the inuring reinsurance provided under certain Other Reinsurance Agreements and any Net Retained Liability (each as defined in the Reinsurance Agreement).
B.Ceding Company is an indirect wholly owned subsidiary of CNO Financial Group, Inc., a Delaware corporation (“CNO”).
C.CNO and Reinsurer have entered into a certain Stock Purchase Agreement, dated as of [•], 2014 (the “Stock Purchase Agreement”), pursuant to which CNO has agreed to cause to be sold to Reinsurer one hundred percent (100%) of the issued and outstanding shares of common stock of Conseco Life Insurance Company, an Indiana domiciled life insurance company and affiliate of Ceding Company, on the terms and subject to the conditions set forth in the Stock Purchase Agreement.
D.In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, CNO and Reinsurer intend that Ceding Company and Reinsurer shall enter into this Recapture Agreement.
E.Ceding Company and Reinsurer mutually desire that Ceding Company recapture from Reinsurer all of the Reinsured Policies and one hundred percent (100%) of the rights, obligations, liabilities, risks and risks ceded to Reinsurer under the Reinsurance Agreement arising under or relating to the Reinsured Policies (the “Recaptured Business”).
F.Ceding Company and Reinsurer desire a full and final settlement, discharge and release of any and all of each of their respective liabilities, duties and obligations with respect to the Reinsurance Agreement except as expressly set forth in this Recapture Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:

Article I
Recapture, Recapture Closing Date and Termination

Section 1.1    Recapture. Effective as of 12:01 a.m. Central time on July 1, 2014 (the “Recapture Effective Time”), Ceding Company hereby recaptures from Reinsurer the Reinsured Business, and Reinsurer hereby agrees to such recapture and waives any notice requirement under the Reinsurance Agreement in connection with such recapture.

Section 1.2    Recapture Closing Date. The closing of the recapture and other transactions contemplated hereby (the “Recapture Closing”) shall take place on the later of (i) the same day on which the closing of the transactions contemplated by the Stock Purchase Agreement occurs (the “SPA Closing”), or (ii) the Recapture Effective Time. The date on which the Recapture Closing occurs, as determined pursuant to this Section 1.2, is referred to herein as the “Recapture Closing Date.” The completion of the Recapture and the effectiveness of the releases provided hereunder is contingent upon the closing of the transactions contemplated under the terms of the Stock Purchase Agreement.

Section 1.3    Termination. The Parties intend by this Recapture Agreement to terminate and commute the Reinsurance Agreement effective as of the Recapture Effective Time.

Article II
Recapture Consideration

Section 2.1    Recapture Consideration.
(a)Subject to adjustment as provided in Section 2.1(e), on the Recapture Closing Date, Reinsurer shall transfer to Ceding Company cash and specified cash-equivalent or other securities constituting the Designated Portfolio (as defined in Section 2.1(c)) with an aggregate fair market value, including amounts of due and accrued investment income related thereto (the “Designated Value”), equal to (i) the following balances, each measured as of the close of business on the last Business Day (as defined in the Stock Purchase Agreement) of the calendar month immediately preceding the Recapture Effective Time unless otherwise provided: (a) statutory-basis reserves with respect to liabilities ceded to Reinsurer under the Reinsurance Agreement (including such liabilities for policyholder dividend accumulation balances and ceded reserves for claims in the course of settlement and claims that have been incurred but not reported ), less (b) related balances of net deferred and uncollected premium reduced by advances thereon, less (c) any outstanding policy loans , net of any unearned policy loan interest on such loans, but including amounts of interest due and accrued with respect thereto, plus or minus, as the case may be, (d) balances related to Other Reinsurance that are not otherwise reflected in items (a), (b) or (c) above, plus (e) the amount (which shall be not less than zero) of any net positive balance of interest maintenance reserves associated with the ceded liabilities under Reinsured Policies determined on a pre-tax basis (“IMR”) after reflecting any amounts as may be reasonably determined by Reinsurer as of the Recapture Effective Time to have resulted from Reinsurer’s transfer of the recapture payment to Ceding Company (the “Transaction IMR”) less (f) a recapture allowance equal to $[28.0] million (the “Recapture Allowance”); plus or minus, (ii) a terminal net settlement in accordance with Section 6.3 of the Reinsurance Agreement covering the period from the Recapture Effective Time through the Recapture Closing Date, such aggregate Designated Value referred to as the “Recapture Payment Amount”.
(b)The Recapture Payment Amount shall be determined consistent with the provisions of Schedule A hereto, after accounting for balances relating to the Other Reinsurance and in accordance with statutory accounting principles prescribed generally by the State of Illinois consistently applied. In lieu of investment earnings with respect to any net settlements for periods prior to the

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Recapture Closing Date and with respect to the Recapture Payment Amount from the Recapture Effective Time to the Recapture Closing Date, Reinsurer shall pay Ceding Company interest at an annual rate equal to 5% as well as 5% of interest in respect of policy loans attributable to the Reinsured Policies accrued from and after the Recapture Effective Time. Summary computations with respect to the foregoing transfers are set forth on Schedule A.
(c) Schedule B hereto sets forth the designated portfolio of cash, specified cash-equivalent and other investment securities, including, for the avoidance of doubt, such designated assets held in the security trust account (the “Security Trust Account”) established and maintained pursuant to the Reinsurance Trust Agreement effective as of January 22, 2010 by and among Ceding Company, Reinsurer and U.S. Bank National Association (the “Reinsurance Trust Agreement”) and Section 3.2 of the Reinsurance Agreement, as mutually determined and agreed by Ceding Company and Reinsurer (the “Designated Portfolio”), to fund the transfers and settlements described in this Section 2.1 on the Recapture Closing Date. The Designated Value of securities included in the Designated Portfolio shall be deemed to be the fair market value, including amounts of due and accrued investment income related thereto, on and as of the close of business on the last Business Day of the calendar month immediately preceding the Recapture Effective Date.
(d)Ceding Company and Reinsurer shall jointly execute a written notice or instruction as may be necessary to enable Ceding Company to withdraw cash, cash equivalent or other investment securities from the Security Trust Account to fund all or part of the Recapture Payment Amount on the Recapture Closing Date. The unpaid portion of the Recapture Payment Amount remaining following any such withdrawal, which shall be determined based on the Designated Value of the assets withdrawn by Ceding Company, shall be paid to Ceding Company by Reinsurer in the form of cash, cash-equivalent or other securities included in the Designated Portfolio. Ceding Company shall, and hereby does, consent to the release to Reinsurer of any amounts remaining in the Security Trust Account after giving effect to such withdrawal.
(e)Not fewer than five (5) Business Days prior to the Recapture Closing Date, Reinsurer shall provide a report to Ceding Company setting forth the estimated calculation of the Recapture Payment Amount as of the close of business on the last Business Day of the calendar month immediately preceding the Recapture Closing Date, determined consistent with the provisions of Schedule A (the “Estimated Recapture Payment Amount”). On the Recapture Closing Date, Reinsurer shall transfer to Company assets from the Designated Portfolio having an aggregate Designated Value equal to the Estimated Recapture Payment Amount. Within thirty (30) calendar days following the Recapture Closing Date, Reinsurer will provide a second report to Ceding Company setting forth a proposal with respect to the final calculation of the Recapture Payment Amount as of the close of business on the last Business Day of the calendar month immediately preceding the Recapture Closing Date, determined consistent with the provisions of Schedule A (the “Final Recapture Payment Amount”). If the Estimated Recapture Payment Amount exceeds the Final Recapture Payment Amount, as calculated in accordance with this Section 2.1, Ceding Company shall pay Reinsurer the difference thereof by wire transfer of immediately available funds to an account specified in writing by Reinsurer to Ceding Company. If the Final Recapture Payment Amount exceeds the Estimated Recapture Payment Amount, as calculated in accordance with this Section 2.1, Reinsurer shall pay Ceding Company the difference thereof by wire transfer of immediately available funds to an account specified in writing by Ceding Company to Reinsurer. Any payment required to be made pursuant to this Section 2.1(e) shall be made together with interest thereon accrued from the Recapture Closing Date to (but not including) the date of payment at an annual rate equal to 5%.

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(f)If Ceding Company disagrees with the Final Recapture Payment Amount, Ceding Company may, within ten (10) Business Days following its receipt of the report setting forth the calculation thereof, deliver a notice to Reinsurer setting forth, in reasonable detail, each disputed item or amount and the basis for Ceding Company’s disagreement therewith (the “Dispute Notice”). If no Dispute Notice is received by Reinsurer on or prior to such date, the Final Recapture Payment Amount shall be deemed acceptable by Ceding Company and final and binding on the Parties. If a Dispute Notice is received by Reinsurer, the dispute will be resolved by application mutatis mutandis of procedures set forth in clauses (iv) through (viii) of Section 2.5 of the Stock Purchase Agreement with respect to the determination of the Final Recapture Payment Amount.

Section 2.2    Ceding Company Release of Reinsurer. In consideration of the recapture and final settlement hereunder and the release provided in Section 2.3, as of the date the Estimated Recapture Payment Amount is received by Ceding Company but effective as of the Recapture Effective Time, Ceding Company hereby forever releases and discharges Reinsurer, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Ceding Company now has, at any time had or may after the execution of this Recapture Agreement have against Reinsurer, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Reinsurer’s current and future liabilities to Ceding Company under and in connection with the Reinsurance Agreement; provided, however, that this release does not discharge obligations of Reinsurer that have been undertaken or imposed by the terms of this Recapture Agreement.

Section 2.3    Reinsurer Release of Ceding Company. In consideration of the recapture and final settlement hereunder and the release provided in Section 2.2, as of the date the Estimated Recapture Payment Amount is received by Ceding Company but effective as of the Recapture Effective Time, Reinsurer hereby forever releases and discharges Ceding Company, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present and future claims of any nature whatsoever, whether known or unknown, vested or contingent, that Reinsurer now has, at any time had or may after the execution of this Recapture Agreement have against Ceding Company, arising from, based upon or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of Ceding Company’s current and future liabilities to Reinsurer under and in connection with the Reinsurance Agreement; provided, however, that this release does not discharge obligations of Ceding Company that have been undertaken or imposed by the terms of this Recapture Agreement.

Article III
Termination of Related Agreements

Section 3.1    On or as soon as reasonably practicable following the Recapture Closing Date, Ceding Company and Reinsurer shall terminate the Reinsurance Trust Agreement, effective as of the Recapture Closing Date, in accordance with the terms thereof.

Article IV
Representations and Warranties of Ceding Company

Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article IV are true and correct as of the date hereof and as of the Recapture Effective Time.

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Section 4.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois.

Section 4.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Ceding Company, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Ceding Company shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) violate any statute, law or regulation of any jurisdiction applicable to Ceding Company.

Article V
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article V are true and correct as of the date hereof and as of the Recapture Effective Time:
Section 5.1    Organization and Standing of Reinsurer. Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

Section 5.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Recapture Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Recapture Agreement and all transactions contemplated hereby have been duly and validly taken. This Recapture Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by the other Party hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3    No Conflict or Violation. The execution, delivery and performance of this Recapture Agreement by Reinsurer shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate,

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or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.

Article VI
Miscellaneous Provisions

Section 6.1    Construction. The headings of Articles and Sections in this Recapture Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Recapture Agreement. All words used in this Recapture Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 6.2    Counterparts. This Recapture Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Recapture Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Recapture Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Recapture Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 6.3    Entire Agreement. This Recapture Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Recapture Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Recapture Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Recapture Agreement executed by the Parties.

Section 6.4    Governing Law. This Recapture Agreement shall be construed in accordance with the laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

Section 6.5    Interpretations. No uncertainty or ambiguity in this Recapture Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Recapture Agreement shall be considered the draftsman. The Parties acknowledge and agree this Recapture Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

Section 6.6    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Recapture Agreement.

Section 6.7    Severability. If any provision of this Recapture Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Recapture Agreement shall remain in full force and effect. Any provision of this Recapture Agreement held invalid

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or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 6.8    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Recapture Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.

Section 6.9    Survival of Representations. Each of the representations and warranties of Ceding Company and Reinsurer set forth in this Recapture Agreement shall survive the date of the SPA Closing for a period of fifteen (15) calendar months.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Recapture Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.
REINSURER:
WILTON REASSURANCE COMPANY

By:		Date:

[Name, Title]

CEDING COMPANY:
BANKERS LIFE AND CASUALTY COMPANY

By:		Date:

[Name, Title]

EXHIBIT B-1

__________________________________________________________________________________

FORM OF

INDEMNITY REINSURANCE AGREEMENT

BY AND BETWEEN

CONSECO LIFE INSURANCE COMPANY

AND

WASHINGTON NATIONAL INSURANCE COMPANY

__________________________________________________________________________________

Section 9.4	Construction	15
Section 9.5	Counterparts	15
Section 9.6	Entire Agreement	15
Section 9.7	Governing Law	16
Section 9.8	Interpretations	16
Section 9.9	Notices	16
Section 9.10	Offset and Recoupment	17
Section 9.11	Other Instruments	17
Section 9.12	Severability	17
Section 9.13	Subrogation	18
Section 9.14	Waiver of Breach	18
Section 9.15	Utmost Good Faith	18
Section 9.16	Survival of Representations	18

Schedules

Schedule 1.1 - Inuring Reinsurance Agreements
Schedule 1.2 - Pending Proceedings
Schedule 2.1 - Insurance Policies
Schedule 2.3(a)(i) - Transferred Assets
Schedule 2.3(a)(ii) - Statutory Reserves as of the Effective Date
Schedule 3.4 - Reports
Schedule 3.7 - DAC Tax Election

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INDEMNITY REINSURANCE AGREEMENT

THIS INDEMNITY REINSURANCE AGREEMENT (this “Reinsurance Agreement”) is dated as of [_________], 2014 and effective as of [April 1]1, 2014 (the “Effective Date”) by and between Conseco Life Insurance Company (“Ceding Company”) and Washington National Insurance Company (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Reinsurer and Ceding Company are each stock life insurance companies licensed and domiciled in the State of Indiana.
B.Reinsurer and Ceding Company are wholly-owned subsidiaries of CNO Financial Group, Inc., a Delaware corporation (“CNO”).
C.Ceding Company is the subject of a certain Stock Purchase Agreement, dated as of [•], 2014 (the “SPA”), by and between CNO and Wilton Reassurance Company, a Minnesota domiciled life insurance company (“Buyer”), pursuant to which CNO has agreed to cause to be sold to Buyer one hundred percent (100%) of the issued and outstanding shares of common stock of Ceding Company on the terms and subject to the conditions set forth in the SPA.
D.A condition to the closing of the transactions contemplated by the SPA (the “SPA Closing”) is the reinsurance by Reinsurer of all risk of loss with respect to any of Ceding Company’s accident and health, specified disease and other health insurance business effective at or prior to the SPA Closing.
E.Ceding Company, pursuant to this Reinsurance Agreement, desires to cede to Reinsurer, on a coinsurance basis, one hundred percent (100%) of any and all risk of loss, liability, detriment, expense, income and benefit based upon, arising under or relating to the Insurance Policies (defined below), and Reinsurer is willing to accept all such risk of loss, liability, detriment, expense, income and benefit from Ceding Company.
F.The Parties desire to set forth their rights and obligations in relation to this reinsurance and transfer of liability by Ceding Company to Reinsurer.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:

________________________
(1) NTD: Effective Date to be the first day of the calendar quarter in which the SPA Closing occurs.

Article I
Definitions

As used in this Reinsurance Agreement, the following terms shall have the meanings set forth herein:
“Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding by or before any Governmental Entity, at law or in equity.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than ten percent (10%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).
“Applicable Law” means any applicable federal, state or local law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, judgment, order, administrative interpretation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
“Business Day” means any day other than a day on which the United States Securities and Exchange Commission or the office of the Secretary of State of the State of Indiana is closed.
“Buyer” shall have the meaning ascribed to it in the Recitals.
“Ceded Percentage” means one hundred percent (100%).
“Ceding Company” shall have the meaning ascribed to it in the Preamble.
“CLIC - WNIC Modified Coinsurance Agreement” means the Modified Coinsurance Agreement, dated as of [ ] and effective as of [April 1], 2014, between Ceding Company, as ceding company thereunder and Reinsurer, as reinsurer thereunder.
“Closing Conditions” shall have the meaning ascribed to it in Section 2.2(a).
“CNO” shall have the meaning ascribed to it in the Recitals.
“Effective Date” shall have the meaning ascribed to it in the Preamble.
“Excluded Health Business” means any and all health benefits on life policies, contracts and riders thereto.
“Extra Contractual Obligations” means all liabilities, obligations or losses, costs or expenses (whether known or unknown, contingent or otherwise), incurred or arising on, prior to or after the Effective Date under or relating to any Insurance Policy (other than contractual benefits arising under the express terms and conditions of such Insurance Policy), or that are in excess of the applicable policy benefits or limits of liability, including, without limitation, (a)

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any liability relating to or arising from (i) Taxes (including, without limitation, any Taxes owed by Ceding Company on account of Ceding Company’s transfer of Reinsured Liabilities pursuant to this Reinsurance Agreement), (ii) any advice concerning Tax matters, or (iii) the Tax treatment of any Insurance Policy or premium relating thereto; or (b) any toll charges, excess or penalty interest, attorneys’ fees and costs, fines, penalties, forfeitures, compensatory, consequential, exemplary, punitive, special, treble, bad faith, tort, statutory or similar extra contractual damages that relate to or arise under or in connection with any alleged or actual act, error or omission in connection with the Insurance Policies or the Reinsured Liabilities, including, without limitation, the issuance thereof, whether or not intentional, negligent, in bad faith or otherwise, including, without limitation, any such alleged or actual act, error or omission relating to or arising out of (i) the form, marketing, underwriting, sale, production, issuance, cancellation or administration of any Insurance Policy, (ii) the investigation, defense, trial, settlement or handling of any claims, benefits, dividends or payments or any other amounts due or alleged to be due under or relating to any Insurance Policy, or (iii) the failure to pay or the delay in payment, or error in calculating or adminis-tering the payment, of benefits, claims, dividends or any other amounts due or alleged to be due under or in connection with any Insurance Policy.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any national, state, municipal or local government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organization or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Insurance Policies” shall have the meaning ascribed to it Section 2.1.
“Inuring Reinsurance Agreements” means the reinsurance agreements of Ceding Company, whether or not listed on Schedule 1.1, under which Ceding Company has ceded any portion of its risks, obligations or liabilities arising under or relating to the Insurance Policies to third party reinsurers.
“Losses” shall have the meaning ascribed to it Section 5.3.
“Party” or “Parties” shall have the meaning ascribed to it in the Preamble.
“Pending Proceedings” means the Actions set forth on Schedule 1.2.
“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Entity or any other entity.
“Regulatory Action” shall have the meaning ascribed to it Section 5.1(b).
“Reinsurance Agreement” shall have the meaning ascribed to it in the Preamble.

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“Reinsured Liabilities” means all liabilities, obligations, costs and expenses arising from or relating to the Insurance Policies, whether arising or incurred prior to, on or after the Effective Date, including, without limitation: (i) liabilities and obligations for incurred claims or losses, incurred but not reported claims, benefits or other payments arising under or relating to the Insurance Policies, whether (A) included or not included within the statutory reserves or (B) incurred prior to, on or after the Effective Date and any attorneys’ fees related to such claims or other payments; (ii) loss adjustment expenses and expense reimbursement amounts arising under or relating to the Insurance Policies; (iii) liabilities and obligations relating to any pending or threatened litigation arising under or relating to the Insurance Policies, including without limitation the Pending Proceedings, and any related attorneys’ fees; (iv) liabilities and obligations arising out of any changes to the terms and conditions of the Insurance Policies mandated by Applicable Law (including, without limitation, by a court of competent jurisdiction); (v) payments of any liabilities or obligations to any Governmental Entity arising under or relating to the Insurance Policies, whether for tax withholding, escheat, unclaimed property, or otherwise; (vi) premium taxes due in respect of premiums paid prior to, on or after the Effective Date with respect to the Insurance Policies; (vii) assessments and similar charges based on policies in force prior to, on or after the Effective Date with respect to the Insurance Policies in connection with the involuntary or voluntary participation by Ceding Company in any guaranty association or risk pool established or governed by any state or other jurisdiction; (viii) commissions due with respect to the Insurance Policies to the extent that such commissions are based on premiums paid prior to, on or after the Effective Date; (ix) liabilities and obligations for amounts paid or payable prior to, on or after the Effective Date for returns or refunds of premiums with respect to the Insurance Policies; (x) unclaimed property liabilities and obligations arising under or relating to the Insurance Policies, whether arising prior to, on or after the Effective Date, and the administration thereof; (xi) premiums, commissions, or other amounts, liabilities or obligations due or which become due under Inuring Reinsurance Agreements; and (xii) any and all out-of-pocket costs incurred or accrued directly or indirectly to third parties by Ceding Company allocable to the Insurance Policies, but excluding any Extra Contractual Obligations. For the sake of clarity, (x) Reinsured Liabilities includes any and all losses, liabilities, costs and expenses (including attorneys costs) associated with the Pending Proceedings, and (y) the amount of any Reinsured Liabilities is and shall be determined gross of reinsurance ceded under the Inuring Reinsurance Agreements such that Reinsurer shall bear any risk of effectiveness and collectability of any such ceded reinsurance.
“SPA” shall have the meaning ascribed to it in the Recitals.
“SPA Closing” shall have the meaning ascribed to it in the Recitals.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Umpire” shall have the meaning ascribed to it in Section 9.1(e).

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Article II
Reinsurance of the Insurance Policies

Section 2.1    Scope of Reinsurance. This Reinsurance Agreement applies to all Reinsured Liabilities based upon, relating to or arising from the insurance contracts, plans and policies (including all related binders, slips, certificates, applications therefor, supplements, endorsements, riders and agreements) issued or assumed prior to the Effective Date in connection with the Ceding Company’s accident and health, specified disease and other health insurance coverages, but excluding the Excluded Health Business, and that were in effect at any time prior to, on or after the Effective Date including, but without limitation, the insurance contracts, plans and policies, and the related binders, slips, certificates, applications therefor, supplements, endorsements, riders and agreements, and other items set forth on Schedule 2.1 (such insurance contracts, whether or not set forth on Schedule 2.1, the “Insurance Policies”). The Parties intend that, taken together but excluding the Excluded Health Business, the Insurance Policies constitute all of the accident and health, specified disease and other health insurance coverages and risks, direct written or reinsured, that were issued or assumed prior to the Effective Date but were in effect at any time prior to, on or after the Effective Date and expressly agree that, as distinct from the Company’s life insurance, annuity and other business lines, this reinsurance will result in the transfer to Reinsurer of all risks and obligations associated with the Ceding Company’s entire portfolio of accident and health, specified disease and other health insurance coverages, except for the Excluded Health Business which shall remain a liability and obligation of Ceding Company, as of the Effective Date. The Parties agree to reasonably cooperate to make appropriate adjustments to the terms of this Agreement, including, without limitation, the balances settled hereunder, in the event that the scope of reinsurance set forth in this Section 2.1 is determined at any time to be inconsistent with the foregoing intentions and agreements of the Parties. Notwithstanding the foregoing and for the avoidance of doubt, the term “Insurance Policies” excludes insurance policies reinsured under the CLIC - WNIC Modified Coinsurance Agreement.

Section 2.2    Amount of Reinsurance.
(a)Subject to the satisfaction of each of the Closing Conditions, Ceding Company hereby cedes to Reinsurer, on a coinsurance basis, and Reinsurer hereby accepts and agrees to reinsure, as of the Effective Date, the Ceded Percentage of the Reinsured Liabilities arising prior to, on or after the Effective Date. Reinsurer shall remain liable as Reinsurer for all Reinsured Liabilities reinsured under this Reinsurance Agreement until the earlier of (i) such time as Ceding Company no longer has any Reinsured Liabilities, or (ii) the date this Reinsurance Agreement is terminated in accordance with the provisions of Article VIII hereof. The liability of Reinsurer under this Reinsurance Agreement shall (x) follow and be identical to the liability of Ceding Company in respect of the Reinsured Liabilities, and (y) remain in full force and effect without regard to the collectability of reinsurance under any of the Inuring Reinsurance Agreements. For purposes of the foregoing, the term “Closing Conditions” means, taken together, (1) completion of the SPA Closing (2) receipt of any and all approvals, consents or waivers required under Applicable Law to be provided by any Governmental Entity in order for the reinsurance contemplated hereby to be or become effective.

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(b)Reinsurer shall pay the Ceded Percentage of all contractual benefits and other liabilities that Ceding Company owes in connection with the Reinsured Liabilities on or after the Effective Date, whether the amount of such benefits and other liabilities is fixed by settlement, judgment, arbitration or otherwise.
(c)In addition to the Reinsured Liabilities, Reinsurer hereby assumes and accepts, and agrees to discharge and pay in full, the Ceded Percentage of all Extra Contractual Obligations.

Section 2.3    Payments to Reinsurer. In consideration of the reinsurance provided hereunder, Ceding Company shall pay to Reinsurer the following:
(a)On the date hereof, cash and/or the mutually agreed-upon admitted invested assets on Schedule 2.3(a)(i) having a fair market value equal to the Ceded Percentage of the statutory reserves that Ceding Company maintained (or, if a lesser amount, was required to maintain) on the Insurance Policies as of the Effective Date (giving credit for reinsurance ceded under the Inuring Reinsurance Agreements) (as shown on Schedule 2.3(a)(ii));
(b)On and after the date hereof, the Ceded Percentage of gross premium (as adjusted for reinsurance ceded under the Inuring Reinsurance Agreements) collected in connection with the Insurance Policies subsequent to the Effective Date; and
(c)On and after the date hereof, any amounts collected under Inuring Reinsurance Agreements subsequent to the Effective Date.

Section 2.4    Negative Ceding Commission. In consideration of the reinsurance ceded hereunder, on the date hereof, Ceding Company shall pay to Reinsurer a negative ceding commission in cash equal to [Six Hundred Thousand] Dollars ($[600,000]).

Section 2.5    No Privity. The Parties agree that no rights or legal duties shall arise, by virtue of the reinsurance provided under this Reinsurance Agreement, between Reinsurer and any policyholder insured by Ceding Company. Reinsurer’s liability is to Ceding Company as provided under the terms of this Reinsurance Agreement.

Section 2.6    Inuring Reinsurance.
(a)    Ceding Company agrees to cooperate with Reinsurer as Reinsurer deems reasonably necessary to effect the collection of reinsurance pursuant to the Inuring Reinsurance Agreements, including, without limitation, subrogation of Reinsurer to Ceding Company’s rights under the Insuring Reinsurance Agreements or in seeking assignments or novations thereof, provided that such cooperation shall not require Ceding Company to incur material costs or expenses not reimbursed by Reinsurer or expose Ceding Company to additional risk or exposure in respect of the transactions contemplated by this Reinsurance Agreement.
(b)    Without the prior written consent of Reinsurer, Ceding Company may not amend or revise the terms of, or recapture or terminate, the Inuring Reinsurance Agreements. Upon a recapture of risks reinsured under any Inuring Reinsurance Agreement where Reinsurer’s consent is given, liabilities recaptured by Ceding Company with respect to the Insurance Policies

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will be reinsured by Reinsurer hereunder in accordance with and subject to the terms and conditions of this Reinsurance Agreement.
Article III
Policy Administration and Related Matters

Section 3.1    Administration.
(a)In consideration for the payments by Ceding Company to Reinsurer pursuant to Section 2.3, the Parties agree that, on and after the Effective Date, Reinsurer shall be responsible at its sole cost and expense for the administration in full of the Insurance Policies. Reinsurer shall provide such administrative services in a professional and competent manner, in good faith and with not less than the same standard and level of care with which Reinsurer administers its other insurance businesses. Without limiting the generality of the foregoing, the Insurance Policies shall be administered in conformance with Applicable Law, including maintenance by Reinsurer of all licenses and permits necessary to perform the services, and industry standards and pursuant to the terms and conditions of the Insurance Policies and this Reinsurance Agreement. Ceding Company hereby delegates to Reinsurer all authority necessary to enable Reinsurer to administer the Insurance Policies, including by providing such instruments, powers, confirmations and documents on customary terms and conditions to act in the name and place of Ceding Company as may reasonably be requested by Reinsurer to enable Reinsurer to perform all necessary administrative services in accordance with this Reinsurance Agreement and Applicable Law.
(b)Ceding Company shall promptly forward to Reinsurer all notices, correspondence and all other communications it may receive regarding the Insurance Policies, including but not limited to communications from policyholders or their advisors or representatives, brokers or agents, or any Governmental Entity.

Section 3.2    Reimbursement.
(a)Reinsurer shall pay directly or reimburse Ceding Company for the Ceded Percentage of the Reinsured Liabilities.
(b)All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Effective Date by Ceding Company for the Ceded Percentage of premiums, fees or other payments on or in respect of the Insurance Policies shall be held in trust by Ceding Company for the benefit of Reinsurer and shall be promptly remitted to Reinsurer, but in no event later than fifteen (15) Business Days after receipt by Ceding Company. Reinsurer shall be authorized to endorse for payment to Reinsurer any such checks, drafts, money orders and other instruments pertaining to the Insurance Policies that are payable to, or to the order of, Ceding Company and received by Reinsurer under this Reinsurance Agreement.
(c)Ceding Company shall reimburse Reinsurer in cash for the amount of guaranty association or other assessments paid by Reinsurer on or after the Effective Date on account of the Insurance Policies, but only to the extent such payments actually reduce Ceding Company’s premium tax or state income tax liabilities. Any such payments shall be settled pursuant to the accounting and settlement procedures described in Section 3.4.

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Section 3.3    Bank Accounts.
(a)Reinsurer is hereby authorized by Ceding Company to maintain bank accounts with banking institutions to provide the administrative services for the Insurance Policies. Reinsurer shall have the exclusive authority to (i) designate the authorized signatories on the bank accounts, (ii) issue drafts on and make deposits in the bank accounts in the name of, and as administrator for, Ceding Company, (iii) make withdrawals from the bank accounts and (iv) engage in all other transactions with respect to the bank accounts as may be reasonably necessary to provide the administrative services in accordance with this Reinsurance Agreement and Applicable Law.
(b)Ceding Company agrees to cooperate with Reinsurer to take such steps reasonably necessary for Reinsurer to establish such bank accounts with banking institutions and to authorize Reinsurer to own and control all bank accounts established under this Section.

Section 3.4    Reporting and Payments. Within thirty (30) calendar days after the end of each calendar month or quarter, as applicable, and otherwise as required, Reinsurer shall provide Ceding Company with monthly, quarterly, annual accounting and settlement reports reflecting premiums, losses, reserves and expenses for the Insurance Policies and other information in form and substance mutually agreed upon by the Parties. Such reports shall, at a minimum, contain all information required by Ceding Company to prepare in a timely manner all financial reports required to be filed under statutory and GAAP accounting methods, in order to comply with its Tax obligations and otherwise as may be required to respond timely to a request for information made by any Governmental Entity or rating agency. Such reports shall include, but not be limited to, the reports set forth in Schedule 3.4. If a settlement report shows a balance due to a Party, the other Party shall remit the amount of such balance to such owed Party within fifteen (15) Business Days after receipt of the report. All payments shall be made in cash (United States legal tender) or its equivalent. Any amount due and unpaid under this Reinsurance Agreement shall accrue interest at an annual rate equal to five percent (5%).

Section 3.5    Records. Either Party and its employees and authorized representatives may audit, examine and copy (at such Party’s own expense), during regular business hours, at the home office of the other Party, any and all books, records, statements, correspondence, reports and other documents that relate to the Insurance Policies or this Reinsurance Agreement, upon giving at least ten (10) Business Days’ prior notice to the other Party. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced.

Section 3.6    Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Reinsurance Agreement is unintentional and caused by misunderstanding or oversight, the Parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred, and the reinsurance provided hereunder shall not be invalidated. The Party first discovering such misunderstanding or oversight shall promptly notify the other Party in writing, and the Parties shall act to correct such misunderstanding or oversight promptly following receipt of such notice.

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Section 3.7    DAC Tax Election. The Parties shall make the election provided in Treasury Regulation Section 1.848-2(g)(8). The specifics on this election are set forth in Schedule 3.7.

Article IV
Credit for Reinsurance

Ceding Company and Reinsurer shall establish and maintain proper reserves (including for unearned premium, claims, incurred but not reported claims and other reserves) for the Insurance Policies in accordance with statutory accounting principles promulgated by the National Association of Insurance Commissioners and the requirements of the laws of Ceding Company’s state of domicile. Reinsurer shall take such steps as may be required for Ceding Company to receive full credit on Ceding Company’s statutory financial statements for the reinsurance ceded under this Reinsurance Agreement.

Article V
Regulatory Matters and Requirements; Litigation

Section 5.1    Cooperation.
(a)The Parties shall cooperate with each other in complying with regulatory requirements and responding to regulatory inquiries associated with the Insurance Policies or this Reinsurance Agreement. The duty of cooperation provided for in this Section 5.1 shall extend to any and all litigation matters regarding the Reinsured Liabilities or the Insurance Policies, including litigation involving third parties and the matters set forth on Schedule 1.2.
(b)Without in any way limiting the foregoing (a), except as (i) otherwise provided in this Section, or (ii) as required under Applicable Law to be performed by Ceding Company directly without delegation, Reinsurer, on behalf of Ceding Company, shall be responsible for compliance with regulatory requirements and the taking of all required actions with respect to any examination or Action initiated by Governmental Entities relating to the Insurance Policies (the “Regulatory Action”).  Reinsurer shall respond to, supervise and use its commercially reasonable efforts to resolve all Regulatory Actions in a competent and effective manner; provided, however, that any response regarding any such Regulatory Action that is directed to or otherwise involves Ceding Company or any of its Affiliates shall be subject to Ceding Company’s prior review and approval (which shall not be unreasonably withheld, delayed or conditioned).  If Ceding Company or Reinsurer receives notice of, or otherwise becomes aware of any inquiry, investigation, examination, audit or proceeding by Governmental Entity relating to the Insurance Policies, Ceding Company or Reinsurer, as applicable, shall promptly notify the other Party thereof. The Parties shall cooperate in good faith to resolve regulatory matters in a mutually satisfactory manner and shall act reasonably in light of the Parties’ respective interests in the matter at issue.  With respect to any regulatory or Tax-related filings required to be made by Ceding Company with respect to the Insurance Policies, the Parties shall cooperate, and Reinsurer shall use commercially reasonable efforts to provide all information reasonably required by Ceding Company sufficiently in advance of the filing based on the nature of any such information and any such filings in order for Ceding Company to timely effect such filings.

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(c)Notwithstanding anything in this Agreement to the contrary, without limiting or waiving any right to indemnification or payment that it may have under the terms of this Agreement or the SPA, Ceding Company shall have the right to engage its own separate legal representation, at its own cost and expense, and to participate fully in, but not control, the defense of (i) any Action (other than as described in clause (ii) below) relating to the Insurance Policies with respect to which Ceding Company is a named party to the extent that such Action, if successful, could (in Ceding Company’s reasonable opinion) materially interfere with the business, assets, liabilities, obligations, financial condition, results of operations or reputation of Ceding Company or any of its Affiliates, or (ii) any Action relating to a class action or lawsuit that involves both the Insurance Policies and other policies of Ceding Company with respect to which Ceding Company is a named party.  In any such case, Ceding Company may propose terms on which it will assume control of the defense of such Action and Reinsurer will in good faith cooperate with Ceding Company to agree on the terms under which Ceding Company shall assume control of such Action while preserving Reinsurer’s commercial interests with respect thereto and not exposing Reinsurer to the prospect of material additional loss, cost, expense or risk (financial, operational, regulatory or otherwise).
(d)With respect to any action required to be taken by Ceding Company without delegation, the Parties will cooperate in good faith to ensure that Ceding Company complies with all Applicable Law.
(e)Without in any way limiting the foregoing, Reinsurer shall fully indemnify Ceding Company as to all liabilities, obligations, costs and expenses arising out of the Pending Proceedings.

Section 5.2    Insolvency. Reinsurance provided under this Reinsurance Agreement shall be payable by Reinsurer on the basis of Ceding Company’s liability under the Insurance Policies without diminution because of any insolvency of Ceding Company. Reinsurer shall pay its share of Ceding Company’s liability directly to Ceding Company or its liquidators, receivers or statutory successors. The liquidators, receivers or statutory successors shall give written notice to Reinsurer of the pendency of a claim against Ceding Company involving an Insurance Policy reinsured under this Reinsurance Agreement within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, Reinsurer may investigate the claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses which it may deem available to Ceding Company or Ceding Company’s liquidators, receivers or statutory successors. Any expense Reinsurer thus incurs shall be chargeable, subject to court approval, to Ceding Company as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to Ceding Company solely from the defense undertaken by Reinsurer. In the event two or more assuming Reinsurers are involved in the same claim and a majority-in-interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Reinsurance Agreement as though such expenses had been incurred by Ceding Company.

Section 5.3    Ceding Company Indemnification. Ceding Company hereby indemnifies and holds Reinsurer harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees (collectively, “Losses”), arising from (i) any liability relating to the Insurance Policies that results from Ceding

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Company’s acts, errors or omissions that occur on or after the Effective Date (excluding, for this purpose, any acts, errors or omissions of Ceding Company that occur or fail to occur as a result of Ceding Company following instructions or directives by or on behalf of Reinsurer), or (ii) any violation or breach of this Reinsurance Agreement by Ceding Company.

Section 5.4    Reinsurer Indemnification. Reinsurer hereby indemnifies and holds Ceding Company harmless from and against all Losses arising from or relating to (i) the Reinsured Liabilities, (ii) the Extra Contractual Obligations, or (iii) any violation or breach of this Reinsurance Agreement by Reinsurer.

Article VI
Representations and Warranties of Ceding Company

Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article VI are true and correct as of the date hereof:
Section 6.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.
Section 6.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Reinsurance Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This Reinsurance Agreement has been duly executed and delivered by Ceding Company, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.3    No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement by Ceding Company shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) violate any statute, law or regulation of any jurisdiction applicable to Ceding Company or otherwise require the prior consent, approval or non-disapproval of any Governmental Entity other than as has been procured and is currently in effect.

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Article VII
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article VII are true and correct as of the date hereof:
Section 7.1    Organization and Standing of Reinsurer. Reinsurer is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.

Section 7.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Reinsurance Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This Reinsurance Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3    No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement by Reinsurer shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer or Ceding Company, or otherwise require the prior consent, approval or non-disapproval of any Governmental Entity other than as has been procured and is currently in effect.

Section 7.4    Pending Proceedings. Other than as respects the Pending Proceedings, there is no material suit, action, proceeding or arbitration pending or, to the best of Reinsurer’s knowledge, threatened against or affecting Ceding Company or Reinsurer with respect to the Insurance Policies or this Reinsurance Agreement, nor is there any material judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Ceding Company or Reinsurer with respect thereto.
Article VIII
Term; Termination

This Reinsurance Agreement shall be effective as of the Effective Date, and shall remain in effect until Ceding Company ceases to have any obligations or liabilities under the Insurance Policies, unless terminated before such time by mutual agreement of the Parties.

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Article IX
Miscellaneous Provisions

Section 9.1    Arbitration.
(a)Any dispute or other matter in question between Reinsurer and Ceding Company arising out of, or relating to, the formation, interpretation, performance, or breach of this Reinsurance Agreement, whether such dispute arises before or after termination of this Reinsurance Agreement, and whether in contract or in tort, shall be settled by arbitration.
(b)Reinsurer and Ceding Company agree that, prior to resorting to arbitration, they shall negotiate diligently and in utmost good faith, in an effort to resolve any dispute. Once a Party notifies the other of a dispute and invokes this paragraph, the Parties shall have sixty (60) days (or such longer period as they may agree) within which to negotiate a resolution. At the end of sixty (60) days, either Party may initiate arbitration.
(c)To initiate arbitration, either Reinsurer or Ceding Company shall notify the other Party in writing of its desire to arbitrate. The notice shall identify the claimant and the contract at issue, if applicable, and the nature of the claims and/or issues. Notice shall be sent via certified mail, with return receipt, or another service which produces a receipt. The arbitration will be deemed to have been commenced on the date the notice of arbitration is received.
(d)There shall be three (3) arbitrators who each shall have no less than ten (10) years of industry experience and who are (i) current or former officers of life or health insurance or life or health reinsurance companies, or (ii) professionals with no less than twenty (20) years of experience in or serving the life or health insurance or reinsurance industries other than the Parties to this Reinsurance Agreement, their Affiliates or subsidiaries. The arbitrators shall be disinterested and shall not be under the control of any party to the arbitration, nor shall any member of the panel have a financial interest in the outcome of the dispute.
(e)Within thirty (30) days following the commencement of the arbitration proceedings, each Party shall provide the other with the identification of their appointed arbitrator, and provide a copy of the arbitrator’s curriculum vitae. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days, the other Party may appoint the second arbitrator to act as the appointed arbitrator for the defaulting party. The Parties’ appointed arbitrators shall jointly appoint a third arbitrator (the “Umpire”). Each Party may consult, in confidence, with the arbitrator they appointed concerning the appointment of an Umpire. If the two (2) Party-appointed arbitrators fail to reach agreement on an Umpire within sixty (60) days of their appointment, each Party shall exchange, within seven (7) days thereafter, six (6) names of qualified individuals. Each Party shall select three (3) names from the list and notify the other Party as to its selection. Each Party shall rank the six (6) candidates in order of preference, and the individual with the lowest total numerical ranking will act as Umpire. If the ranking results in a tie, the Parties shall draw lots from the tied individuals, and the individual chosen by lot shall act as Umpire. If either Party fails to act in utmost good faith within a reasonable period of time to complete these procedures, the non-defaulting Party shall appoint the Umpire from its original candidate pool. Neither Party nor their respective representatives shall inform the Umpire which Party initiated his or her selection.

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(f)In the event any arbitrator fails, refuses, or becomes unable to act as such before an award has been rendered, a successor shall be selected in the same manner as the original arbitrator.
(g) The claimant and respondent each shall submit initial briefs to the panel outlining the issues in dispute and the reasons for their respective positions within thirty (30) days of the notice of the appointment of the Umpire.
(h)Insofar as not in conflict with the express terms of this Reinsurance Agreement, it is the intention of the Parties that customs and practices of the life and health insurance and reinsurance industries may be considered by the arbitrators in resolving any ambiguities inherent in this Reinsurance Agreement or its operation. In the absence of any such ambiguity, the express terms of this Reinsurance Agreement shall control.
(i)The arbitrators shall decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators shall establish arbitration procedures as warranted by the facts and issues of the particular case. Except as provided specifically in this Article, the arbitrators shall have the power to determine all procedural rules of the arbitration, including, but not limited to inspection of documents, examination of witnesses, and any other matter related to the conduct of the arbitration. Each Party may examine the witnesses who testify at the arbitration hearing. Each Party shall have right to be represented by legal counsel. The arbitrator shall not be obligated to follow judicial formalities or the rules of evidence except to the extent required by Applicable Law. To the extent permitted by Applicable Law, the panel and the Umpire shall have the authority to issue subpoenas (including subpoenas to third party witnesses) and other orders to enforce their decisions. Ex parte communications with Party-appointed arbitrators shall be permitted until the arbitration hearing commences.
(j)The arbitrators shall recognize the attorney/client privilege and neither a Party nor an arbitrator may disclose the existence, content, or result of any arbitration hereunder, except to the extent such disclosure may be required for review and enforcement by a court of competent jurisdiction, independent accounting audit, to support reinsurance or retrocessional recoveries, or is otherwise agreed to by the Parties. Any third party receiving confidential information must agree to maintain confidentiality before disclosure shall be permitted.
(k) The location of all proceedings shall be determined by the arbitrators.
(l)The panel may issue orders for interim relief upon showing of good cause, including pre-award security. Absent good cause for an extension as determined by the panel, the panel shall render the award within thirty (30) days after the date of the closing of the hearing, or if an arbitration hearing has been waived or otherwise dispensed with, within thirty (30) days after the date that the panel received all materials submitted by the Parties for disposition. The panel is authorized to award any remedy or sanctions allowed by Applicable Law, including, but not limited to monetary damages, equitable relief, pre- or post-award interest, costs of arbitration, attorneys’ fees, and other final or interim relief. Arbitrators shall not be empowered to award damages in excess of compensatory damages, and each party irrevocably waives any damages in excess of compensatory damages.

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(m)The decision of the arbitrators shall be made by majority rule, and shall be final and binding on both Parties. There shall be no appeal from the decision, except that the Parties retain all rights to challenge under the Federal Arbitration Act. Either Party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.
(n)Unless the arbitrators decide otherwise, each Party shall bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The Parties shall jointly and equally bear the expense of the Umpire and other costs of the arbitration.

Section 9.2    Assignment and Delegation. This Reinsurance Agreement may not be assigned (whether by operation of Applicable Law or otherwise), and the duties and obligations hereunder may not be delegated, by any Party unless such assignment or delegation is agreed to in advance in writing by both Parties hereto, which agreement shall not be unreasonably withheld, conditioned or delayed. This Reinsurance Agreement shall be binding on the Parties, their permitted assignees, delegees and successors (including, without limitation, any liquidator, rehabilitator, receiver or conservator of a Party).

Section 9.3    Confidentiality. The Parties shall comply with all applicable state and federal privacy laws and requirements. In addition, each Party (i) shall keep the business, policy and other records of the other Party confidential, (ii) shall not disclose or reveal such records to anyone and (iii) shall not use the records for any purpose whatsoever, other than performing its responsibilities under this Reinsurance Agreement, unless (iv) the Party is legally required to disclose or reveal the information contained in such records. In that event, the information shall be disclosed only to the extent legally required and only after giving ten (10) calendar days’ prior notice to the other Party.

Section 9.4    Construction. The headings of Articles and Sections in this Reinsurance Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Reinsurance Agreement. All words used in this Reinsurance Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 9.5    Counterparts. This Reinsurance Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Reinsurance Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Reinsurance Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Reinsurance Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 9.6    Entire Agreement. This Reinsurance Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to

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this Reinsurance Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Reinsurance Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Reinsurance Agreement executed by the Parties.

Section 9.7    Governing Law. This Reinsurance Agreement shall be construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

Section 9.8    Interpretations. No uncertainty or ambiguity in this Reinsurance Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Reinsurance Agreement shall be considered the draftsman. The Parties acknowledge and agree this Reinsurance Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

Section 9.9    Notices. All notices and other communications required or permitted by this Reinsurance Agreement shall be in writing and shall be effective, and any applicable time period shall commence when (a) delivered to the following address by hand or by internationally recognized overnight courier service (cost prepaid) or (b) transmitted electronically to the following facsimile numbers or e-mail addresses with confirmation of receipt of transmission, in each case marked to the attention of the respective person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

(a)    If to Ceding Company:
Conseco Life Insurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer
Fax: (203)762-4445

with copies to:

Wilton Re Services, Inc.
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel
Fax: (203)762-4430

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Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas
40th Floor
New York, New York 10036
Attention:     James R. Dwyer
Douglas J. Leary

(b)    If to Reinsurer:

CNO Financial Group, Inc.
Attention: Matthew J. Zimpfer
Executive Vice President and General Counsel
11825 N. Pennsylvania Street
Carmel, IN 46032
Telephone No.: (317) 817-2889
Facsimile No.:
E-mail Address: Matt.Zimpfer@CNOinc.com

with a copy to:

Faegre Baker Daniels LLP
Attention: Scott M. Kosnoff
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone No.: (317) 237-1201
Facsimile No.: (317) 231-1000
E-mail Address: scott.kosnoff@faegrebd.com

Section 9.10    Offset and Recoupment. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Reinsurance Agreement are deemed mutual debts or credits, as the case may be, and shall be set off and recouped, and only the balance shall be allowed or paid. The right to offset and recoupment shall not be affected or diminished because of the insolvency of either Party; provided, however, that in the event of an insolvency of either Party, offset and recoupment will only be allowed in accordance with Applicable Law.

Section 9.11    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Reinsurance Agreement.

Section 9.12    Severability. If any provision of this Reinsurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Reinsurance Agreement shall remain in full force and effect. Any provision of this Reinsurance Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

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Section 9.13    Subrogation. With respect to any payment made by Reinsurer under this Reinsurance Agreement, Reinsurer shall be subrogated to all of Ceding Company’s rights to recover such payment against any person or organization, and Ceding Company shall execute and deliver any required documents or instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by Ceding Company shall be paid to Reinsurer to the extent of payment made by Reinsurer under this Reinsurance Agreement.

Section 9.14    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Reinsurance Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.

Section 9.15    Utmost Good Faith. In connection with the construction and enforcement of this Reinsurance Agreement, the doctrine of utmost good faith is suspended and waived as to all matters pertaining to the formation of this Reinsurance Agreement.

Section 9.16    Survival of Representations. Each of the representations and warranties of Ceding Company and Reinsurer set forth in this Agreement shall survive the date of the SPA Closing for a period of fifteen (15) calendar months.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Reinsurance Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.

REINSURER:
WASHINGTON NATIONAL INSURANCE COMPANY

By:		Date:

[Name, Title]

CEDING COMPANY:
CONSECO LIFE INSURANCE COMPANY

By:		Date:

[Name, Title]

[Signature Page to WNIC-CLIC Indemnity Reinsurance Agreement]

EXHIBIT B-2

__________________________________________________________________________________

FORM OF

MODIFIED COINSURANCE AGREEMENT

BY AND BETWEEN

CONSECO LIFE INSURANCE COMPANY

AND

WASHINGTON NATIONAL INSURANCE COMPANY

__________________________________________________________________________________

Section 9.2	Joinder	19
Section 9.3	Assignment and Delegation	19
Section 9.4	Confidentiality	20
Section 9.5	Construction	20
Section 9.6	Counterparts	20
Section 9.7	Entire Agreement	20
Section 9.8	Governing Law	20
Section 9.9	Interpretations	20
Section 9.10	Notices	21
Section 9.11	Offset and Recoupment	22
Section 9.12	Other Instruments	22
Section 9.13	Severability	22
Section 9.14	Subrogation	22
Section 9.15	Waiver of Breach	22
Section 9.16	Utmost Good Faith	23
Section 9.17	Survival of Representations	23

Schedules

Schedule 1.1 - Other Reinsurance Agreements
Schedule 1.2 - Pending Proceedings
Schedule 2.1 - The SHIP Health Insurance Policies
Schedule 2.3 - Net Settlement
Schedule 3.3 - Investment Guidelines
Schedule 3.5 - Reports
Schedule 3.8 - DAC Tax Election

ii

MODIFIED COINSURANCE AGREEMENT

THIS MODIFIED COINSURANCE AGREEMENT (this “Agreement”) is effective as of [April 1]1, 2014 (the “Effective Date”) by and between Conseco Life Insurance Company (“Ceding Company”) and Washington National Insurance Company (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Reinsurer and Ceding Company are each stock life insurance companies licensed and domiciled in the State of Indiana.
B.Reinsurer and Ceding Company are wholly-owned subsidiaries of CNO Financial Group, Inc., a Delaware corporation (“CNO”).
C.Ceding Company is the subject of a certain Stock Purchase Agreement, dated as of [•], 2014 (the “SPA”), by and between CNO and Wilton Reassurance Company, a Minnesota domiciled life insurance company (“Buyer”), pursuant to which CNO has agreed to cause to be sold to Buyer one hundred percent (100%) of the issued and outstanding shares of common stock of Ceding Company on the terms and subject to the conditions set forth in the SPA.
D.A condition to the closing of the transactions contemplated by the SPA (the “SPA Closing”) is the reinsurance by Reinsurer of all risk of loss with respect to any of Ceding Company’s accident and health, specified disease and other health insurance business effective at or prior to the SPA Closing.
E.Ceding Company is a party to a certain Assignment Agreement, dated as of November 12, 2008 (the “SHIP Assignment Agreement”), by and between Ceding Company and Senior Health Insurance Company of Pennsylvania (“SHIP”), pursuant to which SHIP transferred to, and Ceding Company assumed, one hundred percent (100%) of the Transferred Liabilities (as defined in the SHIP Assignment Agreement). Included within the Transferred Liabilities is certain health insurance business that is the subject of the reinsurance provided hereunder.
F.Ceding Company, pursuant to this Agreement, desires to cede to Reinsurer, on a modified coinsurance basis, one hundred percent (100%) of any and all risk of loss, liability, obligation, detriment, cost and expense based upon or arising under the SHIP Health Insurance Policies (defined below) and, to the extent relating to the SHIP Health Insurance Policies, the SHIP Assignment Agreement, and Reinsurer is willing to accept all such risk of loss, liability, obligation, detriment, cost and expense from Ceding Company.
G.The Parties desire to set forth their rights and obligations in relation to this transfer of liability by Ceding Company to Reinsurer.

________________________
(1) NTD: Effective Date to be the first day of the calendar quarter in which the SPA Closing occurs.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following terms shall have the meanings set forth herein:
“Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding by or before any Governmental Entity, at law or in equity.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than ten percent (10%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).
“Agreement” shall have the meaning ascribed to it in the Preamble.
“Applicable Law” means any applicable federal, state or local law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, judgment, order, administrative interpretation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
“Business Day” means any day other than a day on which the United States Securities and Exchange Commission or the office of the Secretary of State of the State of Indiana is closed.
“Buyer” shall have the meaning ascribed to it in the Recitals.
“Ceding Company” shall have the meaning ascribed to it in the Preamble.
“Ceding Company Retained Liabilities” shall have the meaning ascribed to it in Section 3.3(c).
“Ceded Percentage” means one hundred percent (100%).
“Closing Conditions” shall have the meaning ascribed to it in Section 2.2(a).
“CNO” shall have the meaning ascribed to it in the Recitals.
“Earned Rate” for any Quarterly Accounting Period is the quarterly equivalent of Ceding Company’s net investment earnings rate on the assets in the SHIP Trust determined as:

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2(I + CG)
X + Y - I - CG
Where: I, CG, X and Y are determined with reference to the assets in the SHIP Trust as follows:

I	is actual net investment income plus or minus, as the case may be, any related amounts of amortization of IMR effective for such period;

CG
is capital gains less capital losses (as respects any unrealized capital gains or unrealized capital losses, in each case, as reflected in statutory book value for such period), net of any related amounts of capitalization of IMR effective for such period;

X	is the current cash and invested assets plus investment income due and accrued less borrowed money (if any); and

Y	is the same as X but for the immediately preceding Quarterly Accounting Period.
For purposes of the foregoing computations, (i) CG may be less than zero, and (ii) amounts of amortization and capitalization of IMR will be determined (y) without regard as to whether any debit balance of the IMR would constitute an admitted asset for statutory reporting purposes and (z) before consideration of federal income taxes, including, without limitation, taxes with respect to capital gains and capital losses. Amortization of IMR existing on the Effective Date will be on a pre-tax basis.
“Effective Date” shall have the meaning ascribed to it in the Preamble.
“Extra Contractual Obligations” means all liabilities, obligations or losses, costs or expenses (whether known or unknown, contingent or otherwise) incurred or arising on, prior to or after the Effective Date under or relating to any SHIP Health Insurance Policy or, to the extent relating to such SHIP Health Insurance Policy, the SHIP Assignment Agreement (other than contractual benefits arising under the express terms and conditions of such SHIP Health Insurance Policy), or that are in excess of the applicable policy benefits or limits of liability, including, without limitation, (a) any liability relating to or arising from (i) Taxes (including, without limitation, any Taxes owed by Ceding Company on account of Ceding Company’s transfer of Reinsured Liabilities pursuant to this Agreement), (ii) any advice concerning Tax matters, or (iii) the Tax treatment of any SHIP Health Insurance Policy or premium relating thereto; or (b) any toll charges, excess or penalty interest, attorneys’ fees and costs, fines, penalties, forfeitures, compensatory, consequential, exemplary, punitive, special, treble, bad faith, tort, statutory or similar extra contractual damages that relate to or arise under or in connection with any alleged or actual act, error or omission in connection with the SHIP Health Insurance Policies or the Reinsured Liabilities, including, without limitation, the issuance thereof, whether or not intentional, negligent, in bad faith or otherwise, including, without limitation, any such alleged or actual act, error or omission relating to or arising out of (i) the form, marketing, underwriting, sale, production, issuance, cancellation or administration of any SHIP Health Insurance Policy, (ii) the investigation, defense, trial, settlement or handling of any

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claims, benefits, dividends or payments or any other amounts due or alleged to be due under or relating to any SHIP Health Insurance Policy, or (iii) the failure to pay or the delay in payment, or error in calculating or adminis-tering the payment, of benefits, claims, dividends or any other amounts due or alleged to be due under or in connection with any SHIP Health Insurance Policy.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any national, state, municipal or local government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organization or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“IMR” means the interest maintenance reserve as determined in accordance with SAP.
“Losses” shall have the meaning ascribed to it Section 5.3.
“Modco Reserve” equals the aggregate statutory liabilities, reserves and claim reserves as determined in accordance with SAP and required to be reported at the end of each calendar quarter for the Reinsured Liabilities.
“Modco Reserve Adjustment” means (a) any increase or decrease in the Modco Reserve during the immediately preceding calendar quarter, less (b) (i) the Earned Rate multiplied by (ii) the Modco Reserve for the immediately preceding calendar quarter.
“Net Settlement” shall have the meaning ascribed to it in Section 2.3.
“Other Reinsurance Agreements” means the reinsurance agreements of Ceding Company, whether or not listed on Schedule 1.1, under which Ceding Company has ceded any portion of its risks, obligations or liabilities arising under or relating to the SHIP Health Insurance Policies to third party reinsurers.
“Party” or “Parties” shall have the meaning ascribed to it in the Preamble.
“Pending Proceedings” means the Actions set forth on Schedule 1.2.
“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Entity or any other entity.
“Proration Percentage” means, as of any date of determination thereof, the ratio of (i) total statutory-based reserves held by Ceding Company in respect of the SHIP Health Insurance Policies, net of reinsurance ceded under Other Reinsurance Agreements, over (ii) total statutory-based reserves held by Ceding Company in respect of all insurance liabilities assumed by Ceding Company under the SHIP Assignment Agreement, net of reinsurance ceded under third party reinsurance other than reinsurance ceded under this Agreement.

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“Quarterly Accounting Period” means, for the calendar quarter in which this Agreement becomes effective, the period beginning on the Effective Date and ending on the last day of such calendar quarter. Thereafter, it means the period beginning on the first day of a calendar quarter and ending on the last day of the same calendar quarter.
“Regulatory Action” shall have the meaning ascribed to it Section 5.1(b).
“Reinsured Liabilities” means all liabilities, obligations, costs and expenses arising from or relating to the SHIP Health Insurance Policies, whether arising or incurred prior to, on or after the Effective Date, including, without limitation: (i) liabilities and obligations for incurred claims or losses, incurred but not reported claims, benefits or other payments arising under or relating to the SHIP Health Insurance Policies, whether (A) included or not included within the statutory reserves or (B) incurred prior to, on or after the Effective Date and any attorneys’ fees related to such claims or other payments; (ii) loss adjustment expenses and expense reimbursement amounts arising under or relating to the SHIP Health Insurance Policies; (iii) liabilities and obligations relating to any pending or threatened litigation arising under or relating to the SHIP Health Insurance Policies, including without limitation the Pending Proceedings, and any related attorneys’ fees and costs; (iv) liabilities and obligations arising out of any changes to the terms and conditions of the SHIP Health Insurance Policies mandated by Applicable Law (including, without limitation, by a court of competent jurisdiction); (v) payments of any liabilities or obligations to any Governmental Entity arising under or relating to the SHIP Health Insurance Policies, whether for tax withholding, escheat, unclaimed property, or otherwise; (vi) premium taxes due in respect of premiums paid prior to, on or after the Effective Date with respect to the SHIP Health Insurance Policies; (vii) assessments and similar charges based on policies in force prior to, on or after the Effective Date with respect to the SHIP Health Insurance Policies in connection with the involuntary or voluntary participation by Ceding Company in any guaranty association or risk pool established or governed by any state or other jurisdiction; (viii) commissions due with respect to the SHIP Health Insurance Policies to the extent that such commissions are based on premiums paid prior to, on or after the Effective Date; (ix) liabilities and obligations for amounts paid or payable prior to, on or after the Effective Date for returns or refunds of premiums with respect to the SHIP Health Insurance Policies; (x) unclaimed property liabilities and obligations arising under or relating to the SHIP Health Insurance Policies, whether arising prior to, on or after the Effective Date, and the administration thereof; (xi) premiums, commissions, or other amounts, liabilities or obligations due or which become due under Other Reinsurance Agreements; (xii) any and all out-of-pocket costs incurred or accrued directly or indirectly to third parties by Ceding Company allocable to the SHIP Health Insurance Policies; and (xiii) any other loss, liability, obligation, detriment, cost and expense constituting Transferred Liabilities to the extent relating to the SHIP Health Insurance Policies, but excluding any Extra Contractual Obligations or Residual SHIP Obligations. For the sake of clarity, (y) Reinsured Liabilities includes any and all losses, liabilities, costs and expenses (including attorneys costs) associated with the Pending Proceedings and (z) the amount of any Reinsured Liabilities is and shall be determined gross of reinsurance ceded under the Other Reinsurance Agreements such that Reinsurer shall bear any risk of effectiveness and collectability of any such ceded reinsurance.
“Residual SHIP Obligations” means, without duplication in respect of any liabilities, obligations, losses, costs or expenses constituting Reinsured Liabilities or Extra

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Contractual Obligations, all liabilities, obligations, losses, costs or expenses, whether incurred prior to, on or after the Effective Date, arising from or relating to the performance, management, administration, resolution or enforcement of any right or obligation based upon, arising out of or relating to the SHIP Assignment Agreement or SHIP Trust Agreement, including, by way of illustration only and without limitation (i) as respects the SHIP Assignment Agreement, Section 1.2, Section 1.3 or Section 1.4 (pertaining to transfers of Transferred Assets and Effective Date Reserves); Section 1.7 (Certain Indemnitees); Section 1.13 (Enforcement of Transferred Liabilities Against Ceding Company); Section 2.6 (Bank Accounts); Section 2.7 (Credit for Reinsurance); Section 3.1 (Establishment and Maintenance of Trust Account); Section 4.1 (Indemnitees); Section 5.4 (Tax Matters) and Section 5.9 (Jurisdiction); and (ii) as respects the SHIP Trust Agreement, Section 2.1 (Establishment of Trust Account); Section 2.3 (Adjustment of Trust Account); Article III (Provisions Relating to the Trustee) or Article V (Miscellaneous Provisions).
“SAP” means the statutory accounting principles and practices prescribed by the National Association of Insurance Commissioners and Ceding Company’s state of domicile.
“SHIP” shall have the meaning ascribed to it in the Recitals.
“SHIP Assignment Agreement” shall have the meaning ascribed to it in the Recitals.
“SHIP Health Insurance Policies” shall have the meaning ascribed to it Section 2.1.
“SHIP Trust” means that certain trust account established pursuant to the SHIP Assignment Agreement.
“SHIP Trust Agreement” means that certain Trust Agreement, dated as of November 12, 2008, by and among Ceding Company, SHIP and The Bank of New York Mellon, and entered into pursuant to the terms of the SHIP Assignment Agreement.
“SPA” shall have the meaning ascribed to it in the Recitals.
“SPA Closing” shall have the meaning ascribed to it in the Recitals.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Umpire” shall have the meaning ascribed to it in Section 9.1(e).

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Article II
Reinsurance of SHIP Health Insurance Policies

Section 2.1    Scope of Reinsurance. This Agreement applies to all Reinsured Liabilities based upon, relating to or arising from the insurance contracts, plans and policies (including all related binders, slips, certificates, applications therefor, supplements, endorsements, riders and agreements) issued or assumed in connection with the Ceding Company’s specified disease, Medicare Supplement and other health insurance coverages of any kind that were in effect at any time prior to, on or after the Effective Date and transferred to and assumed by Ceding Company under the SHIP Assignment Agreement, including, but without limitation, the insurance contracts, plans and policies, and the related binders, slips, certificates, applications therefor, supplements, endorsements, riders and agreements, and other items set forth on Schedule 2.1 (such insurance contracts, whether or not set forth on Schedule 2.1, the “SHIP Health Insurance Policies”). The Parties agree to reasonably cooperate to make appropriate adjustments to the terms of this Agreement, including, without limitation, the balances settled hereunder, in the event that the scope of reinsurance set forth in this Section 2.1 is determined at any time to be inconsistent with the foregoing intentions and agreements of the Parties.

Section 2.2    Amount of Reinsurance.
(a)Subject to the satisfaction of each of the Closing Conditions, Ceding Company hereby cedes to Reinsurer, on a modified coinsurance basis, and Reinsurer hereby accepts and agrees to reinsure, as of the Effective Date, the Ceded Percentage of the Reinsured Liabilities arising prior to, on or after the Effective Date. Reinsurer shall remain liable as Reinsurer for all Reinsured Liabilities reinsured under this Agreement until the earlier of (i) such time as Ceding Company no longer has liability under the SHIP Health Insurance Policies or (ii) the date this Agreement is terminated in accordance with the provisions of Article VIII hereof. The liability of Reinsurer under this Agreement shall (x) follow and be identical to the liability of Ceding Company in respect of the Reinsured Liabilities, and (y) remain in full force and effect without regard to the collectability of reinsurance under any Other Reinsurance Agreements. For purposes of the foregoing, the term “Closing Conditions” means, taken together, (1) completion of the SPA Closing and (2) receipt of any and all approvals, consents or waivers required under Applicable Law to be provided by any Governmental Entity in order for the reinsurance contemplated hereby to be or become effective.
(b)Reinsurer shall pay the Ceded Percentage of all contractual benefits and other liabilities that Ceding Company owes in connection with the Reinsured Liabilities on or after the Effective Date, whether the amount of such benefits and other liabilities is fixed by settlement, judgment, arbitration or otherwise.
(c)The reinsurance hereunder shall be on a modified coinsurance basis whereby Ceding Company shall (i) establish and maintain the Modco Reserve and (ii) retain ownership of all assets supporting the Modco Reserve (such assets to remain in the SHIP Trust unless otherwise mutually agreed among the Parties and SHIP).
(d)In addition to the Reinsured Liabilities, Reinsurer hereby assumes and accepts, and agrees to discharge and pay in full, the Ceding Percentage of (i) all Extra

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Contractual Obligations and (ii) to the extent relating to the SHIP Health Insurance Policies, all Residual SHIP Obligations.

Section 2.3    Net Settlement.
(a)For each Quarterly Accounting Period, the Parties will effect a settlement on a net basis (the “Net Settlement”) as contemplated by Schedule 2.3. The Net Settlement shall account for (i) premiums collected each calendar quarter, (ii) claims or settlements for any benefits paid, (iii) commissions paid, (iv) administrative expenses and (v) the Modco Reserve Adjustment.
(b)Ceding Company shall provide Reinsurer with all information in its possession necessary to prepare the Net Settlement determinations in accordance with Schedule 2.3 no later than the tenth (10th) Business Day after the end of such Quarterly Accounting Period. Reinsurer shall then provide Ceding Company with reports detailing the Net Settlement determinations by the later of (i) the tenth (10th) Business Day after receipt from Ceding Company of the information described in the immediately preceding sentence or (ii) the twentieth (20th) Business after the end of such Quarterly Accounting Period.
(c)If a Net Settlement report reflects a balance due a Party, the amount(s) shown as due shall be paid by the other Party within ten (10) Business Days of the delivery of the report. Any dispute over any amount shown on a Net Settlement report that cannot be amicably resolved by the Parties shall be resolved by the procedures set forth in Section 9.1.
(d)If there is a delayed settlement of any payment due hereunder, interest will accrue at an annual rate equal to five percent (5%). For the purposes of this Section, a payment will be considered overdue, and such interest will begin to accrue, on the date which is ten (10) Business Days after the date such payment is due. Notwithstanding the foregoing, it is understood that payments to be made to Reinsurer hereunder shall be funded by corresponding withdrawals and releases of funds maintained in the SHIP Trust and Ceding Company shall not be required to advance any funds independently from its own account in respect of payment to be made to Reinsurer hereunder. If, without a breach by Ceding Company of its obligations hereunder, a delayed settlement under the terms of this Agreement is attributable in whole or in part to a delay in the effectiveness of any related withdrawal from the SHIP Trust, then such delayed payment will not be considered overdue and shall not constitute a breach by Ceding Company of its obligations hereunder and interest will not begin to accrue, until the fourth (4th) Business Day after the corresponding withdrawal from the SHIP Trust is received by Ceding Company.

Section 2.4    Ceding Commission. In consideration of the reinsurance ceded hereunder, on the date of the SPA Closing, Reinsurer shall pay to Ceding Company a ceding commission equal to [Eighteen Million Six Hundred Thousand] Dollars ($[18,600,000]).

Section 2.5    Other Payments and Transfers. Subject to payments by Ceding Company to Reinsurer after the Effective Date pursuant to Section 2.3, Ceding Company is not obligated to pay or transfer any amounts to Reinsurer on the date of the SPA Closing, including, for the avoidance of doubt, any payments or transfers constituting Transferred Assets under the SHIP Assignment Agreement.

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Section 2.6    No Privity. The Parties agree that no rights or legal duties shall arise, by virtue of the reinsurance provided under this Agreement, between Reinsurer on the one hand and SHIP or any policyholder insured by Ceding Company on the other hand. Reinsurer’s liability is to Ceding Company as provided under the terms of this Agreement.

Section 2.7    Other Reinsurance Agreements.
(a)Except for this Agreement, Other Reinsurance Agreements shall inure to the sole and exclusive benefit and cost of Reinsurer. For the avoidance of doubt, the collectability of any such reinsurance or other amounts associated with the Other Reinsurance Agreements shall be at the risk and for the account of Reinsurer. Ceding Company shall reasonably cooperate with Reinsurer as may be necessary to enable Reinsurer to pursue any management and collection efforts related to the Other Reinsurance Agreements, provided, however, that such cooperation shall not require Ceding Company to incur material costs and expenses not reimbursed by Reinsurer or expose Ceding Company to additional risk or exposure in respect of the transactions contemplated by this Agreement.
(b)Without the prior written consent of Reinsurer, Ceding Company may not (i) amend or revise the terms of, or recapture or terminate, the Other Reinsurance Agreements or any assumed reinsurance, or (ii) further reinsure, directly or indirectly, on any basis the SHIP Health Insurance Policies. Upon a recapture of risks reinsured under any Other Reinsurance Agreements where Reinsurer’s consent is given, liabilities recaptured by Ceding Company with respect to SHIP Health Insurance Policies will be reinsured by Reinsurer hereunder in accordance with and subject to the terms and conditions of this Agreement.

Section 2.8    Certain Transactions. At the request of either Ceding Company or Reinsurer, the Parties shall cooperate with each other in good faith and use their respective commercially reasonable efforts to seek, (i) with respect to the Other Reinsurance Agreements, assignments, novations, cut-through arrangements, commutations or comparable transactions on commercially acceptable terms, or (ii) with respect to the SHIP Assignment Agreement, elimination of the SHIP Trust requirement and termination of the SHIP Trust and SHIP Trust Agreement.

Article III
Administration and Related Matters

Section 3.1    Delegation of Administration.
(a)In consideration for the payments by Ceding Company to Reinsurer pursuant to Section 2.3, on and after the Effective Date, Reinsurer shall be responsible at its sole cost and expense for the administration in full of the SHIP Health Insurance Policies and the Other Reinsurance Agreements. Reinsurer shall provide such administrative services in a professional and competent manner, in good faith and with not less than the same standard and level of care with which Reinsurer administers its other insurance businesses. Without limiting the generality of the foregoing, the SHIP Health Insurance Policies shall be administered in conformance with Applicable Law, including maintenance by Reinsurer of all permits and licenses necessary to perform the services, and industry standards and pursuant to the terms and conditions of the SHIP Health Insurance Policies and this Agreement. Ceding Company hereby

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delegates to Reinsurer all authority necessary to enable Reinsurer to administer the SHIP Health Insurance Policies, including by providing such instruments, powers, confirmations and documents on customary terms and conditions to act in the name and place of Ceding Company as may reasonably be requested by Reinsurer to enable Reinsurer to perform all necessary administrative services in accordance with this Agreement and Applicable Law.
(b)Notwithstanding anything to the contrary contained in this Agreement, to the extent that Ceding Company’s delegation of administrative responsibility to Reinsurer pursuant to Section 3.1(a) and the other transactions contemplated by this Agreement would require any third party consents and such consents and waivers shall have not been obtained by the date of the SPA Closing, this Agreement shall not constitute an assignment or transfer, or attempted assignment or transfer thereof. Following the date of the SPA Closing, (i) the Parties shall cooperate with each other and use commercially reasonable efforts to obtain promptly such consents or waivers to the extent required, and (ii) pending receipt of such consents or waivers, the Parties shall fully cooperate with each other to support the provision of administrative services by Reinsurer as delegated by Ceding Company, provided that (x) in the case of either clause (i) or clause (ii), such cooperation shall not require Ceding Company to incur material costs and expenses not reimbursed by Reinsurer or expose Ceding Company to additional risk or exposure in respect of the transactions contemplated by this Agreement and (y) in the case of clause (i) or clause (ii), such cooperation shall not require Reinsurer to incur material costs and expenses or expose Reinsurer to additional risk or exposure in respect of the transactions contemplated by this Agreement.
(c)Ceding Company shall promptly forward to Reinsurer all notices, correspondence and all other communications it may receive regarding the SHIP Health Insurance Policies, including but not limited to communications from policyholders or their advisors or representatives, brokers or agents, or any Governmental Entity.

Section 3.2    Bank Accounts.
(a)Reinsurer is hereby authorized by Ceding Company to maintain bank accounts in the name of Ceding Company with banking institutions to provide the administrative services for the SHIP Health Insurance Policies. Reinsurer shall have the exclusive authority to (i) designate the authorized signatories on the bank accounts, (ii) issue drafts on and make deposits in the bank accounts in the name of, and as administrator for, Ceding Company, (iii) make withdrawals from the bank accounts and (iv) engage in all other transactions with respect to the bank accounts as may be reasonably necessary to provide the administrative services in accordance with this Agreement and Applicable Law.
(b)Ceding Company agrees to cooperate with Reinsurer and take such steps reasonably necessary to establish bank accounts with banking institutions and to authorize Reinsurer to control all bank accounts established under this Section.

Section 3.3    Matters Relating to SHIP Assignment Agreement and SHIP Trust.
(a)Without the written consent of Reinsurer, neither the SHIP Assignment Agreement nor the SHIP Trust Agreement may be altered, amended or modified by Ceding

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Company in a manner that would have a material adverse effect on Reinsurer’s rights, obligations and economic expectations under this Agreement.
(b)The Parties acknowledge and agree that they have a common legal interest in disputes arising in connection with the SHIP Assignment Agreement and the SHIP Trust, and that all communications between and among the Parties regarding the SHIP Assignment Agreement and the SHIP Trust shall be privileged and confidential. In furtherance thereof, if deemed necessary or advisable by either Party, Ceding Company and Reinsurer shall cooperate in good faith for the purpose of entering into a joint defense agreement on mutually acceptable terms.
(c)Ceding Company hereby delegates to, and Reinsurer hereby accepts, until such time as Ceding Company ceases to have any obligations or liabilities under the SHIP Health Insurance Policies, the responsibility to manage, perform and discharge in full any payment, funding or other obligations that constitute the Residual SHIP Obligations in an equitable manner and in recognition of the Parties’ common interests as regards the performance of obligations arising under the SHIP Assignment Agreement and SHIP Trust Agreement.  In furtherance thereof (i) Reinsurer shall discharge in full all payment and funding obligations relating solely to the SHIP Health Insurance Policies, including, without limitation, the funding of SHIP Trust balances related thereto, (ii) Ceding Company shall contribute to such discharge in full all payment and funding obligations relating solely to insurance liabilities assumed by Ceding Company under the SHIP Assignment Agreement but not ceded to Reinsurer under this Agreement, including, without limitation, the funding of SHIP Trust balances related thereto (the “Ceding Company Retained Liabilities”) and (iii) to the extent such payment and funding obligations relate both to the SHIP Health Insurance Policies and to the Ceding Company Retained Liabilities and the Parties cannot agree on an equitable apportionment of such obligations, such obligations shall be apportioned between them on a preliminary basis by application of the appropriate Proration Percentage(s) with any further disagreement subject to resolution pursuant to the procedures described in Section 9.1 hereof. For purposes of allocating funding obligations to, and withdrawal rights from, the SHIP Trust, the Parties’ respective rights and obligations shall be based on a cumulative allocation of the such amounts forward from the Effective Date based on the Proration Percentage at and as of the Effective Date and thereafter based on the Parties cumulative aggregate contributions to, and withdrawals from, the SHIP Trust.
(d)Ceding Company shall use commercially reasonable efforts to implement written directives and instructions received from Reinsurer to avoid default under or otherwise to maintain compliance with the provisions of the SHIP Assignment Agreement or the SHIP Trust Agreement relating to the SHIP Health Insurance Policies, provided that (i) such directives and instructions are in accordance with Applicable Law, (ii) such commercially reasonable efforts shall not require Ceding Company to incur material costs and expenses not reimbursed by Reinsurer or expose Ceding Company to additional risk or exposure in respect of the transactions contemplated by this Agreement, and (iii) Ceding Company shall not incur any liability or obligation to Reinsurer, SHIP or any Person as a result of Ceding Company’s implementation of such directives and instructions, all of which shall be assumed and discharged by Reinsurer in full in accordance with the terms of this Agreement.

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(e) Ceding Company will direct the Trustee with respect to the SHIP Trust to invest or reinvest the SHIP Trust assets in accordance with the Investment Guidelines set forth in Schedule 3.3 or as otherwise agreed upon by Ceding Company and Reinsurer.
(f)Until such time as Ceding Company ceases to have any obligations or liabilities hereunder with respect to the SHIP Health Insurance Policies, Reinsurer shall perform all services as may be necessary relative to the performance of the SHIP Trust Agreement or maintenance of the SHIP Trust and any and all related obligations (including, without limitation, any asset valuations and adjustments required thereunder) to the extent related to the SHIP Health Insurance Policies.
(g)Ceding Company shall, no later than the tenth (10th) Business Day after the end of each Quarterly Accounting Period, provide to Reinsurer all information and data relating to the Ceding Company Retained Liabilities necessary for Reinsurer to prepare all financial reports and statements relating to the SHIP Trust. In addition and within such provision of information and data, Ceding Company shall include a detailed explanation of any change in reserves relating to the SHIP Trust in excess of twenty percent (20%).

Section 3.4    Reimbursement.
(a)Reinsurer shall pay directly or reimburse Ceding Company for the Ceded Percentage of the Reinsured Liabilities.
(b)All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Effective Date by Ceding Company for the Ceded Percentage of premiums, fees or other payments on or in respect of the SHIP Health Insurance Policies shall be held in trust by Ceding Company for the benefit of Reinsurer and shall be promptly remitted to Reinsurer, but in no event later than fifteen (15) Business Days after receipt by Ceding Company. Reinsurer shall be authorized to endorse for payment to Reinsurer any such checks, drafts, money orders and other instruments pertaining to the SHIP Health Insurance Policies that are payable to, or to the order of, Ceding Company and received by Reinsurer under this Agreement.
(c)Ceding Company shall reimburse Reinsurer in cash for the amount of guaranty association or other assessments paid by Reinsurer on or after the Effective Date on account of the SHIP Health Insurance Policies, but only to the extent such payments actually reduce Ceding Company’s premium tax or state income tax liabilities. Any such payments shall be settled pursuant to the accounting and settlement procedures described in Section 2.3.

Section 3.5    Reporting and Payments. In addition to the Net Settlement report required pursuant to Section 2.3, within thirty (30) calendar days after the end of each Quarterly Accounting Period, Reinsurer shall provide Ceding Company with accounting reports for the SHIP Health Insurance Policies in form and substance mutually agreed upon by the Parties. Such reports shall, at a minimum, contain all information needed by Ceding Company to prepare in a timely manner all financial reports under SAP and GAAP accounting methods. Such reports shall include, but not be limited to, the reports set forth in Schedule 3.5.

Section 3.6    Records. Either Party and its employees and authorized representatives may audit, examine and copy (at such Party’s own expense), during regular business hours, at the home office of the other Party, any and all books, records, statements,

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correspondence, reports and other documents that relate to the SHIP Health Insurance Policies or this Agreement, upon giving at least ten (10) Business Days’ prior notice to the other Party. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced.

Section 3.7    Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred, and the reinsurance provided hereunder shall not be invalidated. The Party first discovering such misunderstanding or oversight shall promptly notify the other Party in writing, and the Parties shall act to correct such misunderstanding or oversight promptly following receipt of such notice.

Section 3.8    DAC Tax Election. The Parties shall make the election provided in Treasury Regulation Section 1.848-2(g)(8). The specifics on this election are set forth in Schedule 3.8.

Article IV
Credit for Reinsurance

Ceding Company shall own, manage and maintain the Modco Reserves in accordance with statutory accounting principles promulgated by the National Association of Insurance Commissioners and the requirements of the laws of Ceding Company’s state of domicile. To the extent required by Applicable Law and regulations in Ceding Company’s state of domicile (other than New York), Reinsurer shall take such steps as may be required for Ceding Company to receive full credit on Ceding Company’s statutory financial statements for the reinsurance ceded under this Agreement. The amount of the Modco Reserve will determined for each Quarterly Accounting Period by Ceding Company as of the last day of such period.
Article V
Regulatory Matters and Requirements

Section 5.1    Cooperation.
(a)The Parties shall cooperate with each other in complying with regulatory requirements and responding to regulatory inquiries associated with the SHIP Health Insurance Policies, the SHIP Assignment Agreement, the SHIP Trust Agreement or this Agreement. The duty of cooperation provided for in this Section 5.1 shall extend to any and all litigation matters regarding the Reinsured Liabilities, the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement, including litigation involving third parties.
(b)Without in any way limiting the foregoing (a), except as (i) otherwise provided in this Section, or (ii) as required under Applicable Law to be performed by Ceding Company directly without delegation, Reinsurer, on behalf of Ceding Company, shall be responsible for compliance with regulatory requirements and the taking of all required actions with respect to any examination or Action initiated by Governmental Entities relating to the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement

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(the “Regulatory Action”).  Reinsurer shall respond to, supervise and use its commercially reasonable efforts to resolve all Regulatory Actions in a competent and effective manner; provided, however, that any response regarding any such Regulatory Action that is directed to or otherwise involves Ceding Company or any of its Affiliates shall be subject to Ceding Company’s prior review and approval (which shall not be unreasonably withheld, delayed or conditioned).  If Ceding Company or Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, examination, audit or proceeding by Governmental Entity, relating to the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement, Ceding Company or Reinsurer, as applicable, shall promptly notify the other Party thereof. The Parties shall cooperate in good faith to resolve regulatory matters in a mutually satisfactory manner and shall act reasonably in light of the Parties’ respective interests in the matter at issue.  With respect to any regulatory or Tax-related filings required to be made by Ceding Company with respect to the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement, the Parties shall cooperate, and Reinsurer shall use commercially reasonable efforts to provide all information reasonably required by Ceding Company sufficiently in advance of the filing based on the nature of any such information and any such filings in order for Ceding Company to timely effect such filings.
(c)Notwithstanding anything in this Agreement to the contrary, without limiting or waiving any right to indemnification or payment that it may have under the terms of this Agreement or the SPA, Ceding Company shall have the right to engage its own separate legal representation, at its own cost and expense, and to participate fully in, but not control, the defense of (i) any Action (other than as described in clause (ii) below) relating to the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement with respect to which Ceding Company is a named party to the extent that such Action, if successful, could (in Ceding Company’s reasonable opinion) materially interfere with the business, assets, liabilities, obligations, financial condition, results of operations or reputation of Ceding Company or any of its Affiliates, or (ii) any Action relating to a class action or lawsuit that involves the SHIP Health Insurance Policies, the SHIP Assignment Agreement or the SHIP Trust Agreement and other policies of Ceding Company with respect to which Ceding Company is a named party.  In any such case, Ceding Company may propose terms on which it will assume control of the defense of such Action and Reinsurer will in good faith cooperate with Ceding Company to agree on the terms under which Ceding Company shall assume control of such Action while preserving Reinsurer’s commercial interests with respect thereto and not exposing Reinsurer to the prospect of material additional loss, cost, expense or risk (financial, operational, regulatory or otherwise).
(d)With respect to any action required to be taken by Ceding Company without delegation, the Parties will cooperate in good faith to ensure that Ceding Company complies with all Applicable Law.
(e)Without in any way limiting the foregoing, Reinsurer shall fully indemnify Ceding Company as to all liabilities, obligations, costs and expenses arising out of the Pending Proceedings.

Section 5.2    Insolvency. Reinsurance provided under this Agreement shall be payable by Reinsurer on the basis of Ceding Company’s liability under the SHIP Health Insurance Policies without diminution because of any insolvency of Ceding Company.

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Reinsurer shall pay its share of Ceding Company’s liability directly to Ceding Company or its liquidators, receivers or statutory successors. The liquidators, receivers or statutory successors shall give written notice to Reinsurer of the pendency of a claim against Ceding Company involving a SHIP Health Insurance Policy reinsured under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, Reinsurer may investigate the claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses which it may deem available to Ceding Company or Ceding Company’s liquidators, receivers or statutory successors. Any expense Reinsurer thus incurs shall be chargeable, subject to court approval, to Ceding Company as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to Ceding Company solely from the defense undertaken by Reinsurer. In the event two or more assuming Reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expenses had been incurred by Ceding Company.

Section 5.3    Ceding Company Indemnification. Ceding Company hereby indemnifies and holds Reinsurer harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees (collectively, “Losses”), arising from (i) any liability relating to the Insurance Policies that results from Ceding Company’s acts, errors or omissions that occur on or after the Effective Date (excluding, for this purpose, any acts, errors or omissions of Ceding Company that occur or fail to occur as a result of Ceding Company following instructions or directives by or on behalf of Reinsurer), (ii) the Ceding Company Retained Liabilities, or (iii) any violation or breach of this Agreement by Ceding Company.

Section 5.4    Reinsurer Indemnification. Reinsurer hereby indemnifies and holds Ceding Company harmless from and against all Losses arising from or relating to (i) the Reinsured Liabilities, (ii) the Extra Contractual Obligations, (iii) to the extent relating to the SHIP Health Insurance Policies, the Residual SHIP Obligations, (iv) Reinsurer’s administration or management of the Residual SHIP Obligations, or (iv) any violation or breach of this Agreement by Reinsurer.

Article VI
Representations and Warranties of Ceding Company

Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article VI are true and correct as of the date hereof:
Section 6.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.

Section 6.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and validly taken. This Agreement has been duly executed and delivered by Ceding Company, and

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assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.3    No Conflict or Violation. The execution, delivery and performance of this Agreement by Ceding Company shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) violate any statute, law or regulation of any jurisdiction applicable to Ceding Company or otherwise require the prior consent, approval or non-disapproval of any Governmental Entity other than as has been procured and is currently in effect.
Article VII
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article VII are true and correct as of the date hereof:
Section 7.1    Organization and Standing of Reinsurer. Reinsurer is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.

Section 7.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and validly taken. This Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3    No Conflict or Violation. The execution, delivery and performance of this Agreement by Reinsurer shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement

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to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer or the Ceding Company otherwise require the prior consent, approval or non-disapproval of any Governmental Entity other than as has been procured and is currently in effect.

Section 7.4    Pending Proceedings. Other than as respects the Pending Proceedings, there is (i) no material suit, action, proceeding or arbitration pending or, to the best of Reinsurer’s knowledge, threatened against or affecting Ceding Company or Reinsurer with respect to the SHIP Health Insurance Policies, the SHIP Assignment Agreement, the SHIP Trust Agreement or this Agreement; (ii) no material judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Ceding Company or Reinsurer with respect thereto, and (iii) no pending or written threat of any claim, suit, action, proceeding, arbitration or dispute with or involving SHIP.

Article VIII
Term; Termination

This Agreement shall be effective as of the Effective Date, and shall remain in effect until Ceding Company ceases to have any obligations or liabilities under or with respect to the SHIP Health Insurance Policies, unless terminated before such time by mutual agreement of the Parties.
Article IX
Miscellaneous Provisions

Section 9.1    Arbitration.
(a)Any dispute or other matter in question between Reinsurer and Ceding Company arising out of, or relating to, the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, and whether in contract or in tort, shall be settled by arbitration.
(b)Reinsurer and Ceding Company agree that, prior to resorting to arbitration, they shall negotiate diligently and in utmost good faith, in an effort to resolve any dispute. Once a Party notifies the other of a dispute and invokes this paragraph, the Parties shall have sixty (60) days (or such longer period as they may agree) within which to negotiate a resolution. At the end of sixty (60) days, either Party may initiate arbitration.
(c)To initiate arbitration, either Reinsurer or Ceding Company shall notify the other Party in writing of its desire to arbitrate. The notice shall identify the claimant and the contract at issue, if applicable, and the nature of the claims and/or issues. Notice shall be sent certified mail, with return receipt, or another service which produces a receipt. The arbitration will be deemed to have been commenced on the date the notice of arbitration is received.
(d)There shall be three (3) arbitrators who each shall have no less than ten (10) years of industry experience and who are (i) current or former officers of life or health insurance or life or health reinsurance companies, or (ii) professionals with no less than twenty (20) years of experience in or serving the life or health insurance or reinsurance industries other than the Parties to this Agreement, their Affiliates or subsidiaries. The arbitrators shall be

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disinterested and shall not be under the control of any party to the arbitration, nor shall any member of the panel have a financial interest in the outcome of the dispute.
(e)Within thirty (30) days following the commencement of the arbitration proceedings, each Party shall provide the other with the identification of their appointed arbitrator, and provide a copy of the arbitrator’s curriculum vitae. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days, the other Party may appoint the second arbitrator to act as the appointed arbitrator for the defaulting party. The Parties’ appointed arbitrators shall jointly appoint a third arbitrator (the “Umpire”). Each Party may consult, in confidence, with the arbitrator they appointed concerning the appointment of an Umpire. If the two (2) Party-appointed arbitrators fail to reach agreement on an Umpire within sixty (60) days of their appointment, each Party shall exchange, within seven (7) days thereafter, six (6) names of qualified individuals. Each Party shall select three (3) names from the list and notify the other Party as to its selection. Each Party shall rank the six (6) candidates in order of preference, and the individual with the lowest total numerical ranking will act as Umpire. If the ranking results in a tie, the Parties shall draw lots from the tied individuals, and the individual chosen by lot shall act as Umpire. If either Party fails to act in utmost good faith within a reasonable period of time to complete these procedures, the non-defaulting Party shall appoint the Umpire from its original candidate pool. Neither Party nor their respective representatives shall inform the Umpire which Party initiated his or her selection.
(f)In the event any arbitrator fails, refuses, or becomes unable to act as such before an award has been rendered, a successor shall be selected in the same manner as the original arbitrator.
(g) The claimant and respondent each shall submit initial briefs to the panel outlining the issues in dispute and the reasons for their respective positions within thirty (30) days of the notice of the appointment of the Umpire.
(h)Insofar as not in conflict with the express terms of this Agreement, it is the intention of the Parties that customs and practices of the life and health insurance and reinsurance industries may be considered by the arbitrators in resolving any ambiguities inherent in this Agreement or its operation. In the absence of any such ambiguity, the express terms of this Agreement shall control.
(i)The arbitrators shall decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators shall establish arbitration procedures as warranted by the facts and issues of the particular case. Except as provided specifically in this Article, the arbitrators shall have the power to determine all procedural rules of the arbitration, including, but not limited to inspection of documents, examination of witnesses, and any other matter related to the conduct of the arbitration. Each Party may examine the witnesses who testify at the arbitration hearing. Each Party shall have right to be represented by legal counsel. The arbitrator shall not be obligated to follow judicial formalities or the rules of evidence except to the extent required by Applicable Law. To the extent permitted by Applicable Law, the panel and the Umpire shall have the authority to issue subpoenas (including subpoenas to third party witnesses) and other orders to enforce their decisions. Ex parte communications with Party-appointed arbitrators shall be permitted until the arbitration hearing commences.
(j)The arbitrators shall recognize the attorney/client privilege and neither a Party nor an arbitrator may disclose the existence, content, or result of any arbitration hereunder,

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except to the extent such disclosure may be required for review and enforcement by a court of competent jurisdiction, independent accounting audit, to support reinsurance or retrocessional recoveries, or is otherwise agreed to by the Parties. Any third party receiving confidential information must agree to maintain confidentiality before disclosure shall be permitted.
(k) The location of all proceedings shall be determined by the arbitrators.
(l)The panel may issue orders for interim relief upon showing of good cause, including pre-award security. Absent good cause for an extension as determined by the panel, the panel shall render the award within thirty (30) days after the date of the closing of the hearing, or if an arbitration hearing has been waived or otherwise dispensed with, within thirty (30) days after the date that the panel received all materials submitted by the Parties for disposition. The panel is authorized to award any remedy or sanctions allowed by Applicable Law, including, but not limited to monetary damages, equitable relief, pre- or post-award interest, costs of arbitration, attorneys’ fees, and other final or interim relief. Arbitrators shall not be empowered to award damages in excess of compensatory damages, and each party irrevocably waives any damages in excess of compensatory damages.
(m)The decision of the arbitrators shall be made by majority rule, and shall be final and binding on both Parties. There shall be no appeal from the decision, except that the Parties retain all rights to challenge under the Federal Arbitration Act. Either Party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.
(n)Unless the arbitrators decide otherwise, each Party shall bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The Parties shall jointly and equally bear the expense of the Umpire and other costs of the arbitration.

Section 9.2    Joinder. For any dispute arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement, which also relates or arises from a parallel question under the terms of the SHIP Assignment Agreement, the Parties shall consent to joinder of or to any dispute or other matter in question between Ceding Company and Reinsurer arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement with the dispute resolution proceedings between Ceding Company and SHIP, including consenting to the forum and venue of such dispute resolution proceedings. Neither Party shall contest such joinder, whether such objection is based on jurisdiction, venue, scope of the mandatory arbitration provisions of this Agreement or otherwise. The Parties expressly acknowledge that the purpose of this provision is solely to enhance the efficiency and equitable character of dispute resolution between the respective Parties, where such disputes include common facts relative to disputes concerning the terms of the SHIP Assignment Agreement.

Section 9.3    Assignment and Delegation. This Agreement may not be assigned (whether by operation of Applicable Law or otherwise), and the duties and obligations hereunder may not be delegated, by any Party unless such assignment or delegation is agreed to in advance in writing by both Parties hereto, which agreement shall not be unreasonably withheld, conditioned or delayed. This Agreement shall be binding on the Parties, their

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permitted assignees, delegees and successors (including, without limitation, any liquidator, rehabilitator, receiver or conservator of a Party).

Section 9.4    Confidentiality. The Parties shall comply with all applicable state and federal privacy laws and requirements. In addition, each Party (i) shall keep the business, policy and other records of the other Party confidential, (ii) shall not disclose or reveal such records to anyone and (iii) shall not use the records for any purpose whatsoever, other than performing its responsibilities under this Agreement, unless (iv) the Party is legally required to disclose or reveal the information contained in such records. In that event, the information shall be disclosed only to the extent legally required and only after giving ten (10) calendar days’ prior notice to the other Party.

Section 9.5    Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 9.6    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 9.7    Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Agreement executed by the Parties.

Section 9.8    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

Section 9.9    Interpretations. No uncertainty or ambiguity in this Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree this Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

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Section 9.10    Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be effective, and any applicable time period shall commence when (a) delivered to the following address by hand or by internationally recognized overnight courier service (cost prepaid) or (b) transmitted electronically to the following facsimile numbers or e-mail addresses with confirmation of receipt of transmission, in each case marked to the attention of the respective person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):
(a)    If to Ceding Company:

Conseco Life Insurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer
Fax: (203)762-4445

with copies to:

Wilton Re Services, Inc.
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel
Fax: (203)762-4430

Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas
40th Floor
New York, New York 10036
Attention:     James R. Dwyer
Douglas J. Leary

(b)    If to Reinsurer:

CNO Financial Group, Inc.
Attention: Matthew J. Zimpfer
Executive Vice President and General Counsel
11825 N. Pennsylvania Street
Carmel, IN 46032
Telephone No.: (317) 817-2889
Facsimile No.:
E-mail Address: Matt.Zimpfer@CNOinc.com

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with a copy to:
Faegre Baker Daniels LLP
Attention: Scott M. Kosnoff
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone No.: (317) 237-1201
Facsimile No.: (317) 231-1000
E-mail Address: scott.kosnoff@faegrebd.com
Section 9.11    Offset and Recoupment. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off and recouped, and only the balance shall be allowed or paid. The right to offset and recoupment shall not be affected or diminished because of the insolvency of either Party; provided, however, that in the event of an insolvency of either Party, offset and recoupment will only be allowed in accordance with Applicable Law.

Section 9.12    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Agreement.

Section 9.13    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 9.14    Subrogation. With respect to any payment made by Reinsurer under this Agreement, Reinsurer shall be subrogated to all of Ceding Company’s rights to recover such payment against any person or organization, and Ceding Company shall execute and deliver any required documents or instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by Ceding Company shall be paid to Reinsurer to the extent of payment made by Reinsurer under this Agreement.

Section 9.15    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.

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Section 9.16    Utmost Good Faith. In connection with the construction and enforcement of this Agreement, the doctrine of utmost good faith is suspended and waived as to all matters pertaining to the formation of this Agreement.

Section 9.17    Survival of Representations. Each of the representations and warranties of Ceding Company and Reinsurer set forth in this Agreement shall survive the date of the SPA Closing for a period of fifteen (15) calendar months.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.

REINSURER:
WASHINGTON NATIONAL INSURANCE COMPANY

By:		Date:

[Name, Title]

CEDING COMPANY:
CONSECO LIFE INSURANCE COMPANY

By:		Date:

[Name, Title]

[Signature Page to WNIC-CLIC Modco Agreement]

EXHIBIT C

FORM OF SPECIAL SUPPORT SERVICES AGREEMENT
This SPECIAL SUPPORT SERVICES AGREEMENT (the “Agreement”) dated as of [•], 2014 is entered into by and between CNO Services, LLC , an Indiana limited liability company (“CNO”) and Wilton Reassurance Company, a Minnesota domestic life insurance company (“Wilton Re”). CNO and Wilton Re are referred to herein collectively as the “Parties” and each, individually, as a “Party.”
W I T N E S S E T H:
WHEREAS, CNO Financial Group, Inc. (“CFG”) and Wilton Re have entered into that certain Stock Purchase Agreement, dated as of March 2, 2014 (the “Stock Purchase Agreement”), pursuant to which CFG has agreed to sell, and Wilton Re has agreed to buy, all of the issued and outstanding capital stock of Conseco Life Insurance Company, an Indiana stock life insurance company (“CLIC”);
WHEREAS, the Stock Purchase Agreement contemplates that, at the Closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), CNO and Wilton Re shall execute and deliver an agreement that, together with any applicable provisions of the Stock Purchase Agreement, governs the provision by CNO of support services with respect to the CLIC’s insurance policies and contracts after the Restructuring (as such term is defined in the Stock Purchase Agreement (the “Business”) for an agreed transition period following Closing (the “Transition Services Agreement”); and
WHEREAS, in addition to the support to be provided under the terms of the Transition Services Agreement, CNO and Wilton Re desire that, after the Closing Date, CNO shall provide or cause to be provided to Wilton Re and its Affiliates certain additional services for a limited period of time in accordance with the terms and subject to the conditions set forth herein; and
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the conditions and covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows (unless otherwise indicated, all capitalized terms used herein and not defined in this Agreement shall have the meanings indicated first, in the Transition Services Agreement, and then if not defined therein, then in the Stock Purchase Agreement):
ARTICLE I
SPECIAL SUPPORT SERVICES

Section 1.01.    Special Support Services.
(a)During the Term, as requested, CNO will work in good faith and use commercially reasonable efforts to provide reasonable support to Wilton Re in the (i) analysis and review of historical, current and prospective management of Non-Guaranteed Elements (as defined in the Stock Purchase Agreement) with respect to the Insurance Contracts, including, without limitation, actuarial, operational, policyholder support and service aspects thereof, (ii) operational implementation of management decisions determined by CLIC and Wilton Re and (iii) support in the management of current and prospective legal matters concerning the Insurance Contacts and the Business, including complaints and litigation processes and proceedings (together, the “Special Support Services”), including the Special Support Services listed on Schedule 1.01 hereto.
(b)The Parties acknowledge and agree that CLIC shall have sole discretion regarding, and responsibility for, determining, approving and implementing actions with respect to the management of Non-Guaranteed Elements with respect to the Insurance Contracts any and all decisions with respect to the management and resolution of any disputes or litigation with respect thereto. The Special Support

1

Services are agreed to be supplemental services provided by CNO to support CLIC’s management of Non-Guaranteed Elements with respect to the Insurance Contracts and related litigation proceedings and shall not constitute, nor shall be deemed to constitute, advice with respect to, or create any delegation by Wilton Re or CLIC of management authority, decision-making or responsibility regarding the management of the Business. Notwithstanding anything in this Agreement to the contrary, the Special Support Services hereunder shall in no event include: investment management, investment advisory, actuarial opinions or legal services or opinions.

Section 1.02.    Performance Standard.
(a)Except as expressly provided in this Agreement, CNO shall, at its own expense and without any rights to reimbursement from Wilton Re, provide the Special Support Services in conformity with Applicable Law and the terms of this Agreement.
(b)CNO shall not be obligated to provide any Special Support Service to the extent such performance would require CNO or any Affiliate to violate: (i) any Applicable Law or any judicial or administrative process or proceeding, (ii) CNO’s then-current written policies and procedures generally applicable to it or its Affiliates’ businesses or (iii) a then-existing executed written agreement between CNO and a non-affiliated third party.

Section 1.03.    Independent Contractor.   For all purposes hereof, CNO and each Service Provider shall at all times act as an independent contractor and CNO and the Service Providers, on the one hand, and Wilton Re and its Affiliates, on the other hand, shall not be deemed agents, lawyers, employees, representatives, joint venturers or fiduciaries of one another, nor shall this Agreement, the provision of Special Support Services or the performance of any activity or transaction contemplated hereby be deemed to create any partnership or joint venture between the Parties or among their Affiliates or, in CNO’s case, its Service Providers.

Section 1.04.    Continued Access to Key Employees. Other than as provided in this Section 1.04, CNO shall not be obligated (i) to hire or cause any Service Provider to hire any additional employees, maintain the employment of any specific employee or acquire resources to provide the Special Support Services or; (ii) to retain, replace or increase the number of employees or Service Providers engaged in performing, or otherwise used in connection with the delivery of, such services. CNO acknowledges that Wilton Re requests access to one or more of the employees listed on Schedule 1.04 hereto (the “Designated Employees”) as principals in the provision of the Special Support Services. Subject to Applicable Law and to the extent any Designated Employee remains an employee of CNO or its Affiliates, CNO agrees that its shall cooperate in good faith and use its commercially reasonable efforts to ensure such employee’s availability for a period not less than the Term of this Agreement, and, in such respect, agrees to consult with Wilton Re concerning material decisions concerning the continued employment by CNO and its Affiliates of each of the Designated Employees; provided that nothing herein shall require CNO or any of its Affiliates to offer the Designated Employee any increased or additional compensation or benefits to ensure such employees’ continued employment for the Term of this Agreement. The Parties have and will continue to discuss the optimal approach to ensuring the availability to CLIC of the Designated Employees after Closing, and such alternative approaches under consideration may include direct employment of one or more Designated Employee by Wilton Re or its Affiliates. If, upon agreement between the Parties, Wilton Re or any of its Affiliates hire, contract with (other than this Agreement) or employ any Designated Employee prior to the date of discontinuation of all Services hereunder for which such Designated Employee has any duties or obligations, CNO’s obligations hereunder with respect to such Services, to the extent provided or supported by such

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employee shall (i) immediately terminate if such employee is the sole employee responsible for providing or supporting such Service, and, any relevant Schedule shall be deemed amended to remove such Service or (ii) be limited and the applicable Performance Standard for such Service shall be reduced to the extent attributable to the fact that the Designated Employee is no longer employed by CNO or its Affiliates.

ARTICLE II
FEES AND PAYMENT

Section 2.01.    Fees. The Special Support Services shall be provided in consideration of payment by Wilton Re to CNO of the following fees:

Year	Annual Fee
1	$5,000,000
2	$4,000,000
3	$200,000
4	$200,000
5	$200,000

The annual fee for a given year shall be payable in equal monthly installments, in advance, on the first day of each calendar month during the Term.
ARTICLE III
TERM AND TERMINATION

Section 3.01.    Term.   The term of this Agreement shall commence on the Closing Date and end on the fifth anniversary of such date (the “Term”) provided, however, that the Term shall terminate earlier, without further formality, as set forth in this Article III.

Section 3.02.    Effect of Termination. Termination of this Agreement pursuant to this Article III shall not affect the Parties’ obligations under the Stock Purchase Agreement or any of the other Transaction Agreements.

Section 3.03.    Survival.  Articles IV, V and VI shall survive the termination of this Agreement.

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ARTICLE IV
CONFIDENTIALITY

Section 4.01.    Confidentiality. CNO and Wilton Re shall keep any and all information relating to the terms, conditions and the performance of its obligations under this Agreement and Special Support Services confidential in accordance with Section 5.02 of the Stock Purchase Agreement. All information disclosed in connection with the provision and receipt of Special Support Services shall be deemed confidential information (as defined in the Stock Purchase Agreement), except as may be necessary for the performance of the Parties’ respective obligations under this Agreement.
ARTICLE V
INDEMNITY

Section 5.01.    Indemnification of CNO and Service Providers.   Section 9.01(a) of the Transition Services Agreement shall apply mutatis mutandis to the Special Support Services provided hereunder. In addition, from and after the date hereof until the fifth anniversary of the Closing Date, Wilton Re shall fully indemnify and hold harmless CNO and its Affiliates for any Indemnifiable Losses (as defined in the Stock Purchase Agreement), to the extent they result from or are based upon an asserted or threatened third party claim (a) arising out of the provision of Special Support Services under this Agreement (except in the case of this subsection (a) to the extent of CNO’s fraud, gross negligence or willful misconduct in providing such Special Support Services); or (b) arising out of or relating to any related services with respect to the management, implementation or administration of Non-Guaranteed Elements under the Transition Services Agreement; or (c) arising out of or relating to any decision or instruction by Wilton Re to change or to not change any Non-Guaranteed Elements.

Section 5.02.    Indemnification of Wilton Re.   Section 9.02 of the Transition Services Agreement shall apply mutatis mutandis to the Special Support Services provided hereunder.

Section 5.03.    Procedures; Limitations.
(a)The provisions of Sections 9.03, 9.04 and 9.05 of the Transition Services Agreement shall apply mutatis mutandis to the Special Support Services provided hereunder.
(b)IN ADDITION TO THE FOREGOING (a), EXCEPT FOR THE CASE OF FRAUD AND WILLFUL MISCONDUCT, IN NO EVENT SHALL CNO’S LIABILITY TO THE RECIPIENT UNDER THIS AGREEMENT EXCEED ONE HUNDRED PERCENT (100%) OF THE FEES PAID HEREUNDER DURING THE TERM OF THIS AGREEMENT.

ARTICLE VI
MISCELLANEOUS

Section 6.01.    Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), by facsimile, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service. Any such notice shall be deemed given when so delivered personally or by such delivery service, facsimile or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

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(a)	if to CNO: CNO Services, LLC 11825 North Pennsylvania Street Carmel, Indiana 46032 Attention: Matthew J. Zimpfer, Esq.

with copies (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention:John M. Schwolsky, Esq. Rajab S. Abbassi, Esq.
(b)
if to Wilton Re:
Wilton Reassurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Sutherland Asbill & Brennan LLP 1114 Avenue of the Americas The Grace Building, 40th Floor New York, New York 10036-7703 Attention: James R. Dwyer, Esq. Douglas J. Leary, Esq.
Either Party may, by notice given in accordance with this Section 6.01 to the other Party, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.
Section 6.02.    Entire Agreement; Severability.
(a)This Agreement (including the Stock Purchase Agreement, the other Transaction Agreements, any other agreements contemplated hereby and thereby, and the Exhibits and Schedules hereto and thereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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(b)If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of CNO, Service Providers or Wilton Re under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 6.03.    Waivers and Amendments; Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any Party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement, are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

Section 6.04.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 6.05.     Arbitration. Disputes in respect of this Agreement or the provision of the Special Support Services shall be resolved by application mutatis mutandis of the provisions of Section 12.05 of the Transition Services Agreement.

Section 6.06.    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, no right or obligation hereunder may be assigned by any Party (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Parties hereto; provided, however, that CNO expressly consents to the assignment by operation of law that may result from the merger of CLIC with and into Wilton Re, the possibility of which is contemplated by the Stock Purchase Agreement.

Section 6.07.    Interpretation.
(a)Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreements.
(b)For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

Section 6.08.    No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person other than the Parties hereto, their successors and permitted assigns

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(including, but not limited to, Insurance Contract customers, Producers and employees of CNO) and other indemnified persons hereunder, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 6.09.    Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto.

Section 6.10.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.11.    Dollar References. All dollar references in this Agreement are to the currency of the United States.

Section 6.12.    Performance Following Closing. Nothing in this Agreement shall be construed to limit any covenant or agreement of the Parties hereto which by its terms contemplates performance after the Closing including, but not limited to, any covenant or agreement contained in the Stock Purchase Agreement or any of the Transaction Agreements.

Section 6.13.    No Prejudice. The Parties agree that this Agreement have been jointly negotiated and drafted by the Parties hereto and that the terms hereof shall not be construed in favor of or against any Party on account of its participation in such negotiations and drafting.

Section 6.14.    Equitable Relief. Either Party shall be entitled to seek equitable relief, including without limitation, an injunction and/or specific performance as a remedy for non-performance or breach hereunder. Each Party irrevocably submits to the exclusive jurisdiction of any state or federal court of general and competent jurisdiction located within the City or County of New York, State of New York, with respect to any action or proceeding seeking such relief.

Section 6.15.    Further Assurances. Without limiting any provision of this Agreement, each Party shall cooperate with the other in all commercially reasonable respects in order to accomplish the objectives of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

WILTON REASSURANCE COMPANY	CNO SERVICES, LLC
By:	By:
Name:	Name:
Title/Capacity:	Title/Capacity:
Date:	Date:

EXHIBIT D

FORM OF TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (the “Agreement”) dated as of [•] is entered into by and between CNO Services, LLC, an Indiana limited liability company (“CNO”) and Wilton Reassurance Company, a Minnesota domestic life insurance company (“Wilton Re”). CNO and Wilton Re are referred to herein collectively as the “Parties” and each, individually, as a “Party.”
W I T N E S S E T H:
WHEREAS, CNO Financial Group, Inc. (“CFG”) and Wilton Re entered into that certain Stock Purchase Agreement, dated as of March 2, 2014 (the “Stock Purchase Agreement”), pursuant to which CFG agreed to sell, and Wilton Re agreed to buy, all of the issued and outstanding capital stock of Conseco Life Insurance Company, an Indiana stock life insurance company (“CLIC”);
WHEREAS, the Stock Purchase Agreement contemplates that, at the Closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), CNO and Wilton Re shall execute and deliver this Agreement, which shall (together with any applicable provisions of the Stock Purchase Agreement) govern the provision by CNO of support services with respect to CLIC’s insurance policies and contracts after the Restructuring (as such term is used in the Stock Purchase Agreement (the “Business”) for an agreed transition period following Closing; and
WHEREAS, CNO and Wilton Re desire that, following the Closing under the Stock Purchase Agreement, CNO shall provide or cause to be provided to CLIC solely in connection with the transition of the Business to Wilton Re certain services for a limited period of time in accordance with the terms and conditions set forth herein, including, without limitation, policy administration and policyholder services and certain actuarial, financial reporting, regulatory and other services with respect to CLIC and the direct and assumed insurance policies and contracts comprising the Business (together, the “Insurance Contracts”) and the related services and support described herein; and
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the conditions and covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows (unless otherwise indicated, all capitalized terms used herein and not defined in this Agreement shall have the meanings indicated in the Stock Purchase Agreement):
ARTICLE I
TRANSITION AND RELATED SERVICES

Section 1.01.    Transition Services.
(a)Subject to the terms and conditions set forth herein and in accordance with the applicable terms of the Stock Purchase Agreement, during the Term CNO shall provide or cause its Service Providers to provide to CLIC all services as are now or in the twelve months immediately preceding Closing have been provided by CNO and/or Service Providers to CLIC or with respect the Business, consistent with the Performance Standard (as defined below), including, without limitation, the services set forth in Schedules 1.01 and 1.02 hereto; provided, however, that CNO shall provide or cause to be provided transition services solely in connection with the Business and CLIC shall use such transition services solely in support of the Business and, provided, further, that CNO shall have no obligation to provide or cause to be provided any services that (i) have been assumed by Wilton Re as set forth in Schedule 1.01(a) hereto; or (ii) are listed as excluded services pursuant to Schedule 1.01(a) hereto

(the “Excluded Services” and the services described in this Section 1.01(a), as modified by the foregoing proviso clauses, being referred to collectively as the “Transition Services”).
(b)In the event that Wilton Re requests that CNO provide or cause to be provided additional services that are not within the scope of the Transition Services contemplated by Section 1.01(a), but which Wilton Re reasonably believes would facilitate its ownership and operation of CLIC and the Business following Closing (“Special Project Services”), CNO shall consider such request in good faith and if it decides it is willing to provide or to cause one of its Affiliates to provide such Special Project Services, in CNO’s reasonable discretion, the Parties shall negotiate in good faith to agree on the terms upon which CNO would provide such Special Project Services, including the allocation of any Unusual Expenses pursuant to Section 2.01(b) herein; provided that if CNO determines, in its reasonable discretion, that such Special Project Services carry an expense of greater than $150,000.00, the Parties shall submit such requested Special Project Services to the Transition Committee for approval. In the event that CNO agrees to provide any such Special Project Service, the Parties will enter into a written amendment to this Agreement amending Schedules 1.01 or 1.02, as applicable, to reflect such Special Project Service, and such Special Project Service shall be deemed to be part of this Agreement and the Services from and after the date of such amendment. The foregoing obligations of CNO with respect to a Special Project Service shall not apply with respect to any services that are Excluded Services set forth in Schedule 1.01(a) hereto.
(c)Subject to any consent required under the relevant contracts under which Transition Services are provided, CNO and its Affiliates may subcontract for the performance of any Transition Service to another Person that is not an Affiliate (the “Subcontractor”) if, (i) immediately prior to the SPA Signing Date, CNO or Service Providers provided such Transition Service to the Business by subcontracting with a Subcontractor as disclosed in Schedule 1.01(c) hereto, (ii) if the service to be subcontracted is primarily a routine task or function or (iii)(A) CNO or its Affiliates have provided Wilton Re with reasonable advance written notice of their intention to subcontract to an unaffiliated Person and (B) Wilton Re has given its prior written consent thereto, such consent not to be unreasonably withheld, conditioned or delayed. No such subcontracting shall relieve CNO from any of its obligations or liabilities hereunder and CNO shall remain responsible for all obligations or liabilities of such Subcontractor with respect to the provision of such Transition Service as if provided by CNO.
(d)For purposes of this Agreement, “Service Providers” shall mean Affiliates of CNO, their employees, agents and contractors and any Subcontractors.
(e)In performing their respective duties hereunder, all personnel engaged in providing Transition Services shall be under the direction, control and supervision of CNO; and CNO shall, subject to Section 1.05 below, have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such personnel. The employees, agents or consultants of CNO or any Service Provider engaged in providing Transition Services to CLIC shall not, by virtue thereof, become employees of CLIC or Wilton Re.

Section 1.02.    Conversion Support Services.
(a)During the Term and as set forth in Section 7.01 herein, CNO will work in good faith and use commercially reasonable efforts to provide assistance to Wilton Re, as may be reasonably requested, in Wilton Re’s design, planning, preparation for and implementation of an orderly conversion and transition process for the Business, based on a mutually-agreed conversion plan to be developed by Wilton Re, on or before mutually-agreed projected or target administrative transfer dates therefor

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(together referred to as the “Conversion Support Services”). The assistance and services which Wilton Re initially expects will be needed from CNO in order to effect the transition and conversion of the Business are described in Schedule 1.02, and such Schedule shall be updated from time-to-time by the Transition Committee based upon further meetings by the Parties regarding the Conversion Support Services, in order to effect the intent of this Section 1.02. In connection with the provision of the Conversion Support Services, the Parties will cooperate in good faith to produce and complete agreed-upon Project Output Documents in accordance with a mutually agreed upon timeline documenting material agreed conversion and transition workplans and process management steps expected to be implemented and will monitor and manage such processes cooperatively in good faith.
(b)CNO shall, during a commercially reasonable period and on a basis to be mutually agreed to furnish Wilton Re with true, correct and complete copies of its application forms, policy and rider forms (with state-by-state variations thereof), premium and non-forfeiture valuation manuals, reserve tables, actuarial memoranda, and any other forms, tables or information or ceded reinsurance agreements with respect to the Insurance Contracts required for proper administration (including valuation and regulatory compliance) with respect to the Insurance Contracts and any ceded reinsurance related thereto (the “CNO Admin Materials”).
(c)To the extent permitted by Applicable Law and subject to applicable licensing or contractual restrictions, during the Term and in connection with the transition and conversion services, CNO shall provide CLIC with access to all software and data processing systems currently used to perform the administrative services for the Insurance Contracts. For software systems not owned or developed by CLIC or its Affiliates, CNO shall exercise good faith efforts to arrange for use by CLIC and any outsourcing partners specifically identified to CNO by CLIC or Wilton Re, with any incremental fees due or costs related thereto to be apportioned in the manner set forth in Section 5.4 of the Stock Purchase Agreement. CNO shall use its commercially reasonable efforts to involve Wilton Re in all material negotiations concerning acquisition of subject license rights with any third party providers of software or other technologies now used by CLIC or CNO in administering the Insurance Contracts.

Section 1.03.    Performance Standard.   Except as provided in Section 1.04 below, CNO shall, and shall cause Service Providers to, provide the Services in good faith and with at least the care, skill, prudence and diligence with which such Services have been provided in the twelve (12) months immediately prior to the Closing Date, and otherwise with at least the care, skill, prudence and diligence which CNO generally applies to the management of its, and its Affiliates, business, and in all cases in accordance with the applicable terms of this Agreement and Applicable Law (collectively, the “Performance Standard”). For the sake of clarity, the term Applicable Law as used in this Agreement includes, without limitation, the terms of any regulatory orders or other orders or settlements applicable to CLIC or the Business (including the terms of any settlement agreement effective with respect to one or more of the Specified Litigation Matters (as defined in the Stock Purchase Agreement)). Wilton Re understands and agrees that CNO is not in the business of providing transition services to third parties, and under no circumstances shall CNO be held accountable to a higher standard of care than that set forth herein. Except as set forth specifically in this Section 1.03 or Section 1.04 herein, no performance level, service level or similar service standard or description set forth in Schedules 1.01 or 1.02 herein shall alter, amend or supplement the Performance Standard, all such standards shall be of no force or effect and all such standards shall only be deemed to describe the scope of certain Services provided hereunder.

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Section 1.04.    Exceptions and Limitations on Services.
(a)Pursuant to Schedule 1.04 attached hereto, services related to implementation and administration of Schedule NGE Changes shall be subject to the limits and target dates set forth therein.
(b)Wilton Re acknowledges and agrees that CNO’s obligation to provide or cause Service Providers to provide Services to CLIC in accordance with the Performance Standard and any delay or failure to perform by CNO or Service Providers under this Agreement shall be subject to and shall be limited to the extent to which (i) CLIC’s failure to cooperate with CNO or a Service Provider, or to perform its obligations under this Agreement, where such failure (A) is not cured within ten (10) days after receipt of written notice from CNO, and (B) materially impedes CNO’s or a Service Provider’s ability to provide Services to Wilton Re or its Affiliates; (ii) Applicable Law, applied to the Business as owned by Wilton Re, is different than as applied to the Business as owned by CNO prior to the Closing; or (iii) the Policy Fee as set forth in Section 2.02 herein becomes more than sixty (60) days overdue and CNO has provided written notice to Wilton Re and a period of ten (10) days for Wilton Re to cure such failure, such Services to commence only after Wilton Re has fully cured any such delinquent payment.
(c)CNO shall not be obligated to provide or cause any Service Provider to provide any Service to the extent such performance would require CNO or such Service Provider to violate any Applicable Law or any judicial or administrative process or proceeding. In the event CNO or any Service Provider would otherwise be prohibited from providing any Service due to the failure of CNO or such Service Provider to obtain any required third party consents under a written agreement between CNO (or such Service Provider) and a non-affiliated third party in effect on the date hereof, CNO shall be obligated to procure an alternative source or method of delivery of such Service that is reasonably acceptable to Wilton Re in accordance with Section 1.06.
(d)Subject to the terms and conditions of this Agreement, CNO reserves the right to make reasonable changes to (i) the manner in which Services are provided, (ii) the location from which the Services are provided except to the extent that such changes include the transfer of the administration of the Insurance Contracts to any other facility other than where such Insurance Contracts are administered at the Closing Date, and (iii) the personnel involved in the provision of the Services, but in each case only to the extent such changes do not result in a breach of the Performance Standard.
(e)Wilton Re may request in writing any change to a Transition Service, which request shall include a description of the proposed change requested and the associated business specifications (“Change Request”). CNO shall have ten (10) Business Days from the date of receipt of the Change Request (unless otherwise mutually agreed upon by the Parties) to provide Wilton Re with a written proposal for such Change Request (“Change Request Proposal”). Each such Change Request Proposal shall refer to the description of the proposed Change Request provided by Wilton Re and shall include the estimated time and price of implementing the Change Request (including any third party consents necessary to implement the Change Request) and any potential impact of the Change Request on the Service and any fees related thereto. The Parties shall, and CNO shall cause the Service Providers to, act in good faith concerning Change Requests, and shall not unreasonably cause any delay in relation to them, provided, that CNO may reasonably take into consideration (i) any adverse impact that any requested change may have on the level or quality of (A) other Services provided by CNO or its Affiliates or the businesses of CNO or its Affiliates or (B) any obligation of CNO under the Stock Purchase Agreement or any Transaction Agreements, and, in each case, taking into account CNO’s resource limitations and capacity; (ii) whether any requested change may cause CNO to violate Applicable Law, CNO’s then-current written policies and procedures generally applicable to its or its Affiliates’ businesses or, subject to the Parties’ obligations under Section 5.4 of the Stock Purchase Agreement, a then-existing executed agreement between CNO and a non-affiliated Person; or (iii) whether any requested

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change is not reasonably necessary to the conduct of the Business, and, based on its reasonable consideration of (i), (ii) or (iii), CNO may reject the Change Request. If the Parties agree upon a Change Request, this Agreement and the Schedules hereto shall be deemed amended to include the terms and conditions of such agreed-upon Change Request. If the Parties do not agree upon a Change Request Proposal or a written variation thereof within ten (10) Business Days after the date such Proposal is delivered to Wilton Re, then the dispute as to the Proposal will be resolved in accordance with Section 12.05 on an expedited basis.
(f)CNO shall not be obligated (i) to hire or cause any Service Provider to hire any additional employees, maintain the employment of any specific employee, or acquire additional equipment, software or other resources to provide the Services or; (ii) to retain, replace or increase the number of employees or Service Providers engaged in performing, or otherwise used in connection with the delivery of the Services. Notwithstanding subsections (i) and (ii) above, no attrition in CNO’s or any Service Provider’s personnel shall relieve CNO from complying with the Performance Standard.
(g)Notwithstanding anything in this Agreement to the contrary, the Services hereunder shall in no event include investment management, advisory or legal services.

Section 1.05.    Independent Contractor.  For all purposes hereof, CNO and each Service Provider shall at all times act as an independent contractor and CNO and the Service Providers, on the one hand, and Wilton Re and its Affiliates, on the other hand, shall not be deemed agents, lawyers, employees, representatives, joint venturers or fiduciaries of one another, nor shall this Agreement, the Transition Services, Conversion Support Services or any activity or any transaction contemplated hereby be deemed to create any partnership or joint venture between the Parties or among their Affiliates or, in CNO’s case, its Service Providers.

Section 1.06.    Consents and Licenses. Consistent with its obligations in this Agreement and the Stock Purchase Agreement, CNO shall at all times during the term of this Agreement keep and maintain in full force and effect all Permits as necessary to perform the Services in the manner required by this Agreement. CNO shall exercise commercially reasonable efforts to negotiate, obtain and maintain any and all consents from non-Affiliated service providers and intellectual property licensors that provide services or license intellectual property to CNO or Service Providers where agreements with such service providers or licensors require consent for the provision of Services in the manner contemplated by this Agreement. Wilton Re shall cooperate with CNO, and may participate or consult with respect to CNO’s negotiations to obtain such consents, licenses and qualifications. Subject at all times to Section 1.04(c), to the extent that CNO is unable to obtain any such consents, licenses or qualifications, CNO shall exercise commercially reasonable efforts to obtain acceptable alternative arrangements with Wilton Re’s participation and cooperation. The initial costs, fees and expenses of obtaining the licenses, consents and qualifications, and the costs, fees and expenses of any expanded scope thereof requested by Wilton Re and reasonably related to the Services, shall be apportioned as set forth in Section 5.4 of the Stock Purchase Agreement. Subject to obtaining any necessary third party consents in accordance with this Section 1.06 and unless such Services would violate Applicable Law, CNO or its Service Providers shall provide Wilton Re with the benefits of any Licensed Intellectual Property to the extent necessary to provide the Services.

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Section 1.07.    Reports and Actuarial Certifications.
(a)Within a time period mutually agreeable to CNO and Wilton Re, but in no event more than ten (10) days for cash items and thirty (30) days for reserve items, following the end of each calendar quarter after the Closing Date and prior to the end of the Term, CNO will provide Wilton Re with the information needed by Wilton Re for reporting with respect to the Insurance Contracts in its statutory financial statements and tax filings and otherwise as set forth on Schedule 1.01. The form of the report and the information to be provided is set forth in Schedule 1.07. From time to time, as requested, CNO shall provide to Wilton Re information required to accurately and reasonably timely respond to formal and informal actuarial, financial, legal, operational and other inquiries of governmental authorities, representatives of rating agencies and others concerning CLIC or the Business.
(b)Each year in connection with the preparation of CLIC's annual financial statements, CNO's appointed actuary shall provide to CLIC's appointed actuary a certificate of reliance stating that in his or her opinion, the reserves and related actuarial values concerning the Insurance Contracts:

i.	are computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated, in accordance with sound actuarial principles;

ii.
are based on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other policy or contract provisions; and

iii.
meet the requirements of the insurance laws and regulations of the State of Indiana and, to the extent applicable Indiana regulations vary materially from the parallel requirements of the State of Minnesota, a good faith estimate of the effects of any such differences and a summary description of the methodologies used in developing such estimations.

ARTICLE II
FEES AND PAYMENT
Section 2.01.    Fees.
(a)Services shall be provided in consideration of payment by Wilton Re to CNO of the fees set forth in this Agreement (“Fees”), including a Services fee consisting of: (i) for the first year of this Agreement, an annual Policy Fee equal to $25,000,000, payable in equal monthly installments in accordance with Section 2.02 below (the “First Year Policy Fee”), (ii) for the second year of this Agreement, an annual Policy Fee equal to $16,000,000, payable in equal monthly installments in accordance with Section 2.02 below (the “Second Year Policy Fee” and, together with the First Year Policy Fee, the “Policy Fee”), and (iii) in either the first year or the second year of this Agreement, any and all amounts for work done pursuant to Change Requests or Special Project Services as mutually agreed by the Parties pursuant to Sections 1.02(b) and 1.04(d) herein. Except as otherwise expressly provided in Schedule 2.01 hereto, any reduction in Services over time, as contemplated herein or otherwise, shall not be a basis to imply or impute any agreement or intent to adjust the Policy Fee. Notwithstanding anything to the contrary contained herein, the occurrence of a Conversion Completion Date in accordance with Section 7.01 shall not alter or eliminate Wilton Re’s obligation to pay the Policy Fee in accordance with the terms of this Section 2.01 and Section 2.02 below.
(b)Without duplication of the foregoing, Wilton Re agrees to pay its allocated portion of any applicable Unusual Expenses (as defined below). Unusual Expenses shall be identified and shared by the Parties on an equitable basis and the Parties commit to work in good faith to determine any such

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allocation as required. Failing agreement as to the foregoing allocation, such expenses shall be borne by the Parties in equal shares unless either Party elects to resolve such disagreement in accordance with the requirements of Section 12.05 (Arbitration); except for the case of any material incremental costs incurred by CNO arising from any change in Applicable Law that causes CNO to provide Services to CLIC that do not apply to the management of CNO and its Affiliates’ other comparable business, in all cases such additional costs arising from changes in Applicable Law after the Closing Date to be allocated entirely to Wilton Re. For purposes of this Agreement, the term “Unusual Expenses” means (i) any costs, fees or expenses agreed to or associated with any Special Project Services, and (ii) any other material, non-routine operational charge, cost or expense incurred by CNO which is not in the reasonable contemplation of the Parties as of the date hereof but which arises after the Closing Date in connection with the performance of Services under this Agreement consistent with the Performance Standard; provided, however, that in no event shall the term “Unusual Expenses” include (1) routine costs of claim investigation or management (both medical and non-medical), routine administration expenses, including but not limited to, customary elements of corporate overhead, home office expenses, compensation of officers and employees of CNO or any Service Provider and other ordinary course expenses by one or more Service Providers in connection with the provision of the Services; (2) any Excluded Liability (as such term is used in the Stock Purchase Agreement), (3) any item of cost or expense attributable principally to the decisions, acts or omissions of CNO in providing the Services (4) any element of cost or risk specifically considered or addressed herein or in the Stock Purchase Agreement or (5) any material incremental costs to CNO arising from any change in Applicable Law that causes CNO to provide Services to CLIC that do not apply to the management of CNO and its Affiliates’ other comparable business, as described in this Section 2.01(b).
(c)Except as otherwise expressly set forth in this Agreement, CNO shall be solely liable for, and shall pay, all fees, costs or other expenses (including sales and service taxes) payable to third parties that are not Affiliates in connection with the Services provided by CNO hereunder.

Section 2.02.    Payment Terms.
(a)On the first Business Day of each month during the Term on which CNO or Service Providers provide or cause to be provided Services, Wilton Re shall remit to CNO, without invoice, the amount of the Policy Fee then due (in advance for such month), by wire transfer in immediately available U.S. dollars, to a bank and account to be designated by CNO. Any portion of the Policy Fee unpaid after the fifth (5th) day of the calendar month shall bear an overdue interest charge calculated at an annual rate equal to LIBOR as of such date. In no event shall Wilton Re offset any amounts due against the Policy Fee or any other payment due hereunder.
(b)All other amounts due hereunder shall be paid within thirty (30) days of receipt of an invoice with respect to such amount.
(c)Any Policy Fee, and any other amount due hereunder, that remains unpaid for sixty (60) days following its due date shall bear an overdue interest charge calculated at an annual rate equal to LIBOR plus one percent (1%) as of such date until paid. For purposes of this Agreement, “LIBOR” means, as of any date, a rate per annum equal to the three (3) month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, on such date.

Section 2.03.    Periodic Payments. If an interim monthly accounting reflects a balance due to Wilton Re, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the interim monthly accounting. If (i) an Accounting reflects a balance due CNO and (ii) Wilton Re does not

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object to the interim monthly accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the interim monthly accounting was delivered. Any dispute over any amount shown on an interim monthly accounting that cannot be amicably resolved by the Parties shall be resolved pursuant to the procedures set forth in Section 2.04 below.

Section 2.04.    Fee Disputes.  In the event that Wilton Re chooses in good faith to dispute a specific item of any invoice or interim monthly accounting provided hereunder, Wilton Re shall deliver to CNO written notice of such specific items that are disputed describing in reasonable detail the basis for any such dispute and pay the undisputed amount within the time otherwise required for payment of such specific items. The Parties shall use their commercially reasonable efforts to reach an agreement with respect to such disputed amount. Any such dispute shall be referred to the Services Coordinators in accordance with Articles V hereof and settlements of any such disputed amounts will include interest charges computed at LIBOR from the date such amount was due under Section 2.02 above until paid. Any invoice, or portion thereof, which is not disputed within ninety days (90) after the final post-Term invoice, shall be deemed valid and no objection or further objection thereto shall be raised by Wilton Re.

ARTICLE III
RECORDS

Section 3.01.    Pre-Closing Books and Records. During the Term, CNO shall, shall cause its Affiliates to, and shall exercise commercially reasonable efforts to cause Service Providers to, retain all books and records relating to the Business with respect to any pre-Closing periods (the “Pre-Closing Books and Records”) in accordance with Applicable Law, their respective records retention policies, and the terms and conditions of the Stock Purchase Agreement. Wilton Re shall, and shall cause its Affiliates to, retain the Pre-Closing Books and Records transferred to Wilton Re hereunder and any other books and records relating to the Business in accordance with Applicable Law, their respective records retention policies, and the terms and conditions of the Stock Purchase Agreement.

Section 3.02.    TSA Books and Records.
(a)Following the Closing Date, CNO shall prepare, and shall cause Service Providers to prepare, true and correct copies of all records, files and accounts relating to the services rendered pursuant to this Agreement (collectively, the “TSA Books and Records”).
(b)CNO shall, and shall cause Service Providers to, retain such TSA Books and Records as are prepared by CNO or Service Providers in accordance with Applicable Law and their records retention policies and the terms and conditions of the Stock Purchase Agreement; provided that CNO and its Affiliates shall have no obligation to maintain or retain any Pre-Closing Books and Records or TSA Books and Records to the extent that electronic or paper copies or originals of such books and records are delivered to Wilton Re or CLIC at or prior to the end of the Term.

Section 3.03.    Access.
(a)During the Term, subject to Applicable Law and Section 3.03(b) below and the terms and conditions of the Stock Purchase Agreement, Wilton Re may from time to time reasonably request, and CNO shall provide, at reasonable times during normal business hours, reasonable access for Wilton Re or its designee(s) (including Wilton Re’s auditors) to examine any Pre-Closing Books and Records and TSA Books and Records (collectively, “CLIC Books and Records”) and to speak with employees of CNO or any Service Provider who are familiar with the Services, for any reasonable business purpose (including

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without limitation any audit, internal controls review and assessment). Such access shall include the right of Wilton Re, at Wilton Re’s sole expense, to make and retain copies of any such CLIC Books and Records as Wilton Re reasonably deems necessary. Wilton Re shall give CNO reasonable prior notice of the need for such access and shall comply with any written instructions provided by CNO in connection with the use of or access to any CNO’s information, personnel, facilities, office and storage space.
(b)Notwithstanding anything in this Agreement to the contrary, neither Party shall be required to provide the other Party with any information, reports, documents, data or access to any information, reports, documents, data, systems, software, databases, office and storage space as regards, in each instance, its Intellectual Property, processes, procedures, and other Insurance Contract information utilized in providing services pursuant hereto or to another Transaction Agreement (whether prepared before, on or after the Closing Date), except to the extent (i) permitted by Applicable Law, (ii) as would be in conformity with the provisions and intent of the Stock Purchase Agreement, (iii) permitted by any Insurance Contract or other Contract to which the service provider is a party without violating any confidentiality provisions thereof, or (iv) not subject to attorney-client or other legal privilege and subject to the provisions regarding confidentiality and security of the Stock Purchase Agreement and security and privacy provisions hereof or in the applicable Transaction Agreement.

ARTICLE IV
TRANSFER OF RECORDS

Section 4.01.    Current Books and Records. Subject to the conversion plan as described in Section 1.02 herein, CNO shall assist Wilton Re in an orderly transition of such CLIC Books and Records as are “current” (i.e., as have been created up to approximately two (2) years prior to the date of such transition) (the “Current Books and Records”) to be transferred from CNO’s Systems (defined in Section 8.02 below) to Wilton Re’s Systems. At such time, CNO will, or will cause, the applicable Service Provider to transfer, at Wilton Re’s expense (except for electronic data, which such transfer shall be at CNO’s expense), to Wilton Re, all such Current Books and Records, provided that CNO or the Service Provider, as the case may be, may retain copies thereof (a) as required by Applicable Law or any judicial or administrative process or proceeding (in which case such Current Books and Records are not to be used for any purpose by CNO or such Service Provider except as required by Applicable Law or applicable judicial or administrative process or proceeding), (b) to the extent that such Current Books and Records are retained in archival back-up tapes or similar storage or are otherwise retained in accordance with the ordinary course of business or internal policies of CNO or such Service Provider (in which case such Current Books and Records are not to be used for any purpose by CNO or such Service Provider other than for archival purposes), and (c) to the extent such Current Books and Records are needed by CNO or such Service Provider in connection with its rights and obligations under this Agreement, any of the other Transaction Agreements, or any contracts.

Section 4.02.    Historical Books and Records. Subject to any obligation of CNO with respect to Books and Records as set forth in the Stock Purchase Agreement and the other Transaction Agreements, as soon as practicable following the end of the Term but in no event later than one hundred twenty (120) days after the Term, CNO will, or will cause the applicable Service Provider to, at Wilton Re’s expense (except for electronic data, which such transfer shall be at CNO’s expense), transfer to Wilton Re, all remaining CLIC Books and Records that have not been transferred to Wilton Re pursuant to Section 4.01 above (the “Historical Books and Records”), and CNO or Service Provider, as the case may be, may retain copies thereof (a) as required by Applicable Law or any judicial or administrative process or proceeding (in which case such Historical Books and Records are not to be

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used for any purpose by CNO or such Service Provider except as required by Applicable Law or applicable judicial or administrative process or proceeding), (b) to the extent that such Historical Books and Records are retained in archival back-up tapes or similar storage media or are otherwise retained in accordance with the ordinary course of business or internal policies of CNO or such Service Provider (in which case such Historical Books and Records are not to be used for any purpose by CNO or such Service Provider other than for archival purposes), and (c) to the extent such Historical Books and Records are needed by CNO or such Service Provider in connection with its obligations under the Stock Purchase Agreement, any of the other Transaction Agreements, or any contracts. Until such time as CNO transfers all Historical Books and Records under this Section 4.02, CNO will, or will cause applicable Service Providers to, reasonably assist Wilton Re with any reasonable request relating to the Historical Books and Records, and Wilton Re will bear any reasonable costs in connection therewith.

Section 4.03.    Records Retention by Wilton Re. Wilton Re shall retain all CLIC Books and Records in accordance with Wilton Re’s record retention policies as in effect from time to time and shall provide CNO with reasonable advance notice of any material change to such policies affecting the Business.

ARTICLE V
TRANSITION SERVICES MANAGERS AND DISPUTE RESOLUTION; ERRORS

Section 5.01.    Service Coordinators.  Pursuant to Section 5.13 of the Stock Purchase Agreement, CNO and Wilton Re shall form a Transition Committee and each hereby appoint and provide contact information for a Service Coordinator and will follow the provisions of Article V of the Stock Purchase Agreement relating to the replacement of a Service Coordinator. The Service Coordinators will resolve disputes pursuant to the provisions of Section 5.13 of the Stock Purchase Agreement. Each Party may rely upon the other Party’s Service Coordinator to speak authoritatively for such Party for all purposes related to this Agreement.

ARTICLE VI
INTELLECTUAL PROPERTY

Section 6.01.    Title to Intellectual Property.
(a)Wilton Re acknowledges and agrees for itself and on behalf of its Affiliates that the results and proceeds of the Services provided hereunder, and all materials (excluding CLIC Books and Records which are addressed in Articles III and IV above), products, reports, computer programs (source or object code), documentation, deliverables and inventions developed or prepared by CNO or Service Providers in performance of such Services (collectively, “Work Product”) constitute Confidential Information and, as between Wilton Re and its Affiliates, on the one hand, and CNO on the other, shall be deemed the property of CNO’s or Service Providers. All right, title and interest in such Work Product shall belong exclusively to CNO or Service Providers (as between Wilton Re and its Affiliates, on the one hand, and CNO or Service Providers on the other), with CNO or the applicable Service Providers having the right to obtain and to hold in their own names, copyright registrations, patents and such other intellectual property protection as may be appropriate to the subject matter, along with any extensions, and renewals thereof. To the extent that title to any such Work Product may not vest in CNO or the applicable Service Providers by operation of Applicable Law or any judicial or administrative process or proceeding (as between Wilton Re and its Affiliates, on the one hand, and CNO and the Service Providers on the other), then Wilton Re and its Affiliates hereby irrevocably assign and make a continuing assignment of all right, title and interest therein, as existing or as arising during the Term, to CNO and

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the applicable Service Providers (as between Wilton Re and its Affiliates, on the one hand, and CNO and Service Providers on the other). Wilton Re agrees for itself and on behalf of its Affiliates to give CNO and Service Providers, and any Person designated by CNO or Service Providers, reasonable assistance appropriate, or required, to perfect or memorialize the rights set forth in this Section 6.01. All Work Product shall bear CNO’s, or the applicable Service Provider’s, copyright and trade secret notices, as specified by CNO or such Service Provider. CNO shall grant or use commercially reasonable efforts to cause the applicable Service Provider to grant a non-exclusive, non-transferable license to Wilton Re or designated Affiliates, as applicable, to use the Work Product in accordance with CNO’s or the applicable Service Provider’s directions, during the portion of the Term for which such Work Product is needed in connection with the relevant services provided hereunder. Unless explicitly set forth pursuant to a written license agreement or written assignment agreement with CNO or the applicable Service Provider, as appropriate, no rights to the Work Product shall remain with Wilton Re or its Affiliates following the earlier of the end of the Term or the termination of the services provided hereunder. Nothing in this Section 6.01 shall be deemed to alter or supersede any agreements with CNO or Service Providers as to the ownership of any Work Product created hereunder.
(b)CNO, on behalf of itself and Service Providers, reserves all rights in and to all tools, utilities and standards developed by CNO or Service Providers prior to the Closing Date or independent of the Services and used to provide the Services. Notwithstanding the above, to the extent CNO own any modifications to the software licensed under the CNO’s License Agreement, CNO shall grant Wilton Re and its Affiliates a limited right and license to use such modifications solely in connection with receiving the Services hereunder.

Section 6.02.    No Transfer.  CNO shall not be required to cause to be transferred, assigned or otherwise conveyed to Wilton Re or its Affiliates any third party licenses, services agreements or any hardware owned or used by CNO or any Service Providers in connection with the provision of the Services by reason of such use.

ARTICLE VII
TERM AND TERMINATION

Section 7.01.    Term.
(a)The term of this Agreement shall commence on the Closing Date and end on the second anniversary of the Closing Date (such period, the “Term”); provided, however, that the Term may terminate earlier upon mutual consent of the Parties or as set forth in Section 7.02 below; and provided further, that all Services provided hereunder other than those set forth in Section 7.03 herein shall terminate on or prior to June 30, 2015 (the “Target Conversion Completion Date”) or if Wilton Re requests additional time to complete the conversion contemplated hereunder, then Wilton Re shall be entitled to the Extension Period as set below. The date on which this Agreement terminates pursuant to the completion of the conversion contemplated hereunder is referred to herein as the “Conversion Completion Date.”
(b)In the event Wilton Re has not completed the conversion contemplated hereunder by the Target Conversion Completion Date, Wilton Re shall be entitled to a one-time extension period of up to ninety (90) days as measured from the Target Conversion Completion Date (the “Extension Period”); provided that Wilton Re shall deliver to CNO Wilton Re's request for the Extension Period in writing at least sixty (60) days prior to the Target Conversion Completion Date. If Wilton Re requests the Extension Period, Wilton Re shall pay CNO a monthly fee of $150,000 (pro-rated as appropriate considering the

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Conversion Completion Date) in addition to any Fees set forth in Section 2.01 herein. Notwithstanding the foregoing, in no event shall Conversion Support Services extend beyond September 30, 2015.

Section 7.02.    Termination Upon Force Majeure. If a Force Majeure Event (as defined in Section 11.02 herein) causes a material failure or delay in the performance of any Services for more than thirty (30) consecutive days, Wilton Re may, at its sole option, immediately terminate this Agreement without liability to CNO other than liability for payment of unpaid invoices or for services previously rendered and without prejudice to any other rights or remedies than accrued or available.

Section 7.03.    Effect of Termination.
(a)Termination of this Agreement pursuant to this Article VII shall not affect the Parties’ obligations under the Stock Purchase Agreement or any of the other Transaction Agreements. In addition, notwithstanding anything to the contrary contained in this Agreement, in no event shall the occurrence of a Conversion Completion Date pursuant to Section 7.01(a) alter Wilton Re’s obligation to pay the Policy Fee in accordance with its terms until the end of the originally contemplated Term.
(b)Upon the earlier of the occurrence of the Conversion Completion Date or any termination of this Agreement pursuant to pursuant to this Article VII, Wilton Re shall assume administration of all Insurance Contracts and, for a period of one year thereafter (the “Termination Assistance Period”), CNO will, upon the request of Wilton Re, at its own cost and expense, meet with Wilton Re personnel and use commercially reasonable efforts to discuss and consult regarding support of administrative services with respect to the Insurance Contracts through (i) access to CNO’s operational and technology personnel familiar with the CNO systems and operational support for the Business, (ii) access to retained Books and Records (other than such previously delivered Books and Records no longer retained by CNO in accordance with the provisions of the Stock Purchase Agreement and this Agreement or created for CLIC in the course of performing the Transition Services by CNO and, as practicable by application of commercially reasonable efforts, any of its delagees or third party administrators) in the form and format retained by CNO or its delagee or third party administrators. To the extent not inconsistent with the foregoing, following termination of this Agreement (x) each Party shall, and shall cause its Affiliates to, as soon as practicable, return to the other Party any equipment and other property of the other Party, its Affiliates and their respective Service Providers that is in the Party’s or its Affiliates’ possession or control (and, in case of termination of a specific Service, only the equipment and other property that is used in connection with the provision or receipt of such Services); and (y) the license granted by the second sentence of Section 6.01(a) herein shall terminate (and, in case of termination of a specific Service, only to the extent such license was necessary for the provision or receipt of such Service).

Section 7.04.    Survival.  Section 8.01, Article IX and Article XII shall survive the termination of this Agreement.

ARTICLE VIII
CONFIDENTIALITY; SYSTEM SECURITY

Section 8.01.    Confidentiality. CNO and Wilton Re shall keep any and all information relating to the terms, conditions and the performance of its obligations under this Agreement, the Transition Services, and Conversion Support Services confidential in accordance with Section 5.2 of the Stock Purchase Agreement. All information disclosed in connection with the provision and receipt of Services

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shall be deemed confidential information (as defined in the Stock Purchase Agreement), except as may be necessary for the performance of the Parties’ respective obligations under this Agreement.

Section 8.02.    Systems Access and Security.
(a)To the extent that Wilton Re and its Affiliates may reasonably require access to the computer system(s), infrastructure, databases, software, facilities or networks (“Systems”) of CNO, CNO’s Affiliates that are not Service Providers, or Service Providers, and that such access is not prohibited by an agreement between CNO, CNO’s Affiliates or a Service Provider and a third-party, Wilton Re shall request such access in writing. CNO shall promptly respond to Wilton Re’s request and shall provide reasonable access to Wilton Re which access shall, in any event, be limited to use in connection with performance or receipt of the Transition Services and/or Conversion Support Services. Wilton Re shall cause its personnel and any personnel of its Affiliates with such access to comply with the system security policies in effect at the time of such access with regard to such Systems or in any applicable license agreement or lease agreement in effect with regard to such Systems (the “Security Regulations”), and will not compromise or circumvent any security or audit measures employed by CNO, its Affiliates, or any Service Provider, as applicable.
(b)Wilton Re shall be liable for actions of it, its Affiliates, agents and contractors and all of its personnel gaining access to Systems of CNO or CNO’s Affiliates for any Loss (as defined in Section 9.01 herein) incurred by CNO or CNO’s Affiliates or any Service Provider by reason of unauthorized destruction, alteration or loss of information contained therein as a result of the actions of such personnel. Other than as specifically permitted under Section 8.02(a) above, Wilton Re and its Affiliates shall have no rights of access to any of CNO’s, CNO’s Affiliates’ or any Service Providers’ Systems. The rights of access to the Systems that may be granted, at CNO’s sole discretion, to Wilton Re’s and its Affiliates’ personnel hereunder shall be restricted to user access only and shall not include privileged or higher level access rights or to functionality of the Systems normally restricted to operations or development staff.
(c)Wilton Re shall cooperate and shall cause its Affiliates to cooperate fully and in a timely way with any investigation relating to the security of Systems arising in connection with this Agreement that is carried out by or on behalf of CNO, any of CNO’s Affiliates, or any Service Provider (each, an “Affected Entity”), including providing any relevant information or material in their possession or under their control and responding, once during the Term, to CNO’s risk evaluation audit. If at any time Wilton Re or any of its Affiliates determine that any user under their control or within their responsibility has sought to circumvent or has circumvented the applicable Security Regulations, or that an unauthorized Person has accessed or may access an Affected Entity’s Systems, Wilton Re shall immediately terminate or cause the applicable Affiliate to immediately terminate any such Person’s access to the applicable Systems and shall immediately notify the appropriate Affected Entity of such access or activities and such termination. If at any time an Affected Entity determines that any of Wilton Re’s or Wilton Re’s Affiliates’ users has sought to circumvent or has circumvented its Security Regulations, or that an unauthorized Person has accessed or may access its Systems, or that a Person has engaged in activities that may lead to the unauthorized access, destruction or alteration or loss of data, information or software, such Affected Entity may, in its sole discretion, immediately terminate any such Person’s access to the applicable Systems, and shall notify Wilton Re of such access or activities and such termination. In addition, in the event of failure by Wilton Re or its Affiliates to comply with the applicable Security Regulations, CNO or the applicable Service Provider shall notify Wilton Re of such failure and the Parties shall work together using commercially reasonable efforts to promptly rectify and mitigate such failure. The Service Coordinators shall be advised promptly in writing of the failure and shall use their commercially reasonable efforts to work together to rectify said failure.

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Wilton Re shall permit and shall cause its Affiliates to permit the Affected Entity to audit Wilton Re’s and Wilton Re’s Affiliates’ use of its Systems and Wilton Re’s and Wilton Re’s Affiliates’ compliance with such Affected Entity’s Security Regulations.
(d)In the event that a Party discovers a security breach that has resulted or may reasonably result in unauthorized access to or disclosure of, or have any material adverse affect on, the security of any Insurance Contract customer confidential information (“Customer Information”) related to the Business, or would require a breach notification to an Insurance Contract customer under Applicable Law (a “Security Incident”) such Party shall (i) within forty-eight (48) hours, notify the other Party of such Security Incident and (ii) take all measures reasonably necessary to restore the security of such Customer Information and, in the case of a Security Incident requiring notice to the other Party pursuant to clause (i) of this sentence, consult with the other Party with respect to such measures. Wilton Re shall have the exclusive right to provide notice of any Security Incident to any Insurance Contract customers, any law enforcement Person or any other Governmental Authority and to determine the content and timing of any such notice; provided, however, that any such notice shall be subject to review by CNO. CNO shall be responsible for ensuring such notices are provided in a timely manner as directed by Wilton Re.

ARTICLE IX
INDEMNITY

Section 9.01.    Indemnification of CNO and Service Providers.  Wilton Re hereby agrees to indemnify, defend and hold harmless (as an “Indemnifying Party”) CNO and Service Providers, and their respective directors, officers, employees, Affiliates, successors, agents and representatives other than Producers who are not employees of CNO or their Affiliates (in such context, each, an “Indemnified Party”), from and against any liabilities, damages, awards, settlements, losses, claims and expenses (including the costs and expenses of investigating and defending any and all actions, suits, proceedings, demands, investigations, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys’ fees and expenses in connection therewith) (each, a “Loss”) arising out of or relating to this Agreement, to the extent it results from or is based upon (a) CNO or its Service Provider’s performance of any Services related to any change to Non-Guaranteed Elements effected after the Closing Date; or (b) any third party claim based on CNO’s performance of the Services on behalf or for the benefit of CLIC (except in the case of this subsection (b) to the extent of CNO’s fraud, gross negligence or willful misconduct in providing such Services). Notwithstanding the foregoing, the rights set forth in this Section 9.01 are non-exclusive and nothing herein shall be deemed a waiver of any other rights or remedies a Party may have under Applicable Law, whether at law or in equity, with respect to any breach of this Agreement.

Section 9.02.    Indemnification of Wilton Re.  CNO hereby agrees to indemnify, defend and hold harmless (as an “Indemnifying Party”) Wilton Re and its directors, officers, employees, Affiliates, successors, agents and representatives other than non-employee producers (in such context, each, an “Indemnified Party”), from and against any Loss arising out of or relating to this Agreement, to the extent it results from or is based upon any third party claim that the performance of Transition Services or Conversion Support Services, or Wilton Re’s or its Affiliates’ use or receipt of Transition Services or Conversion Support Services as contemplated by this Agreement, or Wilton Re’s or its Affiliates’ exercise of the rights granted to Wilton Re or its Affiliates hereunder infringes, misappropriates or otherwise violates or conflicts with any third party intellectual property rights (each, an “Infringement Claim”); provided that such indemnity shall not apply to the extent any alleged infringement occurs as a result of any Special Project Services or any combination of the Transition Services or Conversion Support

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Services with the services, methods, or devices of any third-party requested by Wilton Re. Notwithstanding the foregoing, the rights set forth in this Section 9.02 are non-exclusive and nothing herein shall be deemed a waiver of any other rights or remedies a Party may have under Applicable Law, whether at law or in equity, with respect to any breach of this Agreement.

Section 9.03.    Claims Process.
(a)The procedure for asserting rights and claims under this Article IX shall conform in all respects to the provisions of Article VII of the Stock Purchase Agreement except that, notwithstanding anything to the contrary in the Stock Purchase Agreement:
(i)indemnity rights provided in this Article IX shall survive termination of this Agreement; and
(ii)the amount of any Loss or other liability for which indemnification is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss or other liability.

Section 9.04.    Disclaimer of Warranties.  ALL TRANSITION SERVICES, AND COOPERATIVE EFFORTS, AND ITEMS OF WORK PRODUCT, PLAN MATERIALS, DATA, SOFTWARE OR HARDWARE USED OR PROVIDED HEREUNDER ARE USED OR PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND. NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, ARE MADE OR CREATED AMONG THE PARTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANT-ABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OF ANY TRANSITION SERVICES, COOPERATIVE EFFORTS, WORK PRODUCT, DATA, SOFTWARE OR HARDWARE USED OR PROVIDED HEREUNDER, INCLUDING WARRANTIES AS TO THE OPERABILITY OF ANY WORK PRODUCT OR SOFTWARE, OR THAT WORK PRODUCT OR SOFTWARE DOES NOT CONTAIN ANY HARMFUL COMPONENTS, OR WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. NOTHING IN THIS SECTION 9.04 SHALL LIMIT THE RIGHTS OF WILTON RE UNDER THE STOCK PURCHASE AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT.

Section 9.05.    Limitations. EXCEPT FOR THE CASE OF FRAUD AND WILLFUL MISCONDUCT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOST REVENUES THAT THE OTHER PARTY MAY INCUR BY REASON OF ITS HAVING ENTERED INTO OR RELIED UPON THIS AGREEMENT, OR IN CONNECTION WITH ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER OR THE FAILURE THEREOF.

ARTICLE X
GENERAL COOPERATION
Section 10.01.    Cooperation.
(a)Each Party shall cooperate with the other Party, as reasonably requested, in developing and meeting the requirements of the transition and conversion plans agreed in writing (including the Project Output Documents), and shall, among other things, provide the Services in accordance with the Performance Standard. CNO and Service Providers will make appropriate personnel available, pursuant to Sections 1.04(f) and 1.07 hereto to provide the Services hereunder.

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(b)Wilton Re shall use, and where applicable shall cause CLIC to (i) cooperate with CNO or the Service Provider regarding the provision of any Service and (ii) enable CNO or the Service Provider to provide such Service in accordance with this Agreement. The failure of the Wilton Re or CLIC to comply with this provision with respect to a Service in a way that prevents or materially hinders CNO or the Service Provider from providing such Service in accordance with the Performance Standards in Section 1.03 shall excuse CNO or the Service Provider from providing such Service until such failure has been cured.

ARTICLE XI
FORCE MAJEURE

Section 11.01.    General. Subject to Section 11.02 below, neither Party shall be liable for any failure or delay in the performance of its obligations (other than payment obligations) under this Agreement to the extent such failure or delay both:
(a)is caused by any of the following: acts of war, terrorism, civil riots or rebellions; quarantines, embargoes and other similar unusual government action; extraordinary elements of nature or acts of God; and
(b)could not have been prevented by the non-performing Party’s reasonable precautions or commercially accepted processes, or could not reasonably be circumvented by the non-performing Party through the use of substitute services, alternate sources, work around plans or other means by which the requirements of Wilton Re for services substantially similar to the Services hereunder would be satisfied.

Section 11.02.    Definition. Events meeting both of the criteria set forth in Section 11.01(a) and 11.01(b) above are referred to individually and collectively as “Force Majeure Events.” The Parties expressly acknowledge that Force Majeure Events do not include vandalism, the regulatory acts of Governmental Authorities, labor strikes, or the non-performance by third parties or Subcontractors relied on for the delivery of the Transition Services, unless such failure or non-performance by a third party or Subcontractor is itself caused by a Force Majeure Event.

Section 11.03.    Excuse of Performance. Upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance of the affected obligation(s) (other than payment obligations) for so long as such circumstances prevail, provided that such Party continues to attempt to recommence performance to the greatest extent possible without delay.

ARTICLE XII
MISCELLANEOUS

Section 12.01.    Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), by facsimile, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service. Any such notice shall be deemed given when so delivered personally or by such delivery service, facsimile or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

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(a)	if to CNO: CNO Services, LLC 11825 North Pennsylvania Street Carmel, Indiana 46032 Attention: Matthew J. Zimpfer, Esq.

with copies (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: John M. Schwolsky, Esq. Rajab S. Abbassi, Esq.
(b)
if to Wilton Re:
Wilton Reassurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Sutherland Asbill & Brennan LLP 1114 Avenue of the Americas The Grace Building, 40th Floor New York, New York 10036-7703 Attention: James R. Dwyer, Esq. Douglas J. Leary, Esq.
Either Party may, by notice given in accordance with this Section 12.01 to the other Party, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.
Section 12.02.    Entire Agreement; Severability.
(a)This Agreement (including the Stock Purchase Agreement, the other Transaction Agreements, any other agreements contemplated hereby and thereby, and the Exhibits and Schedules hereto and thereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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(b)If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of CNO, Service Providers or Wilton Re under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 12.03.    Waivers and Amendments; Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any Party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement, are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

Section 12.04.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 12.05.    Arbitration.
(a)Except as provided in Section 12.14 below, any disputes subject to or relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity, termination, performance or breach of this Agreement, or any statutory claims relating hereto (collectively, “Dispute”), shall be finally settled by arbitration administered by the AIDA Reinsurance and Insurance Arbitration Society (“ARIAS”). The arbitration shall be conducted in accordance with the ARIAS Practice Guide in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties to the arbitration.
(b)To initiate arbitration, a Party shall send a notice demanding arbitration to the other Party at the address specified in Section 12.01 above (the “Arbitration Demand”). The Arbitration Demand shall be sent simultaneously by any two (2) of the following methods to the other Party: Federal Express courier, facsimile transmission, e-mail and certified mail, return receipt requested.
(c)The place of arbitration shall be New York, New York.
(d)The arbitration shall be conducted by three (3) arbitrators (individually, an “Arbitrator” and, collectively, the “Arbitration Panel”), each of whom shall be (i) a disinterested, neutral current or former executive officer of a life insurance or reinsurance company or (ii) professionals with no less than twenty years of experience serving the life insurance or reinsurance industry other than the Parties to this Agreement or their Affiliates. The Parties shall each appoint one (1) Arbitrator, and the third (3rd) Arbitrator shall be agreed upon by both Parties, within thirty (30) days following the transmittal of the Arbitration Demand. If either Party fails to appoint an Arbitrator, or the Parties are unable to agree upon the third Arbitrator, within the time frame specified herein, then the President of the ARIAS shall appoint such Arbitrators.

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(e)Once the Arbitration Panel is formed, each Party to the arbitration agrees to disclose immediately to the other Party all documents in its control pertaining to any of the Dispute(s) at issue or as directed by the Arbitration Panel. Each Party to the arbitration shall have the right to promptly obtain written interrogatories from, and depositions of, any persons possessing knowledge or cognizance of the facts relevant to the Dispute(s) at issue or as directed by the Arbitration Panel.
(f)The Parties agree that they shall use, and they shall direct the Arbitration Panel to use, best efforts to ensure compliance with the following timetable: (i) the length of time from the initiation of arbitration to the final award rendered by the Arbitration Panel shall be no longer than six (6) months; (ii) no longer than thirty (30) days shall transpire between the service of the Arbitration Demand and appointment of the Arbitrators; (iii) document disclosures and production of witness interrogatories and depositions shall be completed within ninety (90) days after the Arbitrators are appointed; (iv) the presentation of the case to the Arbitration Panel shall continue for no more than five (5) days; and (v) the Arbitration Panel shall reach a decision and render an award no longer than thirty (30) days after the presentation of the case is concluded. Notwithstanding anything to the contrary set forth above, any award rendered shall not be invalidated or otherwise rendered ineffective as a result of any failure to comply with any component of the above timetable.
(g)The Arbitration Panel will not be bound by formal rules of legal procedure. Insofar as not in conflict with the express terms of this Agreement, it is the intention of the Parties that customs and practices of the life and reinsurance industries may be considered by the panel in resolving any ambiguities inherent in this Agreement (in the absence of any such ambiguity, the express terms of this Agreement shall control). The award rendered by the Arbitration Panel shall be in the form of a written, reasoned opinion and shall be final and binding on the Parties to the arbitration. The award shall not be appealable to the Arbitration Panel nor in a court of law, except to the extent provided under Sections 10 and 11 of the Federal Arbitration Act, 9 U.S.C.A §§ 1-14. In no event shall any award include (i) special, indirect, consequential, exemplary, lost profits, punitive or similar damages (except to the extent permitted by Section 9.05) or (ii) any other form of relief in excess of or inconsistent with the provisions of this Agreement. Judgment on the award may be enforced in any court of competent jurisdiction.
(h)Each Party shall bear its own expenses, including attorney’s fees, in connection with any arbitration proceeding initiated hereunder. Each Party to the arbitration shall be responsible for the Arbitration Panel’s fees and costs, including those of the Arbitrators, in the same proportion as (i) the aggregate dollar amount of items submitted to the Arbitration Panel that are unsuccessfully disputed by each such Party (as finally determined by the Arbitration Panel) bears or (ii) the aggregate dollar amount of disputed items so submitted.
(i)In order to enhance the efficiency of resolving disputes between the respective parties, where such disputes include common facts or the possibility of inconsistent, mutually exclusive results, for any dispute arising out of, or relating to, the formation, interpretation, performance, or breach of this Agreement which also relate or arises from the performance of one or more obligations under or with respect to the Stock Purchase Agreement or one or more of the Transaction Agreements, the Parties consent to joinder of any dispute or other matter in question with respect to this Agreement and any other such agreement, including consenting to the forum and venue of such dispute resolution proceedings.

Section 12.06.    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, no right or obligation hereunder may be assigned by any Party (in

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whole or in part and by operation of law or otherwise) without the prior written consent of the other Parties hereto; provided, however, that CNO expressly consents to the assignment by operation of law that may result from the merger of CLIC with and into Wilton Re, the possibility of which is contemplated by the Stock Purchase Agreement.

Section 12.07.    Interpretation.
(a)Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreements.
(b)For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

Section 12.08.    No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person other than the Parties hereto, their successors and permitted assigns (including, but not limited to, Insurance Contract customers, producers and employees of CNO) except indemnified persons, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 12.09.    Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto.

Section 12.10.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 12.11.    Dollar References. All dollar references in this Agreement are to the currency of the United States.

Section 12.12.    Performance Following Closing. Nothing in this Agreement shall be construed to limit any covenant or agreement of the Parties hereto which by its terms contemplates performance after the Closing including, but not limited to, any covenant or agreement contained in the Stock Purchase Agreement or any of the Transaction Agreements.

Section 12.13.    No Prejudice. The Parties agree that this Agreement have been jointly negotiated and drafted by the Parties hereto and that the terms hereof shall not be construed in favor of or against any Party on account of its participation in such negotiations and drafting.

Section 12.14.    Equitable Relief. Either Party shall be entitled to seek equitable relief, including without limitation, an injunction and/or specific performance as a remedy for non-performance or breach hereunder. Each Party irrevocably submits to the exclusive jurisdiction of any state or federal court of general and competent jurisdiction located within the City or County of New York, State of New York, with respect to any action or proceeding seeking such relief.

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Section 12.15.    Further Assurances. Without limiting any provision of this Agreement, each Party shall cooperate with the other in all commercially reasonable respects in order to accomplish the objectives of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

WILTON REASSURANCE COMPANY	CNO SERVICES, LLC
By:	By:
Name:	Name:
Title/Capacity:	Title/Capacity:
Date:	Date: